Exhibit 10.2

                                                               EXECUTION COPY


==============================================================================


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            dated as of April 2, 2004

                                     among

                                ISP CHEMCO INC.,
                       as a Borrower and the Lead Borrower

                                       and
                                ISP CHEMICALS INC.,
                            ISP TECHNOLOGIES INC. and
                               ISP MINERALS INC.,
                             as additional Borrowers

                    The SUBSIDIARY GUARANTORS Party Hereto

                           The LENDERS Party Hereto

                                     and

                             JPMORGAN CHASE BANK,
                           as Administrative Agent

                                _____________

                                 $475,000,000
                                _____________


==============================================================================

                         J.P. MORGAN SECURITIES INC.,
                   as Advisor, Lead Arranger and Bookrunner

            BEAR STEARNS CORPORATE LENDING INC. and UBS WARBURG LLC
                           as Co-Syndication Agents

          DEUTSCHE BANC ALEX. BROWN INC. and THE BANK OF NOVA SCOTIA,
                          as Co-Documentation Agents

==============================================================================

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I DEFINITIONS...................................................... 4
         Section 1.01.     Defined Terms................................... 4
         Section 1.02.     Classification of Loans and Borrowings..........33
         Section 1.03.     Terms Generally.................................33
         Section 1.04.     Accounting Terms; GAAP..........................34

ARTICLE II THE CREDITS.....................................................35
         Section 2.01.     The Commitments.................................35
         Section 2.02.     Loans and Borrowings............................36
         Section 2.03.     Requests for Syndicated Borrowings..............37
         Section 2.04.     Swingline Loans.................................38
         Section 2.05.     Letters of Credit...............................40
         Section 2.06.     Funding of Borrowings...........................44
         Section 2.07.     Interest Elections..............................45
         Section 2.08. Termination and Reduction of the Commitments; Increase and Extension of the Revolving Credit
                           Commitments.....................................46
         Section 2.09.     Repayment of Loans; Evidence of Debt............49
         Section 2.10.     Prepayment of Loans.............................51
         Section 2.11.     Fees.    .......................................54
         Section 2.12.     Interest .......................................55
         Section 2.13.     Alternate Rate of Interest......................56
         Section 2.14.     Increased Costs.................................56
         Section 2.15.     Break Funding Payments..........................58
         Section 2.16.     Taxes    .......................................58
         Section 2.17.     Payments Generally; Pro Rata Treatment;
                           Sharing of Set-offs.............................59
         Section 2.18.     Mitigation Obligations; Replacement of Lenders..61
         Section 2.19.     Agency; Joint and Several Liability.............63
         Section 2.20.     Certain Additional Conditions to Increase and
                           Extensions of Credit............................64

ARTICLE III GUARANTEE......................................................65
         Section 3.01.     The Guarantee...................................65
         Section 3.02.     Obligations Unconditional.......................65
         Section 3.03.     Reinstatement...................................66
         Section 3.04.     Subrogation.....................................66
         Section 3.05.     Remedies........................................66
         Section 3.06.     Instrument for the Payment of Money.............67
         Section 3.07.     Continuing Guarantee............................67
         Section 3.08.     Rights of Contribution..........................67
         Section 3.09.     General Limitation on Guarantee Obligations.....68

ARTICLE IV REPRESENTATIONS AND WARRANTIES..................................68
         Section 4.01.     Corporate Existence.............................68
         Section 4.02.     Financial Condition.............................68

         Section 4.03.     Litigation......................................69
         Section 4.04.     No Breach.......................................69
         Section 4.05.     Action   .......................................69
         Section 4.06.     Approvals.......................................69
         Section 4.07.     Use of Credit...................................70
         Section 4.08.     ERISA    .......................................70
         Section 4.09.     Taxes    .......................................70
         Section 4.10.     Investment Company Act..........................70
         Section 4.11.     Public Utility Holding Company Act..............70
         Section 4.12.     Indebtedness and Liens..........................71
         Section 4.13.     Hazardous Materials.............................71
         Section 4.14.     Subsidiaries, Etc...............................73
         Section 4.15.     Disclosure......................................73
         Section 4.16.     Patents, Trademarks, Etc........................74
         Section 4.17.     Real Property...................................74
         Section 4.18.     Compliance with Laws and Agreements.............74
         Section 4.19.     Restrictions on Subsidiaries....................74
         Section 4.20.     Investments.....................................74
         Section 4.21.     Collateral Security.............................75

ARTICLE V CONDITIONS.......................................................75
         Section 5.01.     Effectiveness of Amendment and Restatement......75
         Section 5.02.     Each Credit Event...............................77

ARTICLE VI COVENANTS.......................................................78
         Section 6.01.     Information.....................................78
         Section 6.02.     Litigation, Etc.................................80
         Section 6.03.     Corporate Existence, Etc........................81
         Section 6.04.     Insurance.......................................82
         Section 6.05.     Use of Proceeds.................................82
         Section 6.06.     Indebtedness....................................82
         Section 6.07.     Investments.....................................84
         Section 6.08.     Mergers, Etc....................................86
         Section 6.09.     Limitation on Liens.............................86
         Section 6.10.     Restricted Payments.............................88
         Section 6.11.     Certain Financial Covenants.....................91
         Section 6.12.     Capital Expenditures............................92
         Section 6.13.     Linden Property.................................93
         Section 6.14.     Lines of Business...............................94
         Section 6.15.     Transactions with Affiliates....................94
         Section 6.16.     Additional Subsidiaries.........................95
         Section 6.17.     Amendments to Other Documents...................97
         Section 6.18.     No Unfriendly Acquisitions......................97
         Section 6.19.     Restrictive Agreements..........................98
         Section 6.20.     Purchase or Redemption of Subordinate
                           Indebtedness....................................98
         Section 6.21.     Certain Matters Regarding Dispositions..........99
         Section 6.22.     Collateral Security............................100

ARTICLE VII EVENTS OF DEFAULT.............................................105

ARTICLE VIII THE ADMINISTRATIVE AGENT.....................................109
         Section 8.01.     Generally......................................109
         Section 8.02.     Collateral Security............................111

ARTICLE IX MISCELLANEOUS..................................................112
         Section 9.01.     Notices  ......................................112
         Section 9.02.     Waivers; Amendments............................113
         Section 9.03.     Expenses; Indemnity; Damage Waiver.............114
         Section 9.04.     Successors and Assigns.........................116
         Section 9.05.     Survival.......................................119
         Section 9.06.     Counterparts; Integration; Effectiveness.......119
         Section 9.07.     Severability...................................120
         Section 9.08.     Right of Setoff................................120
         Section 9.09.     Governing Law; Jurisdiction; Etc...............120
         Section 9.10.     WAIVER OF JURY TRIAL...........................121
         Section 9.11.     Headings.......................................121
         Section 9.12.     Treatment of Certain Information;
                           Confidentiality................................121
         Section 9.13.     USA Patriot Act................................122

                             Schedules and Exhibits
                             ----------------------
SCHEDULE I               -   Commitments
SCHEDULE II              -   Material Agreements and Liens
SCHEDULE III             -   Restrictive Agreements
SCHEDULE IV              -   Litigation and Contingent Liabilities
SCHEDULE V               -   Environmental Matters
SCHEDULE VI              -   Subsidiaries and Investments
SCHEDULE VII             -   Real Property
SCHEDULE VIII            -   Unrestricted Entities

EXHIBIT A            -    Form of Assignment and Acceptance
EXHIBIT B            -    Form of Guarantee Assumption Agreement
EXHIBIT C            -    Form of LC Reimbursement Agreement
EXHIBIT D            -    Form of Amendment to Pledge and Security Agreement

                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 2, 2004 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement") among ISP CHEMCO INC., a Delaware corporation, individually and as Lead Borrower, ISP CHEMICALS INC., a Delaware corporation, ISP TECHNOLOGIES INC., a Delaware corporation, ISP MINERALS INC., a Delaware corporation (collectively, the "Borrowers"), each of the SUBSIDIARY GUARANTORS (as defined below) party hereto; each of the lenders that is a signatory hereto or which, pursuant to Section 9.04 hereof, shall become a "Lender" hereunder (collectively, the "Lenders"); and JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  WHEREAS, the Borrowers, certain of the Subsidiary Guarantors, certain of the Lenders and the Administrative Agent are party to a Credit Agreement; dated as of June 27, 2001 (as heretofore amended, supplemented and otherwise modified and in effect on the date hereof before giving effect to the amendment and restatement thereof contemplated hereby, the "Existing Credit Agreement"); and

                  WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement in its entirety as hereinafter set forth;

                  NOW, THEREFORE, the parties hereto hereby agree that, subject to Section 5.01 of this Agreement, the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

                   Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

                  "Adjusted Net Worth" means, on any date, the sum of the following (without duplication) for the Chemco Consolidated Group as of such date determined on a consolidated basis: (a) the amount of shareholder's equity of the Chemco Consolidated Group, as reported on the balance sheet of the Chemco Consolidated Group as of the Fiscal Quarter ending on, or most recently ended prior to, such date, minus (b) the Special Capital Balance on such date.

Notwithstanding the foregoing, changes in cumulative translation adjustments after the first Fiscal Quarter of 2001 shall not be deemed to increase (or decrease) Adjusted Net Worth pursuant to Statement of Financial Accounting Standards No. 52 of the Financial Accounting Standards Board.

                  "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affected Lender" has the meaning assigned to such term in
Section 2.08(f).

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person, and, if such specified Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is Controlled by any such member or trust; provided that (a) no individual shall be an Affiliate of any member of the Chemco Consolidated Group solely by reason of his or her being a director, officer or employee of such member of the Chemco Consolidated Group and (b) no member of the Chemco Consolidated Group shall be deemed to be an Affiliate of any other member of the Chemco Consolidated Group.

                  "After-Acquired Mortgaged Property" means any real property acquired (whether by purchase or lease) by any of the Obligors after the Effective Date.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 0.50% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

                  "Amendment and Restatement Date" means the date that the Administrative Agent notifies the Borrowers and the Lenders that the conditions precedent set forth in Section 5.01 have been satisfied.

                  "Applicable Level" means the Level that the Total Debt Leverage Maintenance Ratio falls within in the table below determined as of the end of the immediately preceding Fiscal Quarter based upon the consolidated financial statements delivered pursuant to Section 6.01(a) or (b), and each change in the Applicable Level resulting from a change in the Total Debt Leverage Maintenance Ratio shall be effective during the period commencing on the Business Day after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change:

------------------------------------------------------------
                      Applicable Level
                      ----------------
-------------------------------------------------------------


      Level                   Total Debt Leverage
      -----                    Maintenance Ratio
                              -------------------
------------------ ------------------------------------------

        I                     Less than 2.5 to 1
------------------ ------------------------------------------

       II              Equal to or greater than 2.5 to 1
                            and less than 3.0 to 1
------------------ ------------------------------------------

       III              Equal to or greater than 3 to 1
                            and less than 3.5 to 1
------------------ ------------------------------------------

       IV              Equal to or greater than 3.5 to 1
                            and less than 4.5 to 1
------------------ ------------------------------------------

        V              Equal to or greater than 4.5 to 1
------------------ ------------------------------------------

provided that (i) at any time that an Event of Default has occurred and is continuing or (ii) if the Lead Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 6.01(a) or (b) or the certificate required to be delivered pursuant to Section 6.01(i), during the period from the expiration of the time for delivery thereof until such consolidated financial statements and certificate are delivered, the Applicable Level shall be Level V.

                  "Applicable Margin" means, for any day, (a) with respect to any Revolving Credit Loan or Swingline Loan, the applicable rate per annum set forth below under the column for the Type of such Loan and in the row opposite the Applicable Level in effect on such day, (b) with respect to any Term Loan,
(i) in the case of Eurodollar Loans, 2.00% per annum and (ii) in the case of ABR Loans, 1.00% per annum, (c) with respect to any Type of Incremental Loans of any Series, such rate or rates of interest as shall be agreed upon at the time the Incremental Loan Commitments of such Series are established, provided, that in the event that any Series of Incremental Loans are made, the Applicable Margin applicable to the Term Loans shall be automatically increased to the extent necessary such that it is not lower than 0.25% below the highest interest rate applicable to the Incremental Term Loans and (d) with respect to any Letter of Credit, the applicable rate per annum set forth below under the column for Revolving Credit Eurodollar Loans in the row opposite the Applicable Level in effect on such day:

----------------------------------------------------------
                    Applicable Margin
                    -----------------
                       (Per annum)
----------------------------------------------------------

   Applicable       Revolving Credit Loans and Swingline
      Level                        Loans
------------------ ---------------------------------------

                    Eurodollar Loans       ABR Loans
------------------ ------------------- -------------------

        I                1.75%               0.75%
------------------ ------------------- -------------------

       II                2.00%               1.00%
------------------ ------------------- -------------------

       III               2.25%               1.25%
------------------ ------------------- -------------------

       IV                2.50%               1.50%
------------------ ------------------- -------------------

        V                2.75%               1.75%
------------------ ------------------- -------------------

                  "Applicable Percentage" means (a) with respect to any Revolving Credit Lender for purposes of Sections 2.04 or 2.05 or in respect of any indemnity claim under Section 9.03(c) arising out of an action or omission of the Swingline Lender or the LC Bank under this Agreement, the percentage of the total Revolving Credit Commitments represented by such Revolving Credit Lender's Revolving Credit Commitment and (b) with respect to any Lender in respect of any indemnity claim under Section 9.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of both Classes hereunder represented by the aggregate amount of such Lender's Commitments or Loans of both Classes hereunder. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Available Distribution Amount" has the meaning assigned to such term in Section 6.10.

                  "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

                  "Base Amount" has the meaning assigned to such term in Section 6.12.

                  "Belleville Property" means that real property consisting of approximately two acres located in Essex County, New Jersey at 11 William Street, Belleville and owned by ISP Chemicals LLC, which plant was closed on or about April 1, 2001.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means each of ISP Chemco Inc., a Delaware corporation, ISP Chemicals Inc., a Delaware corporation, ISP Technologies Inc., a Delaware corporation, and ISP Minerals Inc., a Delaware corporation.

                  "Borrowing" means (a) all Syndicated ABR Loans of the same Class made, converted or continued on the same date, (b) all Eurodollar Loans of the same Class that have the same Interest Period or (c) a Swingline Loan.

                  "Borrowing Request" means a request by the Lead Borrower for a Syndicated Borrowing in accordance with Section 2.03.

                  "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or an Interest Period for, a Eurodollar Borrowing, or to a notice by the Lead Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by any member of the Chemco Consolidated Group to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; provided that (a) the aggregate amount of any Capital Lease Obligation incurred during such period shall exclude the amount of expenditures, if any, that were included in Capital Expenditures for a prior period with respect to the same property that is the subject of such Capital Lease Obligation and (b) the term "Capital Expenditures" shall not include the aggregate amount paid by members of the Chemco Group after the Amendment and Restatement Date to purchase the property located at Freetown, Massachusetts referred to in Section 6.09(l).

                  "Capital Lease Obligations" means, with respect to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including

Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

                  "Carry-Forward Amount" has the meaning assigned to such term in Section 6.12.

                  "Cash Equivalents" means (a) readily marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within 90 days from the date of acquisition thereof, (b) commercial paper maturing within 90 days from the date of acquisition thereof and having a rating of at least A-1 (or its equivalent) from Standard & Poor's and P-1 (or its equivalent) from Moody's, (c) readily redeemable shares of money market mutual funds having a rating of at least A-1 (or its equivalent) from Standard & Poor's and P-1 (or its equivalent) from Moody's, and the Dreyfus Government Cash Management and the Dreyfus Cash Management Plus Inc., (d) certificates of deposit and bankers' acceptances, in each case maturing within 90 days from the date of acquisition thereof and issued or accepted by any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits in an amount of not less than $500,000,000, (e) cash balances standing to the credit of the Collateral Account and (f) fully collateralized reverse repurchase agreements relating to readily marketable securities in respect of the obligations described in clause (a) of this definition, with a term of not more than 30 days and entered into with (i) any bank satisfying the criteria described in clause
(d) of this definition, (ii) any primary dealer of United States government securities or (iii) any other Person principally engaged in the "repo" market and having a counterparty rating of at least AAA (or its equivalent) from Standard & Poor's and Aaa (or its equivalent) from Moody's, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

                  "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries or Affiliates receives, or directs the payment of, insurance proceeds, or proceeds of a condemnation award or other compensation.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Lender or the LC Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the LC Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof.

                  "Chemco" means ISP Chemco Inc., a Delaware corporation.

                  "Chemco Consolidated Group" means, collectively, Chemco and each of the other members of the Chemco Group the financial statements of which are (or should be) consolidated with the financial statements of Chemco in accordance with GAAP; and a "member" of the Chemco Consolidated Group means any such Person.

                  "Chemco Group" means, collectively, Chemco and its Subsidiaries, including the other Borrowers, but excluding the Unrestricted Entities; and a "member" of the Chemco Group means any such Person.

                  "Chemco Restructuring" means (i) the issuance of the Required Senior Subordinated Debt and the application of the proceeds thereof, (ii) the incurrence of Indebtedness pursuant to this Agreement and (iii) the internal restructuring of ISP to separate its investment assets from its specialty chemicals business and pursuant to which the investment assets, associated short-term debt and the outstanding stock of certain subsidiaries of ISP have been, or will be, transferred to ISP Investco LLC, a Subsidiary of ISP.

                  "Class": (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Revolving Credit Loans, Term Loans, Incremental Loans of a particular Series or Swingline Loans, (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Term Loan Commitment or Incremental Loan Commitment and (c) when used in reference to Lenders, refers to whether such Lenders are Revolving Credit Lenders, Term Loan Lenders or Incremental Lenders in respect of a particular Series of Incremental Loans.

                  "Code" means the Internal Revenue Code of 1986.

                  "Collateral" means all property that is subject (or purported to be subject) to each Lien in favor of the Administrative Agent pursuant to the Security Documents, and shall include (a) all property within the meaning of the term "Collateral" as defined in Section 3 of the Pledge and Security Agreement and (b) all obligations owing by Chemco or any Subsidiary of Chemco to any Obligor.

                  "Collateral Account" has the meaning assigned to such term in
Section 4.01 of the Pledge and Security Agreement.

                  "Commitment" means a Revolving Credit Commitment, a Term Loan Commitment or an Incremental Loan Commitment, or any combination thereof (as the context requires).

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, including in any case the ability, directly or indirectly, to exercise 10% or more of the voting power (a) for the election of directors or other governing body of a corporation, (b) of the general partners of a partnership or (c) of any other management or ownership interests in any other Person. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Credit Documents" means, collectively, this Agreement, any Notes, the LC Documents, the Security Documents and any fee letter entered into by any Borrower in connection with the transactions contemplated hereby.

                  "Declining Revolving Credit Lender" has the meaning assigned to such term in Section 2.08(g).

                  "Default" means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Definitive Acquired EBITDA" has the meaning assigned to such term in Section 6.12.

                  "Determination Date" means (a) the last day of each Fiscal Quarter, (b) the date that any Loan is (or is proposed to be) made or that any Letter of Credit is (or is proposed to be) issued, amended, renewed or extended,
(c) the date that each Restricted Payment is (or is proposed to be) made pursuant to Section 6.10, (d) each date as of which the Administrative Agent shall request a determination of compliance with any or all of Sections 6.06(e), 6.06(l), 6.07, 6.09, 6.10, 6.11 and 6.12 and (e) each other date on or as of which compliance with the financial covenants of Section 6.11 shall be required to be determined pursuant to this Agreement, including the date on which Qualified Senior Subordinated Debt is (or is proposed to be) incurred and as provided in Section 6.08.

                  "Disclosed Matters" means the actions, suits and proceedings disclosed in Schedule IV and the environmental matters disclosed in Schedule V.

                  "Disposition" means, with respect to any Person, any sale, assignment, lease, transfer or other disposition of any property (whether now owned or hereafter acquired) by such Person (including dispositions pursuant to merger, consolidation, amalgamation and sale-leaseback transactions) to any other Person and any Casualty Event, provided that any Restricted Payment made pursuant to Section 6.10 shall not be a "Disposition" to the extent permitted thereunder; provided further that any issuance of shares of capital stock or other equity interests by any Subsidiary of such Person or any other Person in which such Person owns equity interests (unless such Person holds such equity interests in such other Person solely as an investment and without Control or a view to participating in the management of such other Person) shall be deemed to be a "Disposition" by such Subsidiary or such other Person of the equity interests issued by such Subsidiary or such other Person.

                  "Dollar Equivalent" means, with respect to any sum, on any day, (a) if such sum is denominated in Dollars, such sum, and (b) if such sum is denominated in a currency other than Dollars, the amount of Dollars equivalent to such sum determined by reference to the spot rate of exchange in the commercial bank foreign exchange market in London for the purchase by the Administrative Agent (in its individual capacity) of such currency with Dollars at approximately 11:00 a.m. London time on the date two Business Days preceding such day, as determined by the Administrative Agent.

                  "Dollars" or "$" refers to lawful money of the United States of America.

                  "EBITDA" means, for any period, the following amount in respect of the Chemco Consolidated Group determined on a consolidated basis for such period (without duplication): (a) income before income taxes and extraordinary items (extraordinary items to include in any event gains and losses on dispositions of property not in the ordinary course of business), plus
(b) the amount of dividends actually received by an Obligor during such period in respect of income attributable to Unrestricted Entities and other Persons (other than any members of the Chemco Consolidated Group), plus (c) (to the extent deducted in the calculation of clause (a) of this definition) interest expense for such period determined in accordance with GAAP, plus (d) (to the extent deducted in the calculation of clause (a) of this definition) depreciation of fixed assets, plus (e) (to the extent deducted in the calculation of clause (a) of this definition) amortization of goodwill.

                  Notwithstanding (but without duplication of) the foregoing, the calculation of EBITDA shall exclude the effect of (x) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any Specified Disposition and (y) any write-downs or accounting reserves recognized on or after January 1, 2004 with respect to the manufacturing facilities, property or land as the case may be, of the Chemco Group in Linden, New Jersey or Columbus, Ohio, provided, however, that cash payments in respect of such accounting reserves made during such period or during any future period shall be subtracted from Net Income in calculating EBITDA during the period when such payments are made.

                  If at any time during such period a member of the Chemco Consolidated Group shall sell or otherwise dispose of, purchase or otherwise acquire (whether by merger or otherwise), dividend or otherwise distribute as a Restricted Payment, or contribute to an Unrestricted Entity as an equity investment, any Business (as defined below), EBITDA shall be calculated after giving pro forma effect to such transaction as if such transaction occurred on the first day of such period. If any member of the Chemco Consolidated Group shall be designated as an Unrestricted Entity, EBITDA shall be calculated after giving pro forma effect to such transaction as if such transaction occurred on the first day of the Fiscal Quarter in which such transaction shall have occurred. If any Unrestricted Entity shall be designated as a Restricted Subsidiary, EBITDA shall be calculated after giving pro forma effect to such transaction as if such transaction occurred on the first day of the Fiscal Quarter immediately following the Fiscal Quarter in which such transaction shall have occurred. For purposes of this definition, "Business" means (i) all or substantially all of the assets of a Person related to the operation of a line of business by such Person, including all or substantially all assets and other properties that are necessary or useful in the operation of that line of business or (ii) all or substantially all of the capital stock of a Person which conducts business or owns property.

                  "Effective Date" means June 27, 2001.

                  "Eligible Financial Institution" means (a) a Lender or any Affiliate or Approved Fund of such Lender, (b) a commercial bank having capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or any other financial institution or fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $300,000,000 or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $500,000,000.

                  "Environmental Laws" means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any and all orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Chemco or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Chemco or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Chemco or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Chemco or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Chemco or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Disposition" means:

                  (a) any sale of inventory in the ordinary course of business and on ordinary business terms;

                  (b) any sale, assignment, transfer or other disposition of any property described in any of clauses (a), (b), (c) and (d) of Section
         6.07 or any obsolete or worn-out equipment, or equipment that is replaced with like equipment of equal or greater value, in the ordinary course of business;

                  (c) any non-recourse sale of accounts receivable made pursuant to a Qualified Securitization Program;

                  (d) any sale, assignment, transfer or other disposition of property by one member of the Chemco Consolidated Group to another member of the Chemco Consolidated Group; and

                  (e) any Investment made in an Unrestricted Entity and any other cash payment made by such Person in the ordinary course of business;

provided that any sale, assignment, lease, transfer or other disposition of property that is not permitted under the Credit Documents shall not be an "Excluded Disposition" to the extent that it is not permitted.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the LC Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or overall gross receipts or franchise taxes imposed in lieu thereof by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, in each case inclusive of any such taxes imposed by any political subdivision of such jurisdiction, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Lead Borrower under Section 2.18(b)), any tax that otherwise would be an Indemnified Tax but that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.16(a) and
(d) in the case of any Lender, any Tax that would be an Indemnified Tax but that is attributable to such Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.16(e).

                  "Existing Credit Agreement" has the meaning assigned to such term in the recitals hereto.

                  "Existing Mortgaged Property" has the meaning assigned to such term in Section 4.17.

                  "Existing Term Loans" means the "Term Loans" under (and as defined in) the Existing Credit Agreement.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means, with respect to any Obligor, (a) the chief financial officer, principal accounting officer or treasurer of such Obligor or (b) any Senior Officer of such Obligor, or other individual designated as a "financial officer" hereunder by such Obligor (or, in the case of the Lead Borrower, each Borrower) in a writing delivered to the Administrative Agent, with direct knowledge of the Transactions and responsibility for the applicable subject matter.

                  "Fiscal Quarter" means a fiscal quarter of the Chemco Consolidated Group.

                  "Fiscal Year" means an annual period ending on December 31.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary of Chemco that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with the last sentence of Section 1.04(a), are to be used in making the calculations for purposes of determining compliance with this Agreement.

                  "G-I Holdings" means G-I Holdings Inc., a Delaware corporation.

                  "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" means (a) a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person (other than a member of the Obligors), (b) a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person or (c) an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "guarantee" and "guaranteed" used as a verb shall have correlative meanings.

                  "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit B by an entity that, pursuant to
Section 6.16(a), is required to become a "Subsidiary Guarantor".

                  "Hazardous Material" means, collectively, (a) any petroleum or petroleum products, inflammables, explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's); (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law; and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                  "Hedge Agreement" means any swap agreement, cap agreement, collar agreement, futures contract, forward contract or similar agreement or arrangement entered into to protect against or mitigate the effect of fluctuations in interest rates, foreign exchange rates or prices of commodities used in the business of the Chemco Consolidated Group.

                  "Incremental", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(c).

                  "Incremental Loan Commitment" means, with respect to each Incremental Lender, the amount of the offer of such Incremental Lender to make Incremental Loans of any Series that is accepted by the Borrowers in accordance with the provisions of Section 2.01(c), as such amount may be (a) reduced from time to time pursuant to Sections 2.08 or 2.10(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

                  "Incremental Lenders" means a Lender with an Incremental Loan Commitment or an outstanding Incremental Loan.

                  "Indebtedness" means, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person for the deferred purchase price of property or services, except trade accounts payable (other than for borrowed money) arising in the ordinary course of business which are not overdue by more than 90 days;
(d) all Capital Lease Obligations of such Person; (e) all Indebtedness of others secured by a Lien on any property of such Person (whether or not such Indebtedness has been assumed by such Person) or Guaranteed by such Person (whether or not any such Guarantee is limited in amount or is a non-recourse obligation); (f) any Guarantee of the performance of any obligation of or completion of any project by any other Person; and (g) all obligations of such Person, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; provided that Indebtedness shall not include obligations in respect of (i) Hedge Agreements or (ii) the honoring by a Lender of a check, draft or similar instrument, wire transfer or electronic transfer of funds, drawn or debited against insufficient funds in the ordinary course of business so long as, in the case of this clause (ii), such obligations are extinguished within three Business Days after their incurrence.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes and Other Taxes.

                  "Initial Settlement Date" has the meaning assigned to such term in Section 2.10(b)(i).

                  "Interest Election Request" means a request by the Lead Borrower to convert or continue a Syndicated Borrowing in accordance with
Section 2.07.

                  "Interest Expense" means, for any period, without duplication, the sum of (a) all (i) interest and (ii) commitment fees for unused credit availability, facility fees, utilization fees, letter of credit fees, issuance fees and similar periodically recurring fees (excluding up-front, agency, engagement, syndication and arrangement fees), related to Indebtedness (including imputed interest on Capital Lease Obligations) of members of the Chemco Consolidated Group accrued or capitalized for such period determined on a consolidated basis, plus (b) the aggregate amount of net payments made or to be made relating to interest in respect of such period under any Hedge Agreement, minus (c) the aggregate amount of net payments received or to be received relating to interest in respect of such period under any Hedge Agreement.

                  If at any time during such period a member of the Chemco Consolidated Group shall sell or otherwise dispose of, dividend or otherwise distribute as a Restricted Payment, or contribute to an Unrestricted Entity as an equity investment, any Business (as defined below), such transaction shall, for purposes of calculating Interest Expense, be deemed to have occurred on the first day of such period, and Interest Expense for such period shall be reduced by the sum (without duplication) of:

                  (1) the amount of Interest Expense for such period attributable to Indebtedness directly relating to such Business that is repaid with proceeds from such transaction, is otherwise discharged in connection with such transaction, or is assumed by the purchaser in connection therewith (in each case so long as no member of the Chemco Consolidated Group remains liable for such Indebtedness) during such period; plus

                  (2) an amount equal to the amount of interest that would have accrued during such period on Revolving Credit Eurodollar Loans on a principal amount equal to the aggregate amount of cash and cash equivalents received in connection with such transaction (net of the aggregate amount of actual selling expenses incurred by the Chemco Consolidated Group in connection with such transaction and net of taxes paid or estimated to be payable in cash by the Chemco Consolidated Group in connection with such transaction) (or, if a Financial Officer of the Lead Borrower can demonstrate to the reasonable satisfaction of the Required Lenders that a rate of interest different from that provided under this Agreement should be used for such purpose, such different interest rate).

                  If at any time during such period a member of the Chemco Consolidated Group shall have purchased or acquired (whether by merger or otherwise) a Business, such transaction shall, for purposes of calculating Interest Expense, be deemed to have occurred on the first day of such period, and Interest Expense for such period shall be calculated as if (x) the aggregate purchase price for such transaction were financed with Indebtedness, and (y) the interest rates applicable to such Indebtedness were, throughout such period, equal to the interest rates applicable to Revolving Credit Eurodollar Loans made from time to time under this Agreement throughout such period (or, if a Financial Officer of the Lead Borrower can demonstrate to the reasonable satisfaction of the Required Lenders that a different interest rate should be used for such purpose, such different interest rate). For purposes of this definition, "Business" means (i) all or substantially all of the assets of a Person related to the operation of a line of business by such Person, including all or substantially all assets and other properties that are necessary or useful in the operation of that line of business or (ii) all or substantially all of the capital stock of a Person that conducts business or owns property.

                  If any member of the Chemco Consolidated Group shall be designated as an Unrestricted Entity, such transaction shall, for purposes of calculating Interest Expense, be deemed to have occurred on the first day of the Fiscal Quarter in which such transaction shall have occurred, and Interest Expense for such Fiscal Quarter shall be reduced by the amount of Interest Expense during such Fiscal Quarter, accrued or capitalized to the date of such transaction, attributable to Indebtedness directly relating to such Unrestricted Entity. If the designation of any Unrestricted Entity shall be withdrawn, Interest Expense for the Fiscal Quarter in which such transaction shall have occurred shall be reduced by the amount of Interest Expense accrued or capitalized during such Fiscal Quarter, from the date of such transaction, attributable to Indebtedness directly relating to such Unrestricted Entity.

                  "Interest Payment Date" means (a) with respect to any Syndicated ABR Loan, each Quarterly Date and date that such Loan is required to be repaid, (b) with respect to any

Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period and (c) with respect to any Swingline Loan, the date that such Loan is required to be repaid.

                  "Interest Period" means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Syndicated Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

                  "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person, including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding (i) any such advance, loan or extension of credit having a term not exceeding 90 days (except to the extent arising pursuant to a sale to a buyer outside of the United States of America, in which case such term shall not exceed 360 days) representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business, (ii) amounts owing by such Person under an installment-sale contract for obsolete or worn-out goods sold by a member of the Chemco Consolidated Group not exceeding $10,000,000 at any one time for the Chemco Consolidated Group taken as a whole,
(iii) pledges and deposits that are Permitted Liens under Sections 6.09(c) and 6.09(d) and (iv) contingent payments and escrowed amounts in connection with a permitted Disposition; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, any Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person (except to the extent such Guarantee is of any obligation described in clause (b)(i), (b)(ii) or (b)(iii) above); or (d) the entering into of any Hedge Agreement.

                  "ISP" means International Specialty Products Inc, a Delaware corporation.

                  "ISP Funding" means International Specialty Products Funding Corporation, a Delaware corporation.

                  "ISP 2002 Notes" means the Indebtedness in respect of the 9-3/4% Senior Notes due February 2002, issued by ISP in an original aggregate principal amount equal to $199,900,000.

                  "ISP 2003 Notes" means the Indebtedness in respect of the 9% Senior Notes due October 2003, issued by ISP in an original aggregate principal amount equal to $324,500,000.

                  "JPMCB" means JPMorgan Chase Bank, a New York banking corporation.

                  "LC Bank" and "Letter of Credit Bank" means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(j).

                  "LC Disbursement" means a payment made by the LC Bank pursuant to a Letter of Credit.

                  "LC Documents" means, with respect to any Letter of Credit, collectively, any application or any LC Reimbursement Agreement therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "LC Reimbursement Agreement" means an LC Reimbursement Agreement entered into by a Person (other than an Obligor) for account of which a Letter of Credit shall be issued, the Lead Borrower and the LC Bank, substantially in the form of Exhibit C and satisfactory to the Administrative Agent.

                  "Lead Arranger" means J.P. Morgan Securities Inc.

                  "Lead Borrower" means Chemco, in its capacity as agent for the Borrowers under the Credit Documents and the other Obligors under the Pledge and Security Agreement.

                  "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to Section 2.01(c) or 2.08(f) or pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an

Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any letter of credit issued or continued pursuant to this Agreement.

                  "LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent (in its individual capacity) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, adverse claim, charge or security interest in, on, against or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Linden Joint Venture" means a Person in which a member of the Chemco Group makes or has made an Investment, which Person is an Unrestricted Entity and which Person has been formed to operate and manage a hazardous-waste incinerator at the Linden Property.

                  "Linden Property" means that real property consisting of approximately 140 acres located in Union County, New Jersey at the foot of South Wood Avenue, Linden and owned by ISP Environmental Services Inc., which is the site of a former chemicals manufacturing facility of GAF Chemicals Corporation.

                  "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

                  "Management Agreement" means the Amended and Restated Management Agreement dated as of January 1, 1999 among GAF Corporation, G-I Holdings, G Industries Corp., Merick Inc., GAF Fiberglass Corporation, International Specialty Products Inc., GAF Building Materials Corporation, GAF Broadcasting Company, Inc., Building Materials Corporation of America, ISP Management Company Inc. (as assignee of Chemco, when known as ISP OPCO Holdings Inc.).

                  "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

                  "Material Adverse Effect" means a material adverse effect on any of (a) the property, business, operations, financial condition, prospects of the Chemco Group taken as a whole, (b) the validity or enforceability of any of the Credit Documents or (c) the rights and remedies of the Lenders, the LC Bank and the Administrative Agent under any of the Credit Documents.

                  "Mineral Granule Business" means the businesses operated by the Chemco Group that involve the manufacture, sale and distribution of mineral products consisting of ceramic-colored roofing granules, headlap roofing granules and fines, including those manufacturing, sale and distribution operations located at Annapolis, Missouri; Pembine, Wisconsin; and Blue Ridge Summit, Pennsylvania.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgaged Properties" means, collectively, the Existing Mortgaged Properties, the Post-closing Mortgaged Properties and the After-Acquired Mortgaged Properties.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Available Proceeds" means:

                  (I) in the case of any Disposition other than a Casualty Event, an Excluded Disposition or a Specified Disposition, and subject to clause
(III) below, the aggregate amount of all cash and cash-equivalent consideration received by or paid at the direction of any member of the Chemco Group directly or indirectly in connection with such Disposition; provided that:

                  (a) Net Available Proceeds shall be net of (i) the amount of any legal, title, survey and recording fees and expenses and any transfer, documentary, stamp, intangibles, gains or other similar taxes, commissions and other fees and expenses paid by any member of the Chemco Group to Person that is not a member of the Chemco Group in connection with such Disposition and (ii) any Federal, state and local income or other taxes reserved in accordance with GAAP or actually paid by any member of the Chemco Group (without duplication of taxes described in clause (i) above) as a result of such Disposition either to the relevant Federal, state or local governmental authority or pursuant to the Tax Sharing Agreement to a direct or indirect parent of Chemco; and

                  (b) Net Available Proceeds shall be net of any repayments by any member of the Chemco Group of Indebtedness, to the extent that (i) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (ii) the transferee of (or holder of the Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property, provided that such Lien shall not have been created by any of the Security Documents;

                  (II) in the case of any Casualty Event, and subject to clause
(III) below, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by or paid at the direction of any member of the Chemco Group in respect of such Casualty Event net of (i) reasonable expenses incurred by any members of the Chemco Group in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property, other than for mandatory prepayments required under
Section 2.10, and any income and transfer taxes payable by any members of the Chemco Group in respect of such Casualty Event;

                  (III) in the case of a Disposition of all or a portion of the Belleville Property, an amount equal to the excess, if any, of the aggregate amount of Net Available Proceeds as determined pursuant to clause (I) or (II) above, as the case may be, with respect to such Disposition and all prior Dispositions in respect of the Belleville Property over $20,000,000;

                  (IV) in the case of any taxes reserved in accordance with GAAP as provided by clause (I)(a)(ii) above, an amount equal to the excess, if any, of the aggregate amount of such reserve over the aggregate amount of the taxes (for which such reserve was established) that were actually paid by a member of the Chemco Group to a Person outside of the Chemco Group (determined as of the date that such reserve is dissolved (or should be dissolved) in accordance with
GAAP); and

                  (V) in the case of any Disposition that is an Excluded Disposition or a Specified Disposition, an amount equal to zero.

                  "Note" means each promissory note issued by the Borrowers pursuant to Section 2.09(g).

                  "non-recourse" means, with respect to an obligation of any Person, that (a) such obligation benefits from a Lien secured by, or other preferential arrangement with respect to, certain property of such Person, (b) such Person has no personal liability in respect of such obligation (provided that an action or other legal proceeding may be commenced against such Person for purposes described in clause (d) below), (c) the general assets of such Person, other than such certain property, may not be realized upon as a means of enforcing payment or performance of such obligation, (d) the rights and remedies of the holder of such obligation are limited to the enforcement of the Lien or other preferential arrangement and realization of such certain property, (e) such obligation is not Guaranteed by another Person and (f) if such Person is an Unrestricted Entity, no default with respect to such obligation would permit, upon notice, lapse of time or both, any holder of any other Indebtedness of an Affiliate of such Person to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity. The term "no recourse" shall be construed to have the same meaning and effect as the defined term "non-recourse".

                  "Obligor" means each of the Borrowers and the Subsidiary Guarantors.

                  "Other Permitted Notes" has the meaning assigned to such term in Section 6.06(l).

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

                  "outstanding book value" (and any similar expression) means, at any time, with respect to any equity Investment or Subsidiary designated as an Unrestricted Entity (whether or not such Investment is outstanding at such time or the designation of such Unrestricted Entity as such is withdrawn), an amount equal to the excess, if any, of the book value of such Investment or Unrestricted Entity (determined as of the date that such Investment is made or such Subsidiary is effectively designated as an Unrestricted Entity) over the sum (without duplication) of (a) cash sale proceeds of any Disposition of such Investment or Unrestricted Entity received prior to such time by any Obligor from any Person (other than a member of the Chemco Group), net of the aggregate amount of all fees, expenses and other items described in clause (I)(a) of the definition of "Net Available Proceeds" set forth in this Section, plus (b) cash distributions constituting a return of capital, or otherwise not included in the definition of "Net Income" set forth in Section 6.10, in each case in respect of such Investment or Unrestricted Entity received prior to such time by any Obligor from any Person (other than a member of the Chemco Group), plus (c) an amount equal to 50% of all other cash distributions, including cash dividends, in respect of such Investment or Unrestricted Entity received prior to such time by any Obligor from any Person (other than a member of the Chemco Group), net of the aggregate amount of all taxes, and amounts in respect of taxes, described in clause (I)(b) of the definition of "Net Available Proceeds" set forth in this Section that are attributable to such cash distributions plus (d) if the designation of such Unrestricted Entity is withdrawn, the book value of such Unrestricted Entity (determined as of the date that such Unrestricted Entity effectively becomes a Subsidiary Guarantor).

                  "Participant" has the meaning assigned to such term in Section 9.04(e).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Permitted Liens" has the meaning assigned to such term in
Section 6.09.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge and Security Agreement" means the Pledge and Security Agreement dated as of the date hereof between the Obligors and the Administrative Agent.

                  "Post-closing Mortgaged Property" has the meaning assigned to such term in Section 4.17.

                  "Preliminary Acquired EBITDA" has the meaning assigned to such term in Section 6.12.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Principal Payment Dates" means (a) each of the 24 consecutive Quarterly Dates, commencing with the Quarterly Date occurring in June 2004, (b) each of the Quarterly Dates occurring in June 2010, September 2010 and December 2010 and (c) the Term Loan Maturity Date.

                  "property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including cash, securities, accounts and contract rights. The word "asset" shall be construed to have the same meaning and effect as the defined term "property".

                  "Qualified ISP Debt" means any Indebtedness of any parent, direct or indirect, of Chemco, including ISP, (a) that bears market terms and conditions, including a market rate of interest, (b) with an initial scheduled principal repayment date of at least one year and one day beyond the Term Loan Maturity Date and (c) which is not guaranteed by any member of the Chemco Group.

                  "Qualified Securitization Program" means any financing transaction (a) provided by one or more Persons, none of which is a Subsidiary or an Affiliate of Chemco, (b) in an aggregate principal amount outstanding at any time not exceeding $50,000,000, (c) in favor of ISP Funding, (d) secured by the grant by ISP Funding of a security interest in (or a sale of) only accounts receivable originated by any of the Obligors in connection with the sale or lease of inventory or the rendering of services in the ordinary course of business and the proceeds thereof and (e) for which no recourse to any member of the Chemco Group may be made other than (i) in the case of any Obligor which sells accounts receivable to ISP Funding in connection with the transaction and ISP Funding, (A) repurchases of accounts receivable that do not qualify for financing under terms of such transaction, (B) the amount of any dilutions in respect of such accounts receivable and (C) customary indemnities for financing transactions of such type and (ii) in the case solely of ISP Funding, such accounts receivable and the proceeds thereof; provided that in any event no recourse to any member of the Chemco Group shall be permitted to be made for any credit related default or loss with respect to any account receivable.

                  "Qualified Senior Subordinated Debt" means Indebtedness of the Borrowers (a) contractually subordinated in right of payment to the Indebtedness hereunder, (b) incurred and outstanding at any time when (1) no Indebtedness of any direct or indirect parent of Chemco is outstanding (determined as of the close of business on the first day such Indebtedness is incurred under this clause (b)(1) and each day thereafter), other than loans payable to any members of the Chemco Consolidated Group pursuant to Section 6.07(k) or (2) the Indebtedness in respect of Qualified ISP Debt is the only outstanding Indebtedness of any direct or indirect parent of Chemco (other than loans payable to any member of the Chemco Consolidated Group pursuant to Section 6.07(k)) and (c)(1) incurred under, and in accordance with the terms of, the Required Senior Subordinated Debt Documents or (2) incurred under definitive documentation, and on terms and conditions, substantially similar to the Required Subordinated Debt Documents and the terms and conditions thereof, as determined by the Administrative Agent, including (i) the definition of "Senior Debt" (or the like) therein shall cover principal, interest, fees, reimbursement obligations and all other amounts owing hereunder, (ii) the subordination provisions of which shall apply, and the terms of which shall not permit any redemption, repurchase, defeasance, retirement or other prepayment of such Indebtedness, until the payment in full in cash of all amounts owing hereunder,
(iii) the covenants, events of default and other terms therein shall be less restrictive than those set forth herein, and shall not include any maintenance financial covenants, (iv) the holders of such Indebtedness shall be required to give the Administrative Agent reasonable prior written notice of any acceleration of such Indebtedness, (v) the initial scheduled principal repayment date of such Indebtedness shall be at least one year and one day beyond the Term Loan Maturity Date, (vi) the interest rate applicable to such Indebtedness shall be a market rate, (vii) payments of principal of, interest on and all other amounts owing with respect to such Indebtedness shall be prohibited in the event of (x) acceleration of the maturity of the Loans hereunder, (y) the voluntary or involuntary bankruptcy or insolvency of any of the Borrowers and the other Subsidiaries and (z) subject to payment blockage provisions consistent with market practice, a Default under clause (a) of Article VII, (viii) assignments of such Indebtedness shall be prohibited except subject to the subordination provisions, (ix) amounts received by any holder of such Indebtedness in contravention of the subordination terms shall be held in trust and promptly paid over to the Administrative Agent, (x) the terms and conditions of such Indebtedness shall not be amended or otherwise modified without the consent of the Required Lenders, (xi) such Indebtedness shall not require the consent of any holder thereof with respect to any amendment or other modification of any of the Credit Documents and (xii) the documentation shall contain other payment blockage provisions that are consistent with market practice and an "X" clause.

                  "Qualified Senior Subordinated Debt Documents" means, collectively, each of the notes, agreements, instruments or other documents evidencing or relating to the Qualified Senior Subordinated Debt.

                  "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "Replaced Lender" has the meaning set forth in Section
2.18(b).

                  "Replacement Event" means:

                  (a) with respect to any Lender or any Participant:

                  (i) the failure or refusal by such Lender or Participant to agree to a request by the Lead Borrower or to amend or waive, or to grant any consent under, any provision of any Credit Document under circumstances when such amendment, waiver or consent requires the approval of all of the Lenders to be effective and (in the case of a Participant) the Lender from which such Participant acquired its participation (the "Originator") may not so agree without the consent of such Participant, such failure or refusal to be evidenced by:

                  (A) the written objection by such Lender or Participant to any such request made to it by the Administrative Agent or (in the case of a Participant) the relevant Originator in writing describing such amendment, waiver or requested consent in principle;

                  (B) the failure by such Lender or Participant to respond in writing to any such request so made to it on or before the 10th Business Day after it receives such request; or

                  (C) the failure by such Lender or Participant to execute and deliver definitive documentation furnished to it by the Administrative Agent to effectuate any such amendment, waiver or consent on or before the 10th Business Day after it receives such documentation; or

                  (ii) the request by such Lender or Participant for compensation under Section 2.14(a) or (b) or 2.16(c) or (in the case of a Lender) the suspension by such Lender of its obligation to make, and continue and convert ABR Loans into, Eurodollar Loans hereunder pursuant to Section 2.13, unless such Lender or Participant shall have withdrawn such request or suspension, as the case may be before the replacement of such Lender under Section 2.18 or the repurchase of the participation of such Participant, as the case may be; and

                  (b) with respect to any Lender, the appointment of, or the taking of possession by, a receiver, custodian, conservator, trustee or liquidator of such Lender, or the declaration by the appropriate regulatory authority that such Lender is insolvent.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures, unused Revolving Credit Commitments and Term Loans representing more than 50% of the sum of the aggregate Revolving Credit Exposures, the aggregate unused Revolving Credit Commitments and the aggregate outstanding principal amount of the Term Loans at such time. The "Required Lenders" of a particular Class of Loans means, at any time, Lenders having Revolving Credit Exposures, outstanding Term Loans and unused Commitments of such Class representing more than 50% of the sum of the aggregate Revolving Credit Exposures, the aggregate unused Revolving Credit Commitments and the aggregate outstanding principal amount of the Term Loans of such Class at such time.

                  "Required Senior Subordinated Debt" means the Indebtedness in respect of the 10-1/4% Senior Subordinated Notes due 2011, jointly issued by the Borrowers in an original aggregate principal amount equal to $205,000,000.

                  "Required Senior Subordinated Debt Documents" means, collectively, (a) the Indenture by and among the Borrowers, the Guarantors party thereto and Wilmington Trust Company, as Trustee, (b) the notes evidencing the Required Senior Subordinated Debt, (c) the Purchase Agreement by and among the Borrowers, the Guarantors party thereto and the Purchasers party thereto and (d) the Registration Rights Agreement by and among the Borrowers, the Guarantors party thereto and the Purchasers party thereto, each dated the Effective Date, and (e) each other note, agreement, instrument or other document evidencing or relating to the Required Senior Subordinated Debt.

                  "Restricted Payment" means, with respect to any Person: (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of such Person (whether made by such Person or any of its Subsidiaries), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of such Person or any option, warrant or other right to acquire any such shares of capital stock of such Person, excluding dividends or other distributions payable solely in shares of common stock of such Person of the same class as the stock on which such dividends or other distributions are payable (or, in each case, warrants or other rights to purchase any such shares), and (b) Investments by such Person in any other Person of which such first Person is a Subsidiary, excluding Investments consisting of Indebtedness permitted under Section 6.06(h) or Investments permitted by Section 6.07(d) (it being understood that the term "Restricted Payment" shall not include payments by any member of the Chemco Group pursuant to the terms of the Tax Sharing Agreement).

                  "Restricted Subsidiary" means each member of the Chemco Group other than the Borrowers.

                  "Revolving Credit", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(a).

                  "Revolving Credit Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Revolving Credit Commitments.

                  "Revolving Credit Commitment" means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Credit Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 or 2.10(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Revolving Credit Lender's Revolving Credit Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The initial aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments is $225,000,000.

                  "Revolving Credit Commitment Termination Date" means the fifth anniversary of the Effective Date (as the same may be extended pursuant to Section 2.08(g)), provided that, if the Revolving Credit Termination Date would otherwise fall on a day that is not a Business Day, the Revolving Credit Commitment Termination Date shall be the immediately preceding Business Day.

                  "Revolving Credit Exposure" means, with respect to any Revolving Credit Lender at any time, the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans, (ii) the LC Exposure and (iii) the Swingline Exposure of such Revolving Credit Lender at such time.

                  "Revolving Credit Lender" means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

                  "Secured Obligations" has the meaning assigned to such term in
Section 1 of the Pledge and Security Agreement.

                  "Security Document" means, collectively, the Pledge and Security Agreement and each security agreement, pledge agreement, collateral assignment (including any copyright, patent and trademark assignment), memorandum of security interest or assignment, mortgage, leasehold mortgage, deed of trust, assignment of rents, account control agreement, financing statement, fixture filing and other recording, registration, filing or instrument that creates, evidences or otherwise relates to any Lien created (or purported to be created) by any Obligor in favor of the Administrative Agent.

                  "Senior Officer" means, with respect to any Obligor, the chief executive officer, the president or any senior vice president of such Obligor.

                  "Series" has the meaning assigned to such term in Section 2.01(c).

                  "SJH" means, individually and collectively, as applicable, (a) Samuel J. Heyman, (b) any member of his immediate family and (c) each Person that is (i) Controlled by any combination of Samuel J. Heyman and the members of his immediate family and (ii) in which Samuel J. Heyman and/or any of the members of his immediate family hold at least 80% of the Voting Stock or other equity or beneficial interests.

                  "Special Acquisition Debt" means Indebtedness that is (a) assumed by any Obligor in connection with an acquisition by such Obligor of all or a substantial portion of the assets of another Person, (b) not incurred by such Obligor or any other Person in contemplation of (or in connection with) such transaction, except for the assumption thereof as provided in clause (a) above, and (c) economically more advantageous to such Obligor (or the Chemco Consolidated Group taken as a whole) than a Revolving Credit Eurodollar Loan (whether or not such a Revolving Credit Loan is available hereunder).

                  "Special Capital Balance" means, on any date, the aggregate amount of all Special Capital Contributions made during the 30-day period ending on such date minus the aggregate amount of all Restricted Payments made pursuant to Section 6.10(d) during such period.

                  "Special Capital Contribution" means an Investment made in cash after the Effective Date in the capital stock of Chemco by any Person that is not a member of the Chemco Group and that is designated as a "special capital contribution" by the Lead Borrower to the Administrative Agent at the time such Investment is made.

                  "Specialty Chemicals Business" means the businesses operated by the Chemco Group, including the manufacture, sale and distribution of specialty chemicals, including products currently derived from acetylene, but excluding the Mineral Granule Business.

                  "Specified Disposition" means a Disposition of the manufacturing facilities, property or land, as the case may be, of the Chemco Group in Linden, New Jersey or Columbus, Ohio.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Statutory Reserve Rate" means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" means, with respect to any Person: (a) any other Person of which at least a majority of the Voting Stock is at the time directly or indirectly owned or controlled by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries; or (b) that is otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of Chemco.

                  "Subsidiary Guarantor" means each of the Subsidiaries of Chemco identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of Chemco that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.16(a).

                  "Supplemental Amount" has the meaning assigned to such term in
Section 6.12.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means JPMCB, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Syndicated", when used in reference to any Loan or Borrowing, refers to whether the Class of such Loan or Borrowing is Revolving Credit, Term or Incremental, as opposed to Swingline.

                  "Tax Sharing Agreement" means the Tax Sharing Agreement made as of the 1st of January, 2001 by and among ISP, Newco Holdings Inc., a Delaware corporation, and Chemco.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(b).

                  "Term Loan Commitment" means, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make one or more Term Loans hereunder on the Amendment and Restatement Date, expressed as an amount representing the maximum aggregate principal amount of the Term Loans to be made by such Term Loan Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 or 2.10(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Term Loan Lender's Term Loan Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The initial aggregate amount of the Term Loan Lenders' Term Loan Commitments is $250,000,000.

                  "Term Loan Lender" means a Lender with a Term Loan Commitment or an outstanding Term Loan.

                  "Term Loan Maturity Date" means March 27, 2011, provided that, if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.

                  "Title Company" means Chicago Title Insurance Company.

                  "Test Period" has the meaning assigned to such term in Section 6.12.

                  "Total Consolidated Indebtedness" means, at any date, the sum of all Indebtedness of the Chemco Consolidated Group determined on a consolidated basis in accordance with GAAP on such date.

                  "Total Consolidated Senior Indebtedness" means, at any date, the sum of all Indebtedness of the Chemco Consolidated Group that is not contractually subordinated to any other Indebtedness of the Chemco Consolidated Group (whether or not any Lien secures such Indebtedness) determined on a consolidated basis in accordance with GAAP on such date.

                  "Total Consolidated Senior Secured Indebtedness" means, at any date, the sum of all Indebtedness of the Chemco Consolidated Group that is secured by a Lien but not contractually subordinated to any other Indebtedness of the Chemco Consolidated Group, determined on a consolidated basis in accordance with GAAP on such date.

                  "Total Debt Leverage Maintenance Ratio" means, as of any Determination Date, the ratio of (i) Total Consolidated Indebtedness as of such Determination Date to (ii) EBITDA for the period of four consecutive Fiscal Quarters ending on, or most recently ended prior to, such Determination Date.

                  "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Credit Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance and continuance of Letters of Credit hereunder.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Unrestricted Entity" means any Subsidiary of Chemco, or any Affiliate of Chemco in which any member of the Chemco Group holds an Investment, that (a) is designated as an "unrestricted entity" in a writing delivered by the Lead Borrower to the Administrative Agent in accordance with Section 6.16(e),
(b) is not capitalized at any time by any Investment by any member of the Chemco Group, except to the extent permitted pursuant to Section 6.07(e), (c) has no Indebtedness guaranteed by any member of the Chemco Group, (d) has no Indebtedness other than non-recourse Indebtedness and (e) has at least one director on its board of directors (or similar governing board) that is not a director of any member of the Chemco Group. In addition, each of the Subsidiaries of Chemco listed on Schedule VIII shall, as of the Effective Date, be deemed designated as, and be, an Unrestricted Entity.

                  "Voting Stock" means, with reference to any Person, stock of any class or classes (or equivalent interests), the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Syndicated Loan"), by Type (e.g., an "ABR Loan") or by Class and Type (e.g., a "Syndicated ABR Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Syndicated Borrowing"), by Type (e.g., an "ABR Borrowing") or by Class and Type (e.g., a "Syndicated ABR Borrowing"). Each Series of Incremental Loans shall be deemed a separate Class of Loans hereunder, and each Series of Incremental Borrowings and Incremental Loan Commitments shall be deemed a separate Borrowing and Commitment hereunder.

                 Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". The terms "date hereof" and "date of this Agreement" and similar references mean, unless the context requires otherwise, June 27, 2001. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein, including Section 6.17), (b) references to any law, constitution, statute, treaty, regulation, rule or ordinance (each a "law") refer to that law as amended from time to time and include any successor law, (c) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

                  Section 1.04.     Accounting Terms; GAAP.

                  (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders and/or the Administrative Agent hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest audited financial statements furnished to the Lenders after the date hereof under Section 6.01 (or, before the first such financial statements are so furnished, those used in the preparation of the financial statements referred to in Section 4.02). All calculations made for the purposes of determining compliance with the terms of Article VI shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 6.01 (or, before the first such financial statements are so furnished, those used in the preparation of the financial statements referred to in Section 4.02) unless (i) the Lead Borrower shall have notified the Administrative Agent of its objection to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Required Lenders shall notify the Administrative Agent of their objection within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 6.01, shall mean the financial statements referred to in Section 4.02).

                  (b) The Lead Borrower shall deliver to the Lenders, at the same time as the delivery of any annual or quarterly financial statement under
Section 6.01, (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

                  (c) To enable the ready and consistent determination of compliance with the covenants set forth in Article VI, among other things, the Borrowers will not, and will cause the members of the Chemco Consolidated Group not to, (i) change the last day of their respective Fiscal Years from December 31 or (ii) permit any Fiscal Quarter to be greater than 98 days.

                  (d) Except as otherwise expressly provided herein, all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders and/or the Administrative Agent hereunder shall be prepared, and all calculations made for purposes of determining compliance with the terms hereof shall be made, as if the Unrestricted Entities were carried as equity investments by the relevant members of the Chemco Group; provided that: (i) earnings and other increases in the value of Unrestricted Entities shall not increase earnings of members of the Chemco Consolidated Group until received by a member of the Chemco Consolidated Group in cash, Cash Equivalents or publicly traded securities; (ii) the value of equity investments in any Unrestricted Entity shall not be increased from such value thereof at the date of such Unrestricted Entity's designation as such, except to reflect the book value of any assets subsequently contributed thereto by members of the Chemco Consolidated Group, such book value in the case of any asset to be determined as of the date of its contribution; and (iii) losses and other decreases of value of the Unrestricted Entities, when recognized by the respective Unrestricted Entities, shall, at the time of such recognition, decrease the value of equity investments in Unrestricted Entities held by members of the Chemco Consolidated Group, but shall not decrease the earnings of members of the Chemco Consolidated Group for purposes of determining EBITDA.

                  (e) All financial statements and certificates and reports as to financial matters required to be delivered to the Lenders and/or the Administrative Agent hereunder shall be prepared, and all calculations made for purposes of determining compliance with the terms hereof shall be made, excluding any one time effect of the adoption of the Proposed Statement of Financial Accounting Standards of the Financial Accounting Standards Board entitled "Business Combinations and Intangible Assets - Accounting for Goodwill".

                                  ARTICLE II

                                 THE CREDITS
                                 -----------
                  Section 2.01.     The Commitments.

                  (a) Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrowers from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Credit Loans.

                  (b) Term Loans. Subject to the terms and conditions set forth herein, each Term Loan Lender agrees to make one or more Term Loans to the Borrowers on the Amendment and Restatement Date in a principal amount not exceeding its Term Loan Commitment. Amounts prepaid or repaid in respect of Term Loans may not be reborrowed.

                  (c) Incremental Loans. Subject to Section 2.20, in addition to Borrowings of Revolving Credit Loans and Term Loans pursuant to paragraphs (a) and (b) above, at any time and from time to time, the Borrowers may request that the Lenders (or other Eligible Financial Institutions) offer to enter into commitments to make additional term loans (each such loan being herein called an "Incremental Loan") under this paragraph (c). In the event that one or more of the Lenders (or such other Eligible Financial Institutions) offer, in their sole discretion, to enter into such commitments, and such Lenders (or Eligible Financial Institutions) and the Borrowers agree as to the amount of such commitments that shall be allocated to the respective Lenders (or Eligible Financial Institutions) making such offers and the fees (if any) to be payable by the Borrowers in connection therewith, such Lenders (or Eligible Financial Institutions) shall become obligated to make Incremental Loans under this Agreement in an amount equal to the amount of their respective Incremental Loan Commitments (and such Eligible Financial Institutions shall become "Lenders" and "Incremental Lenders" hereunder). The Incremental Loans to be made pursuant to any such agreement between the Borrowers and one or more Incremental Lenders in response to any such request by the Borrowers shall be deemed to be a separate "Series" of Incremental Loans for all purposes of this Agreement. Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Loan Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Loans) shall be $25,000,000 and (ii) no borrowing of Incremental Loans shall be permitted if (after giving effect thereto) (x) the ratio of (A) Total Consolidated Senior Secured Indebtedness to (B) EBITDA for the period of four consecutive Fiscal Quarters ending on or more recently ended prior to the date of such borrowing would exceed 2.75 to 1 or (y) such borrowing would result in a breach of Section 6.11(b) or (c) of this Agreement (calculated on a pro forma basis after giving effect to such borrowing and as if the Determination Date for making such calculation were the date of such borrowing). On the occasion of each borrowing of Incremental Loans (and as a condition precedent thereto), the Lead Borrower shall deliver a certificate signed by a Financial Officer of the Lead Borrower demonstrating in reasonable detail compliance with clause (ii) of the preceding sentence.

                  Following the acceptance by the Borrowers of the offers made by any one or more Lenders or Eligible Financial Institutions to make any Series of Incremental Loans pursuant to the foregoing provisions of this paragraph (c), each Incremental Lender in respect of such Series of Incremental Loans severally agrees, on the terms and conditions of this Agreement, to make such Incremental Loans to the Borrowers during the period from and including the date of such acceptance to and including the commitment termination date specified in the agreement entered into with respect to such Series in an aggregate principal amount up to but not exceeding the amount of the Incremental Loan Commitment of such Incremental Lender in respect of such Series as in effect from time to time. Amounts prepaid or repaid in respect of Incremental Loans may not be reborrowed.

                   Section 2.02.     Loans and Borrowings.

                  (a) Obligations of Lenders. Each Loan of a particular Class shall be made as part of a Borrowing consisting of Loans of such Class made by the Lenders ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Type of Loans. Subject to Section 2.13, each Syndicated Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as the Lead Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

                  (c) Minimum Amounts; Limitation on Number of Borrowings. Each Eurodollar Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000. Each Syndicated ABR Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $1,000,000; provided that a Syndicated ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class. Each Swingline Loan shall be in an amount equal to $250,000 or a larger multiple of $100,000. Borrowings of more than one Class and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding (except that, if any Incremental Loans are outstanding at the time of determination, such permitted total number of outstanding Eurodollar Borrowings shall be increased by an amount equal to three multiplied by the number of Series of Incremental Loans outstanding at such time).

                  (d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Lead Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing): (i) any Revolving Credit Borrowing if the Interest Period requested therefor would end after the Revolving Credit Commitment Termination Date; (ii) any Term Borrowing if the Interest Period requested therefor would commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date or
(iii) any Incremental Borrowing of any Series if the Interest Period requested therefor would commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Incremental Loans of such Series having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Incremental Loans of such Series permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date.

                   Section 2.03.     Requests for Syndicated Borrowings.

                  (a) Notice by the Lead Borrower. To request a Syndicated Borrowing, the Lead Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of a Syndicated ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Lead Borrower.

                  (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) whether the requested Borrowing is to be a Revolving Credit Borrowing, Term Borrowing or an Incremental Borrowing (including, if applicable, the respective Series of Incremental Loans to which such Borrowing relates);

                  (ii) the aggregate amount of the requested Borrowing;

                  (iii) the date of such Borrowing, which shall be a Business
         Day;

                  (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (v) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

                  (vi) the location and number of the Borrowers' account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

                  (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  (d) Failure to Elect. If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made instead as a Syndicated ABR Borrowing.

                   Section 2.04.     Swingline Loans.

                  (a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Revolving Credit Availability Period in an aggregate principal amount at any one time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

                  (b) Notice of Swingline Loans by the Lead Borrower. To request a Swingline Loan, the Lead Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not earlier than noon, and not later than 4:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Lead Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrowers by means of a credit to the general deposit account of the Borrowers with the Swingline Lender by 4:30 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) Participations by Lenders in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Lead Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if a Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Default is continuing.

                   Section 2.05.     Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Lead Borrower may request the LC Bank to issue, at any time and from time to time during the Revolving Credit Availability Period and in such form as is acceptable to the LC Bank in its reasonable determination, Letters of Credit for account of any members of the Chemco Consolidated Group or any Affiliates of Chemco, provided that any such Person that is not an Obligor shall have duly entered into with the Borrowers and LC Bank, and delivered to the Administrative Agent, an LC Reimbursement Agreement. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

                  (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Lead Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the LC Bank) to the LC Bank and the Administrative Agent (no less than three Business Days prior to the requested date of issuance, amendment, renewal or extension or such shorter notice period to which the LC Bank shall consent in respect to any particular issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the LC Bank, an Obligor and/or other Person for account of which a Letter of Credit shall be issued shall submit a letter of credit application on the LC Bank's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Lead Borrower to, or entered into by the Borrowers with, the LC Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the LC Bank (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (e) of this Section) shall not exceed $50,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

                  (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Revolving Credit Commitment Termination Date.

                  (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the LC Bank, and without any further action on the part of the LC Bank or the Lenders, the LC Bank hereby grants to each Lender, and each Lender hereby acquires from the LC Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

                  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the LC Bank, such Lender's Applicable Percentage of each LC Disbursement made by the LC Bank promptly upon the request of the LC Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrowers or at any time after any reimbursement payment is required to be refunded to the Borrowers for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the LC Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the LC Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the LC Bank, then to such Lenders and the LC Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the LC Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

                  (f) Reimbursement. If the LC Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse the LC Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on (i) the Business Day that the Lead Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Lead Borrower receives such notice, if such notice is not received prior to such time.

                  If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender's Applicable Percentage thereof.

                  (g) Obligations Absolute. The Borrowers' obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the LC Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

                  Neither the Administrative Agent, the Lenders nor the LC Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the LC Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the LC Bank; provided that the foregoing shall not be construed to excuse the LC Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the LC Bank's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                  (i) the LC Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                  (ii) the LC Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

                  (iii) this sentence shall establish the standard of care to be exercised by the LC Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

                  (h) Disbursement Procedures. The LC Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The LC Bank shall promptly after such examination notify the Administrative Agent and the Lead Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the LC Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the

         Borrowers of their obligation to reimburse the LC Bank and the Lenders with respect to any such LC Disbursement.

                  (i) Interim Interest. If the LC Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the Federal Funds Effective Rate (as in effect from time to time); provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the LC Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the LC Bank shall be for account of such Lender to the extent of such payment.

                  (j) Replacement of the LC Bank. The LC Bank may be replaced
         (i) at any time, and from time to time, by written agreement between the Borrowers, the Administrative Agent, the replaced LC Bank and the successor LC Bank and (ii) at any one time at the written request of the Borrowers, delivered to the Administrative Agent, if at such time the short-term debt rating of the then current LC Bank is lower than A-2 by Standard & Poor's or P-2 by Moody's, pursuant to a written agreement between the Borrowers, the Administrative Agent and the successor LC Bank. Each successor LC Bank shall be a Revolving Credit Lender and shall have short-term debt ratings of A-2 or better by Standard & Poor's and P-2 or better by Moody's at the time of its appointment and acceptance as LC Bank. The appointment of a successor LC Bank shall be subject to the reasonable consent of the Administrative Agent, and acceptance and installation of any Revolving Credit Lender as successor LC Bank shall be in such Revolving Credit Lender's sole and absolute discretion. The Administrative Agent shall notify the Lenders of any such replacement of the LC Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for account of the replaced LC Bank pursuant to
         Section 2.11(b). From and after the effective date of any such replacement, (i) the successor LC Bank shall have all the rights and obligations of the replaced LC Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "LC Bank" shall be deemed to refer to such successor or to any previous LC Bank, or to such successor and all previous LC Banks, as the context shall require. After the replacement of an LC Bank hereunder, the replaced LC Bank shall remain a party hereto and shall continue to have all the rights and obligations of an LC Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (k) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Lead Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash Collateral pursuant to this paragraph, or (if such Event of Default is of the type referred to in clause (f) or (g) of
         Article VII), without any demand or taking of any other action by the Administrative Agent or Lenders, or (ii) the Borrowers shall be required to provide cover for LC Exposure pursuant to Section 2.08(g),
         Section 2.10(b) or Section 2.18(b), the Borrowers shall immediately deposit into the Collateral Account an amount in cash equal to, (x) in the case of an Event of Default, 105% of the sum of the LC Exposure as of such date plus any accrued and unpaid fees thereon,
         (y) in the case of cover pursuant to Section 2.10(b), the amount required under Section 2.10(b) and (z) in the case of cover pursuant to Section 2.08(g) or 2.18(b), the Applicable Percentage of each Declining Revolving Credit Lender or Replaced Bank, as the case may be, prior to giving effect to the termination of its Commitments, of the sum of the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided that the obligation to deposit such cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (f)or (g) of Article VII. Such deposit shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the Secured Obligations.

                  (l) Borrowers and Account Parties. Notwithstanding that any member of the Chemco Consolidated Group or any Affiliate of Chemco is permitted under the first sentence of Section 2.05(a) to be a named account party in any Letter of Credit, the Borrowers shall be the actual joint and several account parties for all purposes of this Agreement for such Letter of Credit and any statement otherwise in any such Letter of Credit shall not limit or otherwise affect the obligations of the Borrowers under this Agreement.

                   Section 2.06.     Funding of Borrowings.

                  (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers maintained with the Administrative Agent in New York City and designated by the Lead Borrower in the applicable Borrowing Request. Notwithstanding the foregoing: (x) if any Term Loan Lender holds Existing Term Loans, it shall (unless it shall have given the Administrative Agent not less than one Business Day's notice to the contrary) apply the amount of any Term Loan to be made by it directly against the principal amount of such Term Loan Lender's Existing Term Loans outstanding on the Amendment and Restatement Date and remit to the Administrative Agent as provided above only the net amount (if any) of such Term Loan remaining after such application and (y) the Administrative Agent shall remit the proceeds of the Term Loans received by it to the holders of the Existing Term Loans outstanding on the Amendment and Restatement Date for application to the payment thereof and shall remit to the Borrowers as provided above only the net amount (if any) of such proceeds remaining after such application.

                  (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                   Section 2.07.     Interest Elections.

                  (a) Elections by the Borrowers for Syndicated Borrowings. The Loans constituting each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Lead Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Lead Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) Notice of Elections. To make an election pursuant to this Section, the Lead Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Lead Borrower were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent a written Interest Election Request providing the information specified in Section 2.07(c) in a form approved by the Administrative Agent and signed by a Financial Officer of the Lead Borrower.

                  (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies (including, if applicable, the respective Series of Incremental Loans to which such Interest Election Request relates) and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d).

                  (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) Failure to Elect; Events of Default. If the Lead Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Syndicated ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Lead Borrower, then, so long as an Event of Default is continuing (i) no outstanding Syndicated Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Syndicated ABR Borrowing at the end of the Interest Period therefor.

                   Section 2.08. Termination and Reduction of the Commitments; Increase and Extension of the Revolving Credit Commitments

                  (a) Scheduled Termination. (i) The Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Amendment and Restatement Date, (ii) unless previously terminated, the Revolving Credit Commitments shall terminate on the Revolving Credit Commitment Termination Date and (iii) the Incremental Loan Commitments with respect to each Series of Incremental Loans shall terminate at the close of business on the commitment termination date specified in the agreement entered into with respect to such Series.

                  (b) Voluntary Termination or Reduction. The Borrowers may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitments pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000, except for a reduction pursuant to Section 2.18(b) in the amount of the Revolving Credit Commitment of a Replaced Lender, and (ii) the Borrowers shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

                  (c) Notice of Voluntary Termination or Reduction. The Lead Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under Section 2.08(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Lead Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Lead Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Lead Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

                  (d) Automatic Reduction, and Reinstatement. At 5:00 p.m., New York City time, on the Final Settlement Date of each Disposition, the Revolving Credit Commitments shall be reduced automatically and permanently as specified in Section 2.10(b)(iv).

                  (e) Effect of Termination and Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments in respect of such Class, except in connection with the termination of Commitments of Replaced Lenders pursuant to Section 2.18(b), which shall apply solely to the Commitments of such Replaced Lenders.

                  (f) Increase of the Revolving Credit Commitments. Subject to
         Section 2.20, the amount of the Revolving Credit Commitments may be increased to an amount not exceeding $250,000,000 at the request of the Borrowers from time to time as follows: (i) the Lead Borrower shall designate one or more financial institutions that are not members of the Chemco Group or Affiliates thereof acceptable to the Administrative Agent, the LC Bank and the Swingline Lender (which acceptance will not be unreasonably withheld), to assume Revolving Credit Commitments equal to the amount of such increase and (ii) on the date that such increase becomes effective, Revolving Credit Loans and Swingline Loans shall be repaid and/or borrowed, and unreimbursed LC Disbursements shall be paid, all to the extent necessary such that the components of the Revolving Credit Exposure shall be held by the Revolving Credit Lenders ratably according to their respective Applicable Percentages. In the event of the designation by the Lead Borrower of a financial institution pursuant to clause (i) of the preceding sentence (each financial institution being so designated being referred to herein as an "Affected Lender"), subject to the execution and delivery to the Administrative Agent by the Borrowers and such Affected Lender of documentation satisfactory to the Administrative Agent in its reasonable discretion to effect such designation, such Affected Lender shall become (or, if such Affected Lender was theretofore a Revolving Credit Lender shall continue as) a Revolving Credit Lender having a Revolving Credit Commitment equal to the amount of such increase allocated to such Affected Lender in such designation (plus, if such Affected Lender was theretofore a Revolving Credit Lender, the amount of the Revolving Credit Commitment held by such Affected Lender immediately prior to such designation) and (ii) the participations in outstanding Letters of Credit shall thereupon automatically and without further action be re-allocated all to the extent necessary such that the participations in such Letters of Credit shall be held by the Revolving Credit Lenders ratably according to their respective Applicable Percentages. In no event shall any Lender be required to become an Affected Lender.

                  (g) Extension of the Revolving Credit Commitments. Subject to
         Section 2.20, the Revolving Credit Termination Date shall be extendible from time to time for a period of up to five years from the date of request therefor by the Borrowers provided that (i) no Revolving Credit Lender that does not agree to such request (a "Declining Revolving Credit Lender") shall be bound by such extension, (ii) the Revolving Credit Commitments may not be extended to a date falling later than the earliest to occur of (x) the date falling one year prior to the earliest final maturity of the Term Loans or the Incremental Loans or
         (y) the date falling fifteen months prior to the earliest final maturity of the Other Permitted Notes (each as determined at the time of such extension) and (iii) as a condition of such extension becoming effective, the Lead Borrower shall take either of the following actions with respect to each Declining Revolving Credit Lender:

                  (i) designate a financial institution that is not a member of the Chemco Group or an Affiliate thereof acceptable to the Administrative Agent, the LC Bank and the Swingline Lender (which acceptance will not be unreasonably withheld) to assume such Declining Revolving Credit Lender's Commitment hereunder, to purchase the Revolving Credit Loans (and, in the case of the Swingline Lender, Swingline Loans) and participations of such Declining Revolving Credit Lender and such Declining Revolving Credit Lender's rights hereunder, without recourse to or representation or warranty by, or expense to, such Declining Revolving Credit Lender, for a purchase price equal to the outstanding principal amount of the Revolving Credit Loans and the participations (or, in the case of the Swingline Lender, direct interests) in Swingline Loans payable to such Declining Revolving Credit Lender, plus any accrued but unpaid interest on such Loans and accrued but unpaid fees and other amounts owing hereunder to such Declining Revolving Credit Lender; or

                  (ii) terminate the Revolving Credit Commitment of such Declining Revolving Credit Lender and pay or prepay the Revolving Credit Loans of such Declining Revolving Credit Lender, any accrued but unpaid interest on such Loans and accrued but unpaid fees and other amounts owing to such Declining Revolving Credit Lender, and all Swingline Loans and provide cover for the LC Exposure of such Declining Revolving Credit Lender as specified in Section 2.05(k).

                  In the event of the designation by the Lead Borrower of a replacement Lender pursuant to clause (i) of the preceding sentence, subject to the execution and delivery to the Administrative Agent and the Declining Revolving Credit Lender by such replacement Lender of an Assignment and Acceptance substantially in the form of Exhibit A and the payment to the Administrative Agent by the Borrowers on behalf of such Declining Revolving Credit Lender of the processing and recordation fee specified in Section 9.04(b) (unless waived by the Administrative Agent in accordance with the terms of Section 9.04(b)), such replacement Lender shall succeed to the rights and obligations of such Declining Revolving Credit Lender hereunder and such Declining Revolving Credit Lender shall no longer be a party hereto or have any rights hereunder; provided that the obligations of the Obligors to such Declining Revolving Credit Lender under Sections 2.14, 2.15, 2.16 and 9.03 with respect to events occurring or obligations arising before or as a result of such replacement, and all of the rights of the LC Bank hereunder (including continuing entitlement to fees under Section 2.11(b)) and under the other Credit Documents with respect to outstanding Letters of Credit issued by it and its LC Exposure, shall

                                     -49

survive such replacement. Promptly following its replacement by such replacement Lender, the Declining Revolving Credit Lender shall return to the Borrowers any Note delivered by the Borrowers to such Declining Revolving Credit Lender.

                  Notwithstanding the foregoing, (x) no extension of the Revolving Credit Termination Date pursuant to this Section 2.08(g) shall be effective unless the aggregate amount of the Revolving Credit Commitments is at least $150,000,000 after giving effect thereto and (ii) in no event shall any Lender be required to replace a Declining Revolving Credit Lender pursuant to this Section 2.08(g).

                   Section 2.09.     Repayment of Loans; Evidence of Debt.

                  (a) Repayment. The Borrowers hereby unconditionally promise to pay the Loans as follows:

                  (i) to the Administrative Agent for account of the Revolving Credit Lenders the outstanding principal amount of the Revolving Credit Loans on the Revolving Credit Commitment Termination Date,

                  (ii) to the Administrative Agent for account of the Term Loan Lenders the outstanding principal amount of the Term Loans in 28 consecutive installments, one such installment to be made on each Principal Payment Date, each in the amount set forth opposite the reference to the period during which such Principal Payment Date occurs (subject to adjustment pursuant to paragraph (b) of this Section):

                        Period                                      Amount ($)
                        ------                                      ---------
         Each Principal Payment Date during the period from
         the  Amendment and Restatement Date to March 31, 2010,
         inclusive:                                                $625,000.00

         Each Principal Payment Date during the period from
         April 1, 2010 to the Term Loan Maturity Date,
         inclusive:                                             $58,750,000.00

                  (iii) to the Administrative Agent for account of the Incremental Lenders of any Series the principal of the Incremental Loans of such Series in consecutive quarterly installments on such dates and in such amounts as shall be agreed upon between the Borrower and such Lenders at the time the Incremental Loan Commitments of such Series are established, provided that in no event shall (i) the final maturity of any Incremental Loans shall fall earlier than the later of
         (x) the date falling one year after the Revolving Credit Termination Date in effect at the time such Incremental Loans are made or (y) the Term Loan Maturity Date or (ii) the principal amount of any Incremental Loans amortize at a rate of more than 1% of the original principal amount thereof during any period of twelve months, except by reason of the payment at the final maturity thereof, and

                  (iv) to the Swingline Lender the outstanding principal amount of each Swingline Loan on the earlier of the Revolving Credit Commitment Termination Date and the fifth Business Day after the date that such Swingline Loan is made.

                  (b) Adjustment of Amortization Schedule. If the aggregate principal amount of Term Loans that are made on the Amendment and Restatement Date is less than $250,000,000, then the scheduled repayments of Term Loans to be made pursuant to Section 2.09(a)(ii) shall be reduced ratably by an aggregate amount equal to the amount of such shortfall. Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled installment repayments of the Term Borrowings of such Class ratably. To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

                  (c) Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Lead Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 1:00 p.m., New York City time, three Business Days before the scheduled date of such repayment, in the case of Eurodollar Loans, and 1:00 p.m., New York City time, on the scheduled date of such repayment, in the case of ABR Loans. If the Lead Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing.

                  (d) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (e) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record
         (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

                  (f) Effect of Entries. The entries made in the records maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                  (g) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such

         Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                   Section 2.10.     Prepayment of Loans.

                  (a) Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section. Each prepayment of Term Loans or Incremental Loans shall be applied to the Term Loans and Incremental Loans ratably in accordance with the respective outstanding principal amounts of such Term Loans and Incremental Loans (and, in the case of Incremental Loans, to all Series thereof ratably in accordance with the respective outstanding principal amounts of such Series). Any prepayment of the Term Loans and Incremental Loans pursuant to this paragraph shall be applied to the installments thereof ratably.

                  (b) Mandatory Prepayments; Dispositions Generally. Subject to
         Section 2.10(c), and without limiting the obligation of the Borrowers to obtain the consent of the Required Lenders pursuant to Section 6.08 to any Disposition not otherwise permitted hereunder, the Borrowers shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and/or the Commitments shall be subject to automatic reduction, as follows:

                  (i) Statements Regarding Dispositions. In the event of any Disposition other than an Excluded Disposition or a Specified Disposition (the "Current Disposition"), the Lead Borrower shall deliver to the Administrative Agent a statement of the Lead Borrower certified by a Financial Officer, in form and detail satisfactory to the Administrative Agent, of (A) the amount of the Net Available Proceeds of the Current Disposition, (B) the aggregate amount of the Net Available Proceeds of all prior Dispositions, (C) the Special Proceeds Amount (as defined below) of such Current Disposition, (D) the amount of the Adjusted Net Available Proceeds (as defined below) of the Current Disposition and (E) the aggregate amount of the Adjusted Net Available Proceeds of all prior Dispositions. Each such statement shall be so delivered no later than one Business Day after the consummation of the applicable Disposition and receipt by any member of the Chemco Group or any other Person (paid at the direction of any member of the Chemco Group) of the Net Available Proceeds in respect thereof.

                  For purposes of this Section:

                  "Adjusted Net Available Proceeds" means, with respect to any Current Disposition, an amount equal to the sum of:

                           (i) an amount equal to the excess, if any, of (A) the
                  aggregate amount of the Net Available Proceeds of such Current Disposition and all prior Dispositions other than Excluded Dispositions and Specified Dispositions, minus the Special Proceeds Amount of such Disposition, over (B) the sum of (y) $15,000,000 for each Fiscal Year which shall have commenced on or prior to the date of receipt by any Person of the Net Available Proceeds of such Current Disposition, commencing with Fiscal Year 2001 and accumulating each Fiscal Year thereafter but at no time exceeding a total sum of $75,000,000 plus (z) the aggregate amount (without duplication) of the Net Available Proceeds of all prior Dispositions that shall have been applied to prepay Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)) pursuant to Section 2.10(b)(ii); plus

                           (ii) the Special Proceeds Amount of such Disposition.

                  "Final Settlement Date" means, with respect to any Current Disposition, the numerically corresponding day in the calendar month that is 18 months after the date of receipt by any Person of any Net Available Proceeds of such Current Disposition, provided that, if at the time of consummation of such Current Disposition any member of the Chemco Consolidated Group shall establish in accordance with GAAP a reserve for contingent liabilities arising as a result of such Current Disposition, the Final Settlement Date shall not, with respect to the amount of such reserve, occur earlier than the date on which such reserve is (or should be) dissolved in accordance with GAAP (it being understood that there may be more than one Final Settlement Date with respect to any Current Disposition).

                  "Initial Settlement Date" means, with respect to any Current Disposition, the date that is five Business Days after the receipt by the Administrative Agent of the statement referred to in Section 2.10(b)(i) in respect of such Current Disposition, provided that if any of the Net Available Proceeds of such Current Disposition are of the type described in clause (IV) of the definition of "Net Available Proceeds" set forth in Section 1.01, the Initial Settlement Date shall, with respect to such Net Available Proceeds, be the date on which the reserve referred to in such clause (IV) is (or should be) dissolved in accordance with GAAP (it being understood that there may be more than one Initial Settlement Date with respect to any Current Disposition).

                  "Special Proceeds Amount" means, with respect to any Current Disposition, the amount, if any, of the Net Available Proceeds of such Current Disposition that are of the type described in clause (III) of the definition of "Net Available Proceeds" set forth in Section 1.01.

                  (ii) Temporary Prepayment. On the Initial Settlement Date of each Current Disposition, the Borrowers shall, first, prepay Swingline Loans, second, repay outstanding reimbursement obligations in respect of LC Disbursements and third, prepay Revolving Credit Loans in an aggregate amount equal to the lower of (A) the amount of the Adjusted Net Available Proceeds of such Current Disposition and (B) the aggregate amount of the Revolving Credit Commitments in effect on such Initial Settlement Date.

                  (iii) Final Settlement. On the Final Settlement Date of each Current Disposition, the Borrowers shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and/or the Commitments shall be subject to automatic reduction, in an amount equal to the Adjusted Net Available Proceeds of such Current Disposition less the aggregate amount thereof used by the Obligors (w) to make voluntary prepayments of Term Loans and Incremental Loans, (x) to finance one or more acquisitions, (y) to make Capital Expenditures and/or (z) to pay liabilities arising in connection with such Current Disposition (to the extent that a reserve for such liability has been established at the time of such Current Disposition) (it being understood and agreed that expenditures referred to in clauses (w),
         (x), (y) and (z) shall be deemed utilizations of Adjusted Net Available Proceeds in chronological order of the respective Dispositions).

                  (iv) Application. Prepayments and/or reductions of Commitments pursuant to clause (b) (iii) of this Section shall be applied as follows:

                           first, to prepay the Term Loans and the Incremental
                  Loans ratably in accordance with the respective outstanding principal amounts of such Term Loans and Incremental Loans (which prepayment of the Term Loans and the Incremental Loans shall be applied to the installments thereof ratably); and

                           second, after the payment in full of the Term Loans
                  and the Incremental Loans, to reduce the aggregate amount of the Revolving Credit Commitments (and to the extent that, after giving effect to such reduction, the total Revolving Credit Exposures would exceed the Revolving Credit Commitments, the Borrowers shall, first, prepay Swingline Loans, second, repay outstanding reimbursement obligations in respect of LC Disbursements, third, prepay Revolving Credit Loans and fourth, provide cover for LC Exposure as specified in Section 2.05(k) in an aggregate amount equal to such excess).

                  (c) Mandatory Prepayments; Specialty Chemicals Business. Without limiting the obligation of the Borrowers to obtain the consent of the Required Lenders pursuant to Section 6.08 to any Disposition not otherwise permitted hereunder, the Lead Borrower shall deliver to the Lenders and the Administrative Agent a notice of any Disposition of all or substantially all of the Specialty Chemicals Business no later than five Business Days prior to the occurrence of such Disposition and, upon such Disposition, the Borrowers will prepay all Loans, pay all other amounts then accrued hereunder and provide cover for LC Exposure as specified in Section 2.05(k), and the Commitments shall be automatically terminated in their entirety.

                  (d) Notices, Etc. The Lead Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a Syndicated ABR Borrowing, not later than 1:00 p.m., New York City time on the date of prepayment (which shall be a Business Day) or (iii) in the case of prepayment of a Swingline Loan, not later than 4:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by
Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Syndicated Borrowing or any statement referred to in Section 2.10(b)(i), the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in
Section 2.09(c).

                   Section 2.11.     Fees.

                  (a) Commitment Fee. The Borrowers agree to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 0.50% (or, if on any day the Applicable Level shall be Level I, then 0.375% on such day) on the average daily unused amount of the Revolving Credit Commitment of such Lender during the period from and including the date hereof to but excluding the earlier of the date such Revolving Credit Commitment terminates and the Revolving Credit Commitment Termination Date. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments terminate and the Revolving Credit Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose) and shall be deemed not to be reduced by the amount of any temporary reduction thereof at any time during the period of such temporary reduction (notwithstanding that, immediately after the end of such period, a permanent reduction of the Revolving Credit Commitments may occur with respect to all or a portion of such amount).

                  (b) Letter of Credit Fees. The Borrowers agree to pay (i) to the Administrative Agent for account of each Revolving Credit Lender a participation fee with respect to their participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Revolving Credit Eurodollar Loans on the average daily amount of such Lender's LC Exposure during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the LC Bank a fronting fee, which shall accrue at the rate per annum of 0.25% on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the LC Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the LC Bank pursuant to this paragraph shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) Administrative Agent Fees. The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between (i) the Lead Borrower, any of the Borrowers and the Administrative Agent and (ii) ISP Chemical Products Inc. (formerly known as ISP Chemicals Inc.) and ISP Tech (Texas) Inc. (formerly known as ISP Technologies Inc.) and the Administrative Agent in respect of the Transactions, and the Borrowers further hereby agree to assume each of the fee obligations described under clause (ii) above.

                  (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the LC Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                   Section 2.12.     Interest.

                  (a) ABR Loans. The Loans constituting each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the applicable Interest Period for such Borrowing plus the Applicable Margin.

                  (c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to
(i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Credit Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Credit ABR Loan prior to the Revolving Credit Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

                  (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                   Section 2.13. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) if such Borrowing is of a particular Class of Loans, the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or the continuation of any Syndicated Borrowing as, a Eurodollar Borrowing shall be ineffective and such Syndicated Borrowing (unless prepaid) shall be continued as, or converted to, a Syndicated ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing for such Interest Period, such Borrowing shall be made as a Syndicated ABR Borrowing.

                   Section 2.14.     Increased Costs.

                  (a) Increased Costs Generally. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the LC Bank; or

                  (ii) impose on any Lender or the LC Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders (other than by reason of any Taxes) of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the LC Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the LC Bank hereunder (whether of principal, interest or otherwise), then, upon the demand by such affected Lender or the LC Bank (as the case may be), the Borrowers will pay to the Administrative Agent for account of such Lender or the LC Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) Capital Requirements. If any Lender or the LC Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the LC Bank's capital or on the capital of such Lender's or the LC Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the LC Bank, to a level below that which such Lender or the LC Bank or such Lender's or the LC Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the LC Bank's policies and the policies of such Lender's or the LC Bank's holding company with respect to capital adequacy), then, upon the demand by such affected Lender or the LC Bank (as the case may be), the Borrowers will pay to such Lender or the LC Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Bank or such Lender's or the LC Bank's holding company for any such reduction suffered.

                  (c) Certificates from Lenders. A certificate of a Lender or the LC Bank setting forth in reasonable detail the basis and the amount or amounts necessary to compensate such Lender or the LC Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Lead Borrower, together with a copy to the Administrative Agent, and shall be conclusive absent manifest error. The Borrowers shall pay to the Administrative Agent for account of such Lender or the LC Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt by the Lead Borrower thereof.

                  (d) Delay in Requests. Failure or delay on the part of any Lender or the LC Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the LC Bank's right to demand such compensation; provided that, unless a Lender, the LC Bank or the Administrative Agent shall deliver notice to the Lead Borrower within 45 days after the date that such party obtains actual knowledge of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the LC Bank's intention to claim compensation therefor, the Borrowers shall be required to compensate such party solely for arising within 45 days prior to the date that such party delivers such notice.

                   Section 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(c) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Lead Borrower pursuant to Section 2.08(g) 2.18(b) of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue in accordance with the notice given and the provisions hereof, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Lead Borrower, together with a copy to the Administrative Agent, and shall be conclusive absent manifest error. The Borrowers shall pay to the Administrative Agent for account of such Lender the amount shown as due on any such certificate within 10 days after receipt by the Lead Borrower thereof.

                   Section 2.16.     Taxes.

                  (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or LC Bank (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Payment of Other Taxes by the Borrowers. In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent, each Lender and the LC Bank for the full amount of any Indemnified

Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the LC Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower with a copy to the Administrative Agent by a Lender or the LC Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the LC Bank, shall be conclusive absent manifest error. The Borrowers shall pay to the Administrative Agent for account of itself, such Lender or the LC Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt by the Lead Borrower thereof.

                  (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Lead Borrower, together with a copy to the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Lead Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                   Section 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Credit Document (except to the extent otherwise provided therein) prior to 4:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Credit Document and except for payments to be made under Section 9.03 or directly to the LC Bank or the Swingline Lender as expressly provided herein, which shall be made directly to the Persons entitled thereto, provided that, if at any time that there is no acting Administrative Agent, any such payment to be made at such time shall be made directly to the Person entitled thereto at the place specified by such Person. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Credit Document (except to the extent otherwise provided therein) shall be made in Dollars.

                  (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing of a particular Class shall be made from the relevant Lenders, each payment of commitment fee under Section
2.11 shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section
2.08 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Syndicated Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Syndicated Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Revolving Credit Loans, Term Loans and Incremental Loans by the Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by them; and (iv) each payment of interest on Revolving Credit Loans, Term Loans and Incremental Loans by the Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  (d) Distribution of Collateral. Subject to Section 5.09 of the Pledge and Security Agreement, each amount collected or otherwise realized by the Administrative Agent in respect of the Collateral while an Event of Default has occurred and is continuing shall be allocated and paid over to (i) the Revolving Credit Lenders, the Swingline Lender and the LC Bank and (ii) the Term Loan Lenders in respect of the Secured Obligations due and owing (including provision of cover for LC Exposure) to them pro rata in accordance with the Revolving Credit Exposure (or, if the Revolving Credit Commitments have not been terminated, the Revolving Credit Commitments) and the aggregate principal amount of the Term Loans, respectively.

                  (e) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the

Syndicated Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

                  (f) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the LC Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the LC Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the LC Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the LC Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (g) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.04(c), 2.05(e), 2.06(b) or 2.17(f), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                   Section 2.18. Mitigation Obligations; Replacement of Lenders.

                  (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to
         Section 2.14 or 2.16, as
         the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth in reasonable detail the basis and amount of such costs and expenses shall be delivered to the Lead Borrower, together with a copy to the Administrative Agent, by the affected Lender, and shall be conclusive absent manifest error. The Borrowers shall pay to the Administrative Agent for account of such Lender the amount shown as due on any such certificate within 10 days after receipt by the Lead Borrower thereof.

                  (b) Replacement of Lenders. Subject to Section 2.05(j) and the following sentences of this Section, in the event that a Replacement Event occurs and is continuing with respect to any Lender (a "Replaced Lender"), the Lead Borrower may either:

                  (i) designate a financial institution that is not a member of the Chemco Group or an Affiliate thereof (each, a "Replacement Lender") acceptable to the Administrative Agent, the LC Bank and the Swingline Lender (which acceptance will not be unreasonably withheld), to assume such Replaced Lender's Commitment hereunder, to purchase the Loans and participations of such Replaced Lender and such Replaced Lender's rights hereunder, without recourse to or representation or warranty by, or expense to, such Replaced Lender, for a purchase price equal to the outstanding principal amount of the Loans and the participations (or, in the case of the Swingline Lender, direct interests) in Swingline Loans payable to such Replaced Lender, plus any accrued but unpaid interest on such Loans and accrued but unpaid fees and other amounts owing hereunder to such Replaced Lender; or

                  (ii) by notice given as provided in Section 2.08(c), terminate the Commitments of all Replaced Lenders as to which a Replacement Event has then occurred and prepay the Loans of such Replaced Lenders, all Swingline Loans and provide cover for the LC Exposure of such Replaced Lenders as specified in Section 2.05(k); provided that at the time of the termination of such Commitments, the aggregate amount of all Commitments that shall have been terminated pursuant to this clause (b) (including the Commitments then proposed to be terminated) shall not exceed 20% of the aggregate amount of the Commitments on the date hereof.

                  In the event of the designation by the Lead Borrower of a Replacement Lender pursuant to clause (i) of the preceding sentence, subject to the execution and delivery to the Administrative Agent and the Replaced Lender by the Replacement Lender of an Assignment and Acceptance substantially in the form of Exhibit A and the payment to the Administrative Agent by the Borrowers on behalf of such Replaced Lender of the processing and recordation fee specified in Section 9.04(b), the Replacement Lender shall succeed to the rights and obligations of such Replaced Lender hereunder and such Replaced Lender shall no longer be a party hereto or have any rights hereunder; provided that the obligations of the Obligors to such Replaced Lender under Sections 2.14, 2.15,
2.16 and 9.03 with respect to events occurring or obligations arising before or as a result of such replacement, and all of the rights of the LC Bank hereunder (including continuing entitlement to fees under Section 2.11(b)) and under the other Credit

Documents with respect to outstanding Letters of Credit issued by it and its LC Exposure, shall survive such replacement. Promptly following its replacement by the Replacement Lender, the Replaced Lender shall return to the Borrowers any Note delivered by the Borrowers to such Replaced Lender.

                  Any termination of Commitments, prepayment of Loans and providing of cover for LC Exposure shall not affect any obligations of any Lender as to which a Replacement Event shall not have then occurred. At the time of such termination, prepayment and providing of cover in respect of a Replaced Lender, the Borrowers shall pay to such Replaced Lender all fees and other amounts owing to it hereunder. The obligations of the Obligors to such Replaced Lender under Sections 2.14, 2.15, 2.16 and 9.03 with respect to events occurring or obligations arising before or as a result of such termination, prepayment and providing of cover shall survive such termination, prepayment and providing of cover.

                  The Lead Borrower may not exercise its rights under clause (b) of this Section with respect to any Lender (i) in the case of circumstances described in clause (a)(i) of the definition of "Replacement Event" in Section 1.01, unless the Lead Borrower exercises such rights with respect to all Lenders to which circumstances described in said clause (a)(i) apply and (ii) in the case of circumstances described in clause (a)(ii) of such definition of "Replacement Event", if a Default has occurred and is then continuing.

                   Section 2.19.     Agency; Joint and Several Liability.

                  (a) Each of the Obligors hereby irrevocably appoints the Lead Borrower as its agent, in the case of the Borrowers, under this Agreement and the other Credit Documents and, in the case of the other Obligors, under the Pledge and Security Agreement, and authorizes the Lead Borrower to take such actions on its behalf and to exercise such powers as are delegated to the Lead Borrower by the terms hereof or thereof (including by reference to Lead Borrower herein or therein), together with such actions and powers as are reasonably incidental thereto, and the Lead Borrower hereby accepts such appointment. Notice and knowledge of the Lead Borrower with respect to each matter related to the Transactions shall be imputed to the Obligors at the time that the Lead Borrower is first chargeable with such notice or knowledge. All notices, requests, certificates, statements and other documents executed and delivered by, and other actions of, the Lead Borrower shall be performed by it in its representative capacity, and all such actions whether or not expressly performed in such representative capacity shall nonetheless be deemed to be the representations, warranties, requests and other actions, as the case may be, of the Borrowers, in respect of the Credit Documents, and the other Obligors, in respect of the Pledge and Security Agreement.

                  The Lead Borrower may resign at any time by notifying the Administrative Agent and the Obligors, provided that such resignation shall not become effective until the earlier of (i) the appointment by the Borrowers and the other Obligors of another Borrower as successor Lead Borrower, and acceptance by such Borrower of such appointment and (ii) the date that is 30 days after delivery of notice by the retiring Lead Borrower of its resignation. At any time that there is no acting Lead Borrower under any of the Credit Documents, all rights and obligations of the Borrowers and the other Obligors, including the delivery of notices, requests, certificates, statements and other documents, permitted to be exercised or performed by the Lead Borrower on behalf of the Borrowers or the other Obligors shall be performed by the Borrowers, in respect of the Credit Documents other than the Pledge and Security Agreement, and the Obligors, in respect of the Pledge and Security Agreement, and references to the Lead Borrower in the Credit Documents shall be deemed to be references to the Borrowers and the Obligors, respectively.

                  (b) The Borrowers shall be jointly and severally liable for the payment and performance of all obligations and covenants required by this Agreement to be performed by any of them, including the Lead Borrower as their agent, and each Borrower shall be bound by any notices (including notices of Borrowings, conversions and continuations), consents or other actions furnished or taken by the Lead Borrower or any other Borrower hereunder. At the request of the Administrative Agent or any Lender to the Lead Borrower, each Borrower shall confirm in writing its obligation owing with respect to any action taken or proposed to be taken by the Lead Borrower or any other Borrower hereunder; provided that the failure by any Borrower to furnish such confirmation shall not affect such Borrower's obligations under the preceding sentence or any other provision of this Agreement. In the event that the Administrative Agent receives inconsistent notices from the Lead Borrower and/or any of the Borrowers, it shall be entitled to act in compliance with any such notice or to take no action pursuant to such notices.

                  (c) The Obligors shall be liable for the actions, or inactions, of the Lead Borrower in respect of the Pledge and Security Agreement, including with respect to any notices, requests, certificates, statements and other documents that the Lead Borrower shall deliver thereunder. In the event that the Administrative Agent receives inconsistent notices from the Lead Borrower and/or any of the Obligors, it shall be entitled to act in compliance with any such notice or to take no action pursuant to such notices.

                  (d) The designation by any Obligor or the Lead Borrower of an individual as a Financial Officer shall be effective until 15 days after the Administrative Agent receives notice from such Obligor or the Lead Borrower, as the case may be, of the revocation of such designation. Each of the Obligors and Lead Borrower shall be liable for the actions, or inactions, of any individual designated on its behalf as a Financial Officer, including with respect to any notices, requests, certificates, statements and other documents that such individual shall deliver as its Financial Officer.

                   Section 2.20. Certain Additional Conditions to Increase and Extensions of Credit. Notwithstanding anything contained herein to the contrary, no Incremental Loans shall be made pursuant to Section 2.01(c), the Revolving Credit Commitments may not be increased pursuant to Section 2.08(f), and the Revolving Credit Termination Date may not be extended pursuant to Section 2.08(g), if, as a result thereof, either (x) the aggregate maximum principal amount of the Loans could exceed any applicable amount set forth in any Security Document as the maximum amount entitled to the benefit of the Lien created thereby or (y) the maturity date for any Loans would fall beyond any applicable date set forth in any Security Document as the maturity date for extensions of credit hereunder. At the request of the Lead Borrower, the Administrative Agent shall execute and deliver amendments reasonably satisfactory to it in form and substance to effect amendments to the Security Documents to avoid the effect of the preceding sentence.

                                  ARTICLE III

                                   GUARANTEE
                                   ---------

                   Section 3.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender, the LC Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrowers, of the reimbursement obligations (and interest thereon) and cover in respect of Letters of Credit, fees provided for hereunder and all other amounts from time to time owing to the Lenders, the LC Bank or the Administrative Agent by the Borrowers under this Agreement and by any Obligor under any of the other Credit Documents, and all obligations of the Borrowers or any of their Subsidiaries to any Lender (or any affiliate of any Lender) in respect of any Hedge Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantorshereby further jointly and severally agree that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  For purposes hereof, it is understood that any Guaranteed Obligations to any Person arising under an agreement entered into at a time such Person (or an affiliate thereof) is party hereto as a Lender shall continue to constitute Guaranteed Obligations, notwithstanding that such Person (or its affiliate) has ceased to be a Lender party hereto (by assigning all of its Commitments, Loans, Revolving Credit Exposure and other interests herein) at the time a claim is to be made in respect of such Guaranteed Obligations.

                   Section 3.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrowers under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrowers under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                   Section 3.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                   Section 3.04. Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments ofthe Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrowers or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                   Section 3.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrowers under this Agreement may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

                   Section 3.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money only, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR
Section 3213.

                   Section 3.07. Continuing Guarantee. The guarantee in this
Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                   Section 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such other Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrowers and the Subsidiary Guarantors hereunder and under the other Credit Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                   Section 3.09. General Limitation on Guarantee Obligations.
In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights ofcreditors generally, if the obligations of any Subsidiary Guarantor under
Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  Each of the Obligors represents and warrants that:

                   Section 4.01.     Corporate Existence.  Such Obligor:

                  (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

                  (b) has all requisite corporate or other power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and

                  (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify, individually or in the aggregate, could have a Material Adverse Effect.

                   Section 4.02. Financial Condition. The Lead Borrower has heretofore furnished to each of the Lenders the consolidated balance sheet of the Chemco Consolidated Group as at December 31, 2003 and the related consolidated statements of income, retained earnings and cash flow of the Chemco Consolidated Group for the Fiscal Year ended on each said date, with the opinion thereon of KPMG. All such financial statements fairly present the consolidated financial condition of the Chemco Consolidated Group and the financial condition of each Borrower, as at said date and the results of their operations for the respective Fiscal Year. Except as set forth in Schedule IV, neither Chemco nor any of its Subsidiaries had on December

31, 2003 any material contingent liabilities, material liabilities for taxes, unusual and materially unfavorable forward or long-term commitments or unrealized or anticipated losses in material amounts from any unfavorable commitments. Since December 31, 2003, no event has occurred and no circumstance exists or has existed that has had a Material Adverse Effect.

                   Section 4.03. Litigation. Except as set forth in Schedule IV, there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Borrowers) threatened against any Obligor with a reasonable possibility of an adverse determination that, individually or in the aggregate, if adversely determined, could have a Material Adverse Effect.

                   Section 4.04. No Breach. None of the execution and delivery of this Agreement, and the other Credit Documents, the consummation of the Transactions or compliance with the terms and provisions hereof and thereof will
(a) conflict with or result in a breach of, or require any consent under,
(i) the charter or by-laws of any Obligor, (ii) any applicable law or regulation, or any order, writ, injunction or decree of any Governmental Authority binding on any Obligor, or (iii) any agreement or instrument (other than an immaterial agreement or instrument) to which Chemco or any of its Subsidiaries is a party or by which any of them or any of their property is bound or to which any of them is subject, (b) constitute a default under any such agreement or instrument (other than an immaterial agreement or instrument), or (c) result in the creation or imposition of any Lien under any such agreement or instrument (other than an immaterial agreement or instrument) upon any of the properties or revenues of Chemco or any of its Subsidiaries. For purposes of this Section, an "immaterial agreement or instrument" means an agreement or instrument the relevant breach of or default under which would not have a Material Adverse Effect or would not subject any Lender, the LC Bank or the Administrative Agent to any liability (in tort or otherwise).

                        Section 4.05. Action. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under and to consummate the transactions contemplated by each of the Credit Documents to which it is a party; the execution, delivery and performance by each Obligor of and the consummation of the transactions contemplated by each of the Credit Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Credit Documents to which it is a party when executed and delivered by such Obligor (in the case of any Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                   Section 4.06. Approvals No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Obligor of this Agreement and the other Credit Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby or the legality, validity or enforceability hereof or thereof, except for such authorizations, approvals, consents, filings and registrations as have been effected prior to the Effective Date and are in full force and effect and for any filings in accordance with the periodic reporting requirements of the Securities Exchange Act of 1934.

                   Section 4.07. Use of Credit. Neither Chemco nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used for such purpose.

                  Section 4.08. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The accumulated benefit obligation under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,500,000 the fair market value of the assets of such Plan, and the accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,500,000 the fair market value of the assets of all such underfunded Plans.

                   Section 4.09. Taxes. As of the Effective Date, Chemco and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which ISP is the "common parent" (within the meaning of Section 1504 of the Code) of such group (the "ISP Tax Group"). Except for the Tax Sharing Agreement, there is no tax sharing, tax allocation or similar agreement to which Chemco or any of its Subsidiaries is a signatory currently in effect providing for the manner in which tax payments owing by the members of such affiliated group (whether in respect of Federal or state income or other taxes) with respect to the current and future taxable years are allocated among the members of the group. Each member of the ISP Tax Group, including ISP and its Subsidiaries, has filed (either directly, or indirectly through ISP) all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid (either directly, or indirectly through ISP) all taxes shown to be due pursuant to such returns or pursuant to any assessment received by ISP or by Chemco or any of its Subsidiaries, except to the extent any taxes are being contested in good faith by proper proceedings and against which adequate reserves are being maintained. The charges, accruals and reserves on the books of Chemco and its Subsidiaries in respect of taxes and other governmental charges are, in the opinions of the Borrowers, adequate. As of the Effective Date, the United States Federal income tax returns covering the members of the ISP Tax Group, and their predecessors in interest, have been examined and closed through the Fiscal Year ended in 1989.

                   Section 4.10. Investment Company Act. None of Chemco and its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

                   Section 4.11. Public Utility Holding Company Act. None of Chemco and its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary

                                     -71

company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

                   Section 4.12.     Indebtedness and Liens.

                  (a) Part A of Schedule II is a complete and correct list, as of the Effective Date, of all Indebtedness, extensions of credit (or commitments for any extension of credit) to, or Guarantees by, Chemco or any of its Subsidiaries (other than (i) any Indebtedness, extensions of credit, commitments or guarantees by one member of the Chemco Consolidated Group in favor of another member of such group and (ii) Indebtedness the aggregate principal amount of which does not exceed $100,000 for any individual item or $1,000,000 in the aggregate for all such non-listed items), and the aggregate principal or face amount thereof outstanding or that may become outstanding.

                  (b) Part B of Schedule II is a complete and correct list of each Permitted Lien that, as of the Effective Date, secures Indebtedness (other than Liens created under the Security Documents) of any member of the Chemco Group. No Lien affects any property of any member of the Chemco Group other than Permitted Liens and Liens listed on Part C of Schedule II to the extent the Title Company is willing to omit such Liens from the title policies issued pursuant to Section 6.22(c)(i) of the Existing Credit Agreement (and, if the Title Company has issued such title policies, to the extent such Liens are omitted therefrom).

                   Section 4.13. Hazardous Materials. All members of the Chemco Group have obtained all permits, licenses and other authorizations which are required under all Environmental Laws in effect as of the date this representation is made or deemed made, except to the extent that the consequence of the failure to do so (whether with respect to any one such permit, license or other authorization or all such permits, licenses and other authorizations not obtained) would not, individually or in the aggregate, result in a Material Adverse Effect. All members of the Chemco Group are in compliance with the terms and conditions of all such permits, licenses and other authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law in effect as of the date this representation is made or deemed made or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect.

                  In addition, except as set forth in Schedule V, or except to the extent that the circumstances causing any of the following statements (individually or in the aggregate) could not be reasonably expected to have a Material Adverse Effect:

                  (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of any member of the Chemco Group, threatened by any governmental or other entity with respect to any alleged failure by any member of the Chemco Group to have any material permit, license or authorization required in connection with the conduct of the business of any member of the Chemco Group or with respect to any material generation, treatment, storage, recycling, transportation, handling, disposal or Release of any Hazardous Material by any member of the Chemco Group.

                  (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of any member of the Chemco Group, threatened by any governmental or other entity with respect to any member of the Chemco Group under any Environmental Law.

                  (c) No member of the Chemco Group has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by any member of the Chemco Group, and:

                           (i) no equipment containing concentration of
                  polychlorinated biphenyl ("PCB") greater than 50 ppm is present at any property now owned or leased by any member of the Chemco Group;

                           (ii) there are no underground storage tanks
                  containing Hazardous Materials, active or abandoned, at any property now owned or leased by any member of the Chemco Group;

                           (iii) to the knowledge of any Obligor (after due
                  inquiry and investigation), no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by applicable Environmental Laws, at, on or under any property now owned or leased by any member of the Chemco Group or owned or leased by any member of the Chemco Group at the time of any such Release; and

                           (iv) to the knowledge of any Obligor (after due
                  inquiry and investigation), no Hazardous Materials have been otherwise Released at, on or under any property now owned or leased by any member of the Chemco Group or owned or leased by any member of the Chemco Group at the time of any such Release.

                  (d) To the knowledge of any Obligor, no member of the Chemco Group has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any member of the Chemco Group for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA.

                  (e) No Hazardous Material generated by any member of the Chemco Group has been recycled, treated, stored, disposed of or Released by any member of the Chemco Group at any locations other than those listed in Schedule V.

                  (f) No oral or written notification of a Release of a Hazardous Material has been filed with any governmental agency or authority by or on behalf of any member of the Chemco Group and, to the knowledge of any Obligor, no property now or previously owned or leased by any member of the Chemco Group is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                  (g) There are no Liens arising under or pursuant to any Environmental Laws in effect as of the date this representation is made or deemed made on any of the real property or properties owned or leased by any member of the Chemco Group and no government actions have been taken or are in process which could subject any of such properties to such Liens and, to the knowledge of any Obligor, no member of the Chemco Group would be required to place any notice or restriction relating to the presence of Hazardous Material at any property owned by it in any deed to such property.

                   Section 4.14. Subsidiaries, Etc. Set forth in Part A of
Schedule VI is a complete and correct list, as of the Effective Date, of all Subsidiaries of Chemco and all other Investments held, directly or indirectly, by any member of the Chemco Group in any joint venture or other Affiliate and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature and amount of such Investment, including the issuer of such Investment (including any Person in which such Investment is made), the form and jurisdiction of organization of such issuer, a description of the type and class of such Investment, the number of shares, if any, held by each Person referred to in clause (x) above of such Investment and the percentage held by each Person referred to in clause (x) above of the aggregate amount outstanding as of the Effective Date of such Investment. Chemco owns, free and clear of Liens (other than Liens created pursuant to the Secured Documents), all outstanding shares of stock of its respective Subsidiaries (and each such Subsidiary owns, free and clear of Liens (other than Liens created pursuant to the Secured Documents), all outstanding shares of stock of its Subsidiaries), and all such shares are validly issued, fully paid and non-assessable.

                   Section 4.15. Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, did not at the time furnished or at the Effective Date contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by Chemco and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or based on reasonable estimates, on the date as of which such information is stated or certified.

                   Section 4.16. Patents, Trademarks, Etc. Each member of the Chemco Group owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its businesses as currently conducted, except where the failure to own or have the license or other right to use the same could not be reasonably expected to have a Material Adverse Effect. To the knowledge of any Obligor, the use of such patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes by the members of the Chemco Group does not infringe on the rights of any Person, except where any such infringement could not be reasonably expected to have a Material Adverse Effect.

                   Section 4.17. Real Property. Part A of Schedule VII is a complete and correct list, as of the Effective Date, of each real property (each an "Existing Mortgaged Property") owned by the Obligors as of such date, which is, as of such date, subject to a valid, binding and enforceable Lien created in favor of the Administrative Agent pursuant to one or more Security Documents, and the name of such Obligor holding an interest therein; Part B of Schedule VII is a complete and correct list, as of the Effective Date, of each real property (each a "Post-closing Mortgaged Property") owned or leased by the Obligors (as indicated therein) as of such date, which shall be, to the extent required by
Section 6.22(c) of the Existing Credit Agreement), subject to a valid, binding and enforceable Lien created in favor of the Administrative Agent pursuant to one or more Security Documents, and the name of such Obligor holding an interest therein; and Part C of Schedule VII is a complete and correct list, as of the Effective Date, of each real property owned, and each leasehold interest in real property leased by, the Obligors (other than the real properties and leasehold interests listed in Part A or B of Schedule VII) as of such date and the name of such Obligor holding an interest therein. The Chemco Group has good, legal and marketable title to all real properties that it purports to own and a valid subsisting leasehold interest in all the properties it purports to lease free and clear of all Liens except for (y) in the case of real properties owned, and leasehold interests leased, by the Foreign Subsidiaries, Permitted Liens, (z) in the case of real properties owned, and leasehold interests leased, by the Obligors, Permitted Liens and Liens listed on Part C of Schedule II to the extent the Title Company is willing to omit such Liens from the title policies issued pursuant to Section 6.22(c)(i) of the Existing Credit Agreement.

                   Section 4.18. Compliance with Laws and Agreements. Each of Chemco and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                   Section 4.19. Restrictions on Subsidiaries. Except as set forth on Schedule III, as of the Effective Date, none of the Subsidiaries of Chemco is subject to any indenture, agreement, instrument or other arrangement of the type described in Section 6.19, other than of a type described in the proviso thereto.

                   Section 4.20. Investments. Set forth in Part B of Schedule VI is a complete and correct list of all Investments referred to in Section 6.07(b) and Part C of Schedule VI is a complete and correct list of all Investments (other than Investments disclosed in Part A or Part B of Schedule VI and other than Investments of the types referred to in clauses
(c) and (i) of Section 6.07), in each case held, directly or indirectly, by Chemco or any of its Subsidiaries in any Person as of the Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature, amount and value of such Investment, including the issuer of such Investment (or Person in which such Investment is made), a description of the type and class of such Investment, the number of shares (or percentage share if so denominated) of such Investment and the value of such Investment as of the Effective Date. Except as disclosed in Schedule VI, each of Chemco and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all Investments listed in such Schedule.

                   Section 4.21. Collateral Security. Each Security Document creates a valid Lien in all right, title and interest of each Obligor that is a party to such Security Document in and to the Collateral described (and however defined) in such Security Document, and each such Lien constitutes a first-priority Lien enforceable against all lien creditors, secured parties and (prior and subsequent) bona fide purchasers and such Collateral is not subject to any other Liens, except for Permitted Liens and to the extent provided in
Section 6.22 or such Security Document (or any related policy of title insurance delivered to the Administrative Agent at the time of creation of the Lien in favor of the Administrative Agent in such Collateral).

                                   ARTICLE V

                                  CONDITIONS
                                  ----------

                   Section 5.01.     Effectiveness of Amendment and Restatement.

                  The effectiveness of the amendment and restatement of the Existing Credit Agreement provided for hereby is subject to the receipt by the Administrative Agent of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived with the consent of each Lender), provided that, if such conditions precedent shall not have been satisfied on or before April 5, 2004 this Amendment and Restatement shall have no force or effect, regardless of whether such conditions precedent are thereafter satisfied:

                  (a) Executed Counterparts. (i) From each Obligor, the Administrative Agent, each Term Loan Lender and the Required Revolving Credit Lenders (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement; (ii) from each of the Obligors and the Administrative Agent (x) a counterpart of an amendment to the Pledge and Security Agreements substantially in the form of Exhibit D to this Agreement signed on behalf of each such party (and by its signature hereto, each Lender authorizes the Administrative Agent to execute and deliver such amendment) or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that each such party has signed a counterpart of such amendment and (iii) from ISP Chemicals Inc. and the Administrative Agent, an amendment to the open-end mortgage, security agreement, assignment of leases and rents, financing statement and fixture filing, dated as of June 27, 2001, covering certain real property located in Calvert City, Marshall County, Kentucky, such amendment to reflect the Term Loan Maturity and to be in recordable form, signed on behalf of each such party (and by its signature hereto, each Lender authorizes the Administrative Agent to execute and delive such amendment).

                  (b) Opinions of Counsel to the Obligors. Favorable written opinions (addressed to the Administrative Agent, the LC Bank and the Lenders and dated the Amendment and Restatement Date) of (i) Weil, Gotshal & Manges LLP, counsel to the Obligors and (ii) Richard A. Weinberg, General Counsel to the Obligors.

                  (c) Opinion of Special New York Counsel to the Administrative Agent. An opinion (addressed to the Administrative Agent, the LC Bank and the Lenders and dated the Amendment and Restatement Date) of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, the LC Bank and the Lenders (and the Administrative Agent hereby instructs such counsel to deliver such opinion to the LC Bank and the Lenders).

                  (d) Corporate Documents. Such documents and certificates, dated on or reasonably prior to the Amendment and Restatement Date, as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor in its jurisdiction of incorporation.

                  (e) Officer's Certificate. A certificate, dated the Amendment and Restatement Date and signed by a Senior Officer of each Borrower, certifying compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

                  (f) New Subsidiary Guarantor. (i) A Guarantee Assumption Agreement duly executed and delivered by ISP Microcaps (U.S.) LLC (the "New Subsidiary Guarantor") and (ii) evidence that the New Subsidiary Guarantor shall have taken such action as shall be necessary or (in the opinion of the Administrative Agent) reasonably desirable to create and perfect a valid and enforceable security interest granted by such New Subsidiary Guarantor under the Pledge and Security Agreement (including delivering financing statements in such form as is necessary or desirable to file, record or register, as applicable).

                  (g) Tax Sharing Agreement. A certified copy of the Tax Sharing Agreement, certified as a true, accurate and complete copy thereof by a Financial Officer of the Lead Borrower, which shall not have changed in any material respect from the form thereof previously furnished to the Lenders.

                  (h) Fees and Expenses. Evidence of payment (i) all fees required to be paid to JPMCB (for account of itself and the Lead Arranger) or any Lender in connection with this Agreement on or before the Amendment and Restatement Date, (ii) the reasonable expenses of JPMCB and/or the Lead Arranger and the Administrative Agent, including

         (A) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent and of any local counsel retained by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the filing, recording and registering, as applicable, of the Security Documents, to the extent that invoices therefor have been delivered to the Company not later than two Business Days prior to the Amendment and Restatement Date, and
         (B) all filing, recording and registration fees and taxes incurred in connection with respect to the Liens provided for by the Security Documents.

                  (i) Payment of Existing Term Loans. Evidence that the Administrative Agent shall have received from the Borrowers sufficient funds that, together with the proceeds of the Term Loans to be made on the Amendment and Restatement Date, shall be sufficient to pay to the "Term Loan Lenders" under (and as defined in) the Existing Credit Agreement the principal of and interest on the Existing Term Loans and all other amounts owing to them thereunder in their capacity as "Term Loan Lenders".

                  (j) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to the Administrative Agent may reasonably request.

                  The Administrative Agent shall notify the Lead Borrower and the Lenders of the Amendment and Restatement Date, and such notice shall be conclusive and binding. Each of the Lenders hereby agree that the Administrative Agent may assume (solely for its benefit) that such Lender is satisfied with the form and substance of each of the documents referred to in clauses (b) and (c) above unless such Lender shall have delivered to the Administrative Agent no later than 10:00 a.m., New York City time, on the Amendment and Restatement Date, written notice that it is not satisfied with any matter covered by such provisions.

                   Section 5.02. Each Credit Event. The obligation of each Lender to make each Loan, and of the LC Bank to issue, amend, renew or extend each Letter of Credit, is additionally subject to the satisfaction of the following conditions:

                  (a) the representations and warranties of the Obligors set forth in this Agreement (including Sections 4.02 and 4.03), and of each Obligor in each of the other Credit Documents to which it is a party, shall be true and correct on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; and

                  (b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing;

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Obligors on the date thereof as to the matters specified in the preceding sentence.

                                  ARTICLE VI

                                  COVENANTS
                                  ---------

                  Each of the Borrowers covenants and agrees with the Lenders, the LC Bank and the Administrative Agent that, so long as any Commitment, any Loan or any LC Exposure is outstanding and until payment in full of all amounts payable by the Borrowers hereunder:

                   Section 6.01. Information. Chemco and, to the extent provided below, each other Obligor shall deliver to each of the Lenders and the Administrative Agent:

                  (a) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated statements of earnings and cash flow of the members of Chemco Consolidated Group for such period and for the period from the beginning of the respective Fiscal Year to the end of such quarter, and the related consolidated balance sheets as at the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period in the preceding Fiscal Year, accompanied by a certificate of the Lead Borrower signed by a Financial Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the members of the Chemco Consolidated Group in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments and to the absence of footnote disclosures and, in the case of Unrestricted Entities, to
         Section 1.04(d));

                  (b) as soon as available and in any event within 95 days after the end of each Fiscal Year, consolidated statements of earnings and cash flow of the members of the Chemco Consolidated Group and the related consolidated balance sheets as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year, accompanied by a certificate of the Lead Borrower signed by a Financial Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the members of the Chemco Consolidated Group in accordance with GAAP as at the end of, and for, such period, an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Chemco Consolidated Group as at the end of, and for, such Fiscal Year in accordance with GAAP (subject, in the case of Unrestricted Entities, to Section 1.04(d)), and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default continuing as of the date of such certificate;

                  (c) as soon as available and in any event within 95 days after the end of each Fiscal Year, unaudited statements of earnings of each of the Borrowers and the related unaudited balance sheets as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year, accompanied by a certificate of each Borrower signed by a Financial Officer, which certificate shall state that said financial statements fairly present the financial condition and results of operations of such Borrower in accordance with GAAP (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in Section 1.04(b)) as at the end of, and for, such period (subject, in the case of Unrestricted Entities, to Section 1.04(d));

                  (d) at the time it furnishes each set of financial statements pursuant to clause (c) above for any Fiscal Year, unaudited statements of earnings of each Unrestricted Entity for such Fiscal Year and the related balance sheet of such Unrestricted Entity as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year, accompanied by a certificate of the Lead Borrower signed by a Financial Officer, which certificate shall state that said financial statements fairly present the financial condition and results of operations of such Unrestricted Entity in accordance with GAAP as at the end of, and for, such Fiscal Year;

                  (e) as soon as possible, and in any event within ten days after an officer of any Borrower or any ERISA Affiliate knows of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000, notice furnished by such Borrower, signed by a Financial Officer, of such ERISA Event describing the same in reasonable detail and describing the steps being taken to remedy the same;

                  (f) promptly after any officer of any member of the Chemco Group knows that (i) any Default has occurred or (ii) any representation, warranty or certification made or deemed made in any Credit Document by any Obligor or the Lead Borrower, or any certificate furnished by any Obligor or the Lead Borrower to any Lender or the Administrative Agent pursuant to the provisions thereof, was false or misleading in any material respect as of the time made, deemed made or furnished, notice furnished by Lead Borrower, signed by a Financial Officer, of such Default or false or misleading representation, warranty, certification or certificate (as the case may be) describing the same in reasonable detail and describing the steps being taken to remedy the same;

                  (g) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any (other than with respect to employee benefit plans), which Chemco or any of its Subsidiaries shall have filed with the SEC or any national securities exchange;

                  (h) as soon as possible, and in any event within ten days, after either Moody's or Standard & Poor's shall have publicly announced any change in its rating of any of the senior secured or unsecured long-term debt of one or more of the Borrowers, notice thereof specifying the nature of such change; and

                  (i) at the time it furnishes each set of financial statements pursuant to clause (a) or (b) above, a certificate of the Lead Borrower signed by a Financial Officer setting forth in reasonable detail the computations necessary to determine whether the Borrowers are in compliance with Sections 6.06(e), 6.07, 6.09, 6.10, 6.11 and 6.12 as of the end of the respective Fiscal Quarter or Fiscal Year; and promptly (and in any event no later than 12:00 noon, New York City time, on the second Business Day) after the request of the Administrative Agent with respect to a Determination Date, a certificate of the Lead Borrower signed by a Financial Officer setting forth in reasonable detail the computations necessary to determine whether the Borrowers are in compliance with Sections 6.06(e), 6.07, 6.09, 6.10, 6.11 and 6.12 as at such Determination Date;

                  (j) at the time it furnishes each set of financial statements pursuant to clause (a) or (b) above, a certificate of the Lead Borrower signed by a Financial Officer setting forth: (i) the amount or outstanding book value (as applicable) of any Restricted Payment, of any Investment in an Unrestricted Entity or Foreign Subsidiary, of any Investment under Section 6.07(e) made by any member of the Chemco Group or of each Subsidiary designated as an Unrestricted Entity (or for which such designation is withdrawn), in each case during such Fiscal Quarter; the Available Distribution Amount as at the last day of such Fiscal Quarter; the amount of any reduction in the outstanding book value of any Investment made pursuant to Section 6.07(b), (e), (f) or
         (i); the date of the making such Restricted Payment or Investment or of the Disposition reducing the outstanding book value of any Investment made pursuant to Section 6.07(b), (e), (f) or (i); the provision hereof (including Section reference) on which such Obligor has relied for purposes of making the Restricted Payment or Investment; and, in reasonable detail, the computations necessary to determine whether the Borrowers are in compliance such provision hereof;

                  (k) prompt notice of the acquisition by any member of the Chemco Group of the property located in Freetown, Massachusetts referred to in Section 6.09(l); and

                  (l) promptly as possible from time to time such other information regarding (A) the business, affairs, operations or condition (financial or otherwise) of any member of the Chemco Group,
         (B) compliance by any Obligor with its obligations under any Credit Document and (D) such other matters relating to the transactions contemplated hereby, in each case as any Lender or the Administrative Agent may reasonably request.

The Lead Borrower will furnish to each Lender and the Administrative Agent, at the time it furnishes each set of financial statements pursuant to clause (a) or
(b) above, a certificate of the Lead Borrower signed by a Financial Officer to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the steps being taken to remedy the same).

                   Section 6.02. Litigation, Etc. The Borrowers shall promptly give to each Lender notice of: (a) all legal or arbitral proceedings, and of all proceedings by or before any Governmental Authority, and any material development (including any settlement) in respect of such legal or other proceedings, affecting any of Chemco and the Restricted Subsidiaries which, if adversely determined, is reasonably likely to result in a Material Adverse Effect; and (b) the issuance by any Governmental Authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting or delaying, the making of Loans, the issuance of Letters of

Credit or the consummation of any of the transactions contemplated by any of the Credit Documents to which any Obligor is a party, or the institution of any litigation or similar proceedings seeking any such injunction, order or other restraint.

                   Section 6.03. Corporate Existence, Etc. The Obligors shall, and shall cause each of the other Restricted Subsidiaries to:

                  (a) preserve and maintain its corporate existence and all of its rights, privileges and franchises, except (i) as otherwise permitted by Section 6.08, (ii) in the case of any Restricted Subsidiary other than the Borrowers and with respect to the preservation and maintenance of such Restricted Subsidiary's corporate existence, where the failure to preserve and maintain the same could not reasonably be expected to have a Material Adverse Effect, and (iii) with respect to the preservation and maintenance of rights, privileges and franchises, where the failure to preserve and maintain the same could not reasonably be expected to have a Material Adverse Effect;

                  (b) conduct its management, business and affairs, and maintain its books and records, in such manner so that each member of the Chemco Consolidated Group will be treated as a corporate entity distinct from all Persons that are not members of the Chemco Consolidated Group and the properties of each member of the Chemco Consolidated Group will be readily identifiable as belonging to it distinct from the properties belonging to any Person that is not a member of the Chemco Consolidated Group (and, in any event, maintain its deposit accounts separate and distinct from the deposit accounts of any Person that is not a member of the Chemco Consolidated Group);

                  (c) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including Environmental Laws then in effect) and material contractual obligations insofar as failure to comply with such requirements would result in a Material Adverse Effect;

                  (d) pay and discharge when due (or, in the case of real property taxes, before delinquent) all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property and (subject to the provisions hereof, including Sections 6.17, 6.19 and 6.20) material contractual obligations, except for any such tax, assessment, charge, levy or other obligation the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (e) maintain all of its properties owned or used in its business in good working order and condition, ordinary wear and tear excepted and except where the failure to maintain such properties could not reasonably be expected to have a Material Adverse Effect; and

                  (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, on reasonable notice, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

                   Section 6.04. Insurance. The Obligors shall, and shall cause each of the other Restricted Subsidiaries to, keep insured all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. Such insurance shall be written by insurance companies selected by the Borrowers that (a) in the case of any such companies that are organized under the laws of the United Kingdom or are Affiliates of Chemco or members of the Chemco Group, are reputable and financially sound, and (b) in any other case, have an A.M. Best rating of "A" or better and are in a financial-size category of VI or larger. The Borrowers and the other Restricted Subsidiaries shall not self-insure, except to the extent that such self-insurance is in accordance with approved practices of corporations similarly situated and adequate insurance reserves are maintained. For purposes of determining whether the amount of self-insurance is in accordance with such approved practices, any insurance written by Affiliates of Chemco or members of the Chemco Group shall be deemed to be self-insurance.

                   Section 6.05.     Use of Proceeds.

                  (a) The Borrowers shall use the proceeds of the Loans solely
(i) in the case of the Term Loans, to refinance the Existing Term Loans and (after payment in full of the Existing Term Loans) as permitted by clause (ii) below, and (ii) for other general corporate purposes. The Borrowers shall use the proceeds of Loans in compliance with applicable legal and regulatory requirements, including Regulations U and X of the Board and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder. No part of the proceeds of the Loans shall be used in violation of Regulation X.

                  (b) The Borrowers shall use the net proceeds from the issuance of Qualified Senior Subordinated Debt for general corporate purposes.

                   Section 6.06.     Indebtedness

                    The Obligors shall not, and shall not permit any of the other Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, other than the following Indebtedness (provided that, on the date of incurrence of such Indebtedness, and after giving effect thereto, no Default shall have occurred and be continuing):

                  (a) Indebtedness existing on Effective Date and set forth in Part A of Schedule II, or to the extent not meeting the minimum threshold for required listing on Schedule II pursuant to Section 4.12, in an aggregate amount not exceeding $1,000,000, and any refinancings or refundings thereof, so long as the principal amount of any such Indebtedness refinanced or refunded is not increased from the principal amount thereof, and the terms and conditions thereof are made no more restrictive than those in effect with respect to such Indebtedness, as of the date hereof;

                  (b) Indebtedness under this Agreement and the other Credit Documents;

                  (c) the Required Senior Subordinated Debt;

                  (d) Qualified Senior Subordinated Debt;

                  (e) non-recourse Indebtedness in an aggregate outstanding principal amount, together with the imputed principal amount of Capital Lease Obligations, not exceeding $50,000,000, secured by Liens referred to in Section 6.09(h), but only if in each case the aggregate amount of consideration paid (and/or the aggregate fair market value of any property transferred) by any of the members of the Chemco Group in connection with the incurrence of such Indebtedness in such case shall not have exceeded 20% of the aggregate fair market value of all property subject to the Lien securing such Indebtedness in such case (determined at the time of incurrence of such Indebtedness) and any extensions, renewals and refinancings of such Indebtedness;

                  (f) Indebtedness in an aggregate outstanding principal amount not exceeding $25,000,000, in respect of industrial revenue bonds and other tax advantaged financings, other than Special Acquisition Debt;

                  (g) Guarantees of any member of the Chemco Consolidated Group in favor of any Lender in respect of Hedge Agreements, cash management arrangements and foreign exchange contracts entered into between Chemco or any of its Subsidiaries or Affiliates and any Lender;

                  (h) Indebtedness owing by any Obligor to any member of the Chemco Group;

                  (i) Indebtedness owing by the Foreign Subsidiaries to any of the Obligors to the extent permitted under Section 6.07(f) as an Investment of the Obligors;

                  (j) Indebtedness owing by the Foreign Subsidiaries solely to Persons outside the Chemco Group in an aggregate outstanding principal amount, together with the aggregate outstanding principal amount of all Indebtedness permitted under Section 6.06(a) that is also permitted under this clause, not exceeding $35,000,000;

                  (k) Special Acquisition Debt in an aggregate outstanding principal amount not exceeding $35,000,000;

                  (l) unsecured notes issued by the Borrowers for which they are jointly and severally liable (collectively, the "Other Permitted Notes") if, (i) such issuance does not result in a breach of Section 6.11(b) or (c) (calculated on a pro forma basis after giving effect to such issuance and as if the Determination Date for making such calculation were the date of such issuance), (ii) no payment or prepayment of the principal of such Other Permitted Notes shall be required to be made before the later of (x) the date falling one year after the Revolving Credit Termination Date in effect at the time of such issuance or (y) the date falling three months after the latest final maturity of the Term Loans or the Incremental Loans in effect at the time of such issuance, (iii) the terms and conditions of such Other Permitted Notes (other than the applicable interest rate) shall not be more burdensome to the Borrowers in any material respect than the terms and conditions of this Agreement and (iv) no Default shall exist or would result therefrom; and

                  (m) other Indebtedness in an aggregate outstanding principal amount not exceeding $50,000,000.

                  Notwithstanding anything contained in this Agreement to the contrary, the Obligors shall not, and shall not permit any of the other Restricted Subsidiaries to, issue any Guarantee, other than the Guarantees provided under Article III or described under Section 6.06(g), unless either the maximum Dollar Equivalent of the obligation being guaranteed is readily ascertainable by the terms of such obligation or the agreement or instrument evidencing such Guarantee specifically limits the Dollar Equivalent of the maximum exposure of the guarantor thereunder; provided that the exposure of the guarantor in respect of fees, costs and expenses and indemnities against liabilities of the beneficiary of such Guarantee to third parties need not be readily ascertainable or specifically limited.

                   Section 6.07. Investments. The Obligors shall not, and shall not permit any of the other Restricted Subsidiaries to, make or hold any Investments in any Person, other than the following Investments:

                  (a) Cash Equivalents;

                  (b) Investments in equity securities (other than Margin Stock or (except as permitted under Section 6.07(d)) capital stock or other equity interests in any members of the Chemco Group or any Affiliate of Chemco), to the extent that the aggregate outstanding book value thereof does not exceed $5,000,000;

                  (c) operating deposit accounts with banks;

                  (d) Investments in Obligors or Persons that, as of the date on which such Investments are made, will become Subsidiary Guarantors; Investments by Foreign Subsidiaries in Foreign Subsidiaries or Persons that, as of the date on which such Investments are made, will become Foreign Subsidiaries; and Investments in Foreign Subsidiaries as of January 1, 2004;

                  (e) Investments (other than Margin Stock), to the extent that, on the date any such Investment is made, the aggregate principal amount and/or outstanding book value thereof shall not exceed the Available Distribution Amount on such date;

                  (f) (1) Investments by the Obligors in Foreign Subsidiaries or Persons that, as of the date on which such Investments are made, will become Foreign Subsidiaries, provided that (x) the aggregate amount of such Investments made after January 1, 2004 minus the aggregate amount of principal, interest, dividends and other distributions received by any of the Obligors in cash in respect of such Investments after January 1, 2004 minus the aggregate amount of Net Available Proceeds received by any of the Obligors from any Disposition permitted hereunder of any such Investment after

         January 1, 2004 shall not exceed $75,000,000 at any time and (y) each such Investment shall be permitted under this clause (f)(1) as an equity contribution in the applicable Foreign Subsidiary, as opposed to a loan thereto, solely to the extent (without duplication) (i) required under the law of the jurisdiction of organization of such Foreign Subsidiary governing adequacy of capital of Persons of the organizational form of such Foreign Subsidiary, (ii) necessary to avoid any significant adverse tax consequences to the Chemco Group under applicable law or (iii) that, in connection with the incurrence of Indebtedness by such Foreign Subsidiary permitted hereunder, any Person that will extend credit in respect of such Indebtedness (other than an Affiliate of Chemco) shall require as a precondition to such extension of credit an equity Investment in such Foreign Subsidiary; and (2) Investments that constitute Indebtedness owing by any Foreign Subsidiary to any Obligor satisfying the collateral security and other requirements of Section 6.22(d);

                  (g) Guarantees permitted under Section 6.06;

                  (h) Hedge Agreements entered into in the ordinary course of business and not for speculative purposes;

                  (i) Investments in the Linden Joint Venture, to the extent that the aggregate outstanding book value thereof does not exceed $25,000,000;

                  (j) loans to employees of any member of the Chemco Consolidated Group (excluding SJH) in an aggregate principal amount not exceeding $5,000,000 for any one such employee and $8,500,000 for all such employees; and

                  (k) (i) loans to ISP made from the proceeds of Required Senior Subordinated Debt the proceeds of which loans were used by ISP solely for purposes of redeeming or otherwise retiring ISP 2002 Notes, in a principal amount not exceeding on any date the excess, if any, of $199,900,000 over the sum of the aggregate amount of all Restricted Payments made pursuant Section 6.10(c)(i) on or prior to that date plus the aggregate outstanding principal amount of all loans made pursuant to this clause (k)(i) as of the date of determination; and (ii) loans to ISP made from the proceeds of Qualified Senior Subordinated Debt the proceeds of which loans were used by ISP solely for purposes of redeeming or otherwise retiring ISP 2003 Notes, in a principal amount not exceeding on any date the excess, if any, of $324,500,000 over the sum of the aggregate amount of all Restricted Payments made pursuant
         Section 6.10(c)(ii) plus the aggregate outstanding principal amount of all loans made pursuant to this clause (k)(ii) as of the of date of determination.

                  The Obligors shall not, and shall not permit any of the other Restricted Subsidiaries to, take a short position in any securities of any Person (including by means of the issuance of call options).

                   Section 6.08. Mergers, Etc. The Obligors shall not, and shall not permit any of the other Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or convey, sell, lease, sell and lease back, dispose of or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the business or property of any Obligor and its Restricted Subsidiaries taken as a whole, except that, notwithstanding the foregoing provisions of this Section, any of the Obligors and the other Restricted Subsidiaries may enter into any such transaction with another corporation, provided that:

                  (a) such transaction constitutes an Investment in an Unrestricted Entity or Foreign Subsidiary or the Linden Joint Venture permitted pursuant to Section 6.07(e), (f) or (i), as applicable; or

                  (b) all of the following shall be true: (i) if any Borrower is a party to such transaction, such Borrower (or any other Borrower) shall be the surviving corporation and such transaction shall not involve a Disposition of all or substantially all of the assets of such Borrower; (ii) if such transaction is a merger, consolidation, amalgamation or other corporate restructuring, the surviving corporation is a corporation organized and existing under the laws of the United States of America, a State thereof or the District of Columbia; (iii) if such transaction is a merger, consolidation, amalgamation or other corporate restructuring and the surviving corporation is not an Obligor, such surviving corporation expressly assumes, by an agreement satisfactory in form and substance to the Required Lenders (which agreement may require the delivery of opinions of counsel reasonably requested and satisfactory to the Required Lenders), the obligations under this Agreement (including provision of collateral security) and, as applicable, the other Credit Documents of the members of the Chemco Group that are the subject of such transaction; and (iv) immediately after giving effect to such transaction, (x) no Default shall have occurred and be continuing, (y) no Default would have occurred and be continuing under Section 6.11, as determined on the basis of pro forma financial statements in respect of the fiscal periods referred to in, and then applicable for determining compliance with, Section 6.11 as if such transaction had been consummated as of the first day of such Fiscal Quarter in which such transaction shall have occurred and (z) Adjusted Net Worth shall equal or exceed Adjusted Net Worth immediately prior to giving effect to such transaction. Upon the transfer by any other member of the Chemco Consolidated Group (other than a Foreign Subsidiary) of all or substantially all of its assets to another Person and the assumption by such other Person of such transferring member's obligations pursuant to this clause (b), unless such transferring member shall, at the time of such transfer, by an agreement satisfactory in form and substance to the Required Lenders, agree to continue to be liable for the performance of its obligations hereunder and under the other Credit Documents, if any, it shall be deemed to have been released from such obligations.

                   Section 6.09. Limitation on Liens. The Obligors shall not, and shall not permit any of the other Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, other than the following Liens ("Permitted Liens"):

                  (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due (or, in the case of real property taxes, not yet delinquent) or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP on the books of such Person, provided that enforcement of any such Lien shall be stayed during the period while such proceedings are pending and continuously for 15 days after the conclusion of such proceedings;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP on the books of such Person, provided that enforcement of any such Lien shall be stayed during the period while such proceedings are pending and continuously for 15 days after the conclusion of such proceedings;

                  (c) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (d) deposits of cash and Liens on other assets (provided that such Liens shall not cover any such other assets not necessary to enable the secured party to perform the relevant obligations of the debtor) to secure the performance of bids, trade contracts (other than for borrowed money), leases (other than capital leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, licenses, restrictions on the use of property or minor imperfections in the title thereto which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any member of the Chemco Group that shall have an interest in, or in the conduct of its business shall use, such property;

                  (f) broker's Liens securing the payment of commissions in the ordinary course of business;

                  (g) Liens created pursuant to this Agreement and the Security Documents;

                  (h) Liens created to secure purchase money obligations and Capital Lease Obligations incurred in connection with the acquisition of the property subject to such Liens, and Liens on assets existing when such assets are acquired (and not imposed in contemplation of acquisition), to the extent such obligations are permitted by Section 6.06(e);

                  (i) Liens in respect of any Qualified Securitization Program;

                  (j) Liens on property on deposit in an escrow in connection with a Disposition that is permitted hereunder;

                  (k) Liens on the proceeds of the issuance of the Required Senior Subordinated Debt and Qualified Senior Subordinated Debt, as the case may be, that are on deposit in an escrow account pursuant to the Required Senior Subordinated Debt Documents or the Qualified Senior Subordinated Debt Documents, as applicable;

                  (l) Liens securing the obligations of ISP Freetown Fine Chemicals Inc. owing to General Electric Capital Corporation, in an aggregate amount not exceeding $56,050,000, under an operating lease of certain property located at Freetown, Massachusetts; and

                  (m) Liens existing on the Effective Date and listed on
         Schedule II, securing obligations in an aggregate amount as to all such Liens not exceeding $6,000,000.

                   Section 6.10. Restricted Payments. The Obligors shall not, and shall not permit any of the other Restricted Subsidiaries to, declare or make any Restricted Payment at any time, except that (subject to Section 6.20):

                  (a) any member of the Chemco Group (other than Chemco) may pay cash dividends on its capital stock to, or repurchase shares of capital stock from, any member of the Chemco Group, provided that no Obligor shall pay cash dividends on its capital stock to, or repurchase shares of capital stock from, any Foreign Subsidiary;

                  (b) Chemco may make Restricted Payments in cash, to the extent that, on the date any Restricted Payments are made, the aggregate amount of such Restricted Payments shall not exceed the Available Distribution Amount on such date;

                  (c) (i) Chemco may make Restricted Payments in cash from the proceeds of the Required Senior Subordinated Debt the proceeds of which Restricted Payments shall be used by ISP solely for the purpose of redeeming or otherwise retiring the ISP 2002 Notes, in an aggregate amount not exceeding on any date the excess, if any, of $199,900,000 over the sum of the aggregate amount of all Restricted Payments made pursuant this clause (c)(i) on or prior to that date plus the aggregate principal amount of all loans made pursuant to Section 6.07(k)(i) on or prior to that date (whether or not outstanding on such date); and (ii) Chemco may make Restricted Payments in cash from the proceeds of the Qualified Senior Subordinated Debt the proceeds of which Restricted Payments shall be used by ISP solely for the purpose of redeeming or otherwise retiring the ISP 2003 Notes, in an aggregate amount not exceeding on any date the excess, if any, of $324,500,000 over the sum of the aggregate amount of all Restricted Payments made pursuant this clause (c)(ii) on or prior to that date plus the aggregate principal amount of all loans made pursuant to Section 6.07(k)(ii) on or prior to that date (whether or not outstanding on such date); and

                  (d) Chemco may make Restricted Payments in cash on any date to the extent of the Special Capital Balance, provided that the aggregate amount of all Restricted

         Payments made pursuant to this clause (d) shall not exceed $40,000,000 in any Fiscal Year; and

                  (e) Chemco may pay a dividend on or within three Business Days after the Amendment and Restatement Date in an amount not exceeding $75,000,000 with cash-on-hand and with the proceeds of Revolving Credit Loans;

provided that Chemco shall not make any Restricted Payment, if immediately prior to or after giving effect to such Restricted Payment, a Default shall have occurred and be continuing.

                  Each notice furnished under Section 6.01(j) shall, to the extent that the information set forth therein is in compliance herewith as of the effective date of the applicable transaction, fix the lettered clause of this Section or Section 6.07, or Section 6.16(e), pursuant to which the Restricted Payment, Investment or designation of an Unrestricted Subsidiary referred to in such notice shall have been made for purposes of thereafter determining compliance with this Section and Sections 6.07 and 6.16(e).

                  For purposes hereof, "Available Distribution Amount" means, on any date of determination, the sum of:

                  (i)  $75,000,000, plus

                  (ii) 50% of Consolidated Net Income (as defined below) (if positive) of the Chemco Consolidated Group for the period commencing with the first Fiscal Quarter of Year 2004 through and including the last day of the Fiscal Quarter ending on, or most recently ended prior to, in such determination date (treated for these purposes as a single accounting period), plus

                  (iii) the aggregate amount of all equity Investments made in cash by any direct or indirect parent of Chemco in the capital stock of Chemco, including Special Capital Contributions during the period commencing on the date hereof and ending on and including such determination date, plus

                  (iv) an amount equal to 80% of the aggregate fair market value of all non-cash property contributed by any direct or indirect parent of Chemco as an Investment in the capital stock of Chemco during the period commencing on the date hereof and ending on and including such determination date, which fair market value of non-cash property in connection with any such Investment or series of related Investments shall, for purposes of this definition, be equal to the lower of the determination thereof pursuant to (y) a resolution adopted by the Board of Directors of Chemco (and at least a majority of the directors disinterested in such transaction), certified by the Secretary or an Assistant Secretary in a writing delivered to the Administrative Agent not less than five Business Days prior to the date of such non-cash Investment (or at such later date as the Administrative Agent may agree) and (z) a written opinion of a nationally recognized investment-banking firm, selected by Chemco (at its own expense), which shall be subject to only customary qualifications and limitations and shall be delivered to the

         Administrative Agent not less than five Business Days prior to the date of such non-cash Investment (or at such later date as the Administrative Agent may agree), provided that if the aggregate fair market value of such non-cash property shall not exceed $10,000,000 as determined pursuant to clause (y) above, such resolution adopted by the Board of Directors of Chemco shall be determinative (and no opinion of an investment-banking firm shall be required), plus

                  (v) an amount equal to the lesser of (i) the aggregate principal amount of all repayments of loans made pursuant to Section 6.07(k)(i) during the period commencing on the date hereof and ending on and including such determination date and (ii) the excess, if any, of $199,900,000 over the aggregate amount of all Restricted Payments made pursuant Section 6.10(c)(i) on or prior to such determination date, plus

                  (vi) an amount equal to the lesser of (i) the aggregate principal amount of all repayments of loans made pursuant to Section 6.07(k)(ii) during the period commencing on the date hereof and ending on and including such determination date and (ii) the excess, if any, of $324,500,000 over the aggregate amount of all Restricted Payments made pursuant Section 6.10(c)(ii) on or prior to such determination date, minus

                  (vii) the aggregate amount of all Restricted Payments made after January 1, 2004 pursuant to Section 6.10(b) and (d) on or prior to such determination date, minus

                  (viii) the aggregate outstanding book value of all Investments made in Unrestricted Entities by any members of the Chemco Group pursuant to Section 6.07(e) on such determination date, minus

                  (ix) the aggregate outstanding book value of all Subsidiaries designated as Unrestricted Entities pursuant to Section 6.16(e) on such determination date.

                  Solely for purposes of the definition of Available Distribution Amount above:

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such Period, on a consolidated basis, determined in accordance with GAAP; provided that (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a wholly-owned Restricted Subsidiary of such Person; (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior approval from any Governmental Authority (that has not been obtained) or directly or indirectly by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders; (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and (d) the cumulative effect of a change in accounting principles will be excluded; and

                  "Net Income" means, with respect to any Person for any period, the net income or loss of such Person determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any Disposition (including any Specified Disposition) or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; (3) any non-recurring gain or loss, together with any related provision for taxes on such non-recurring gain or loss, relating to the Chemco Restructuring and (4) any write-downs or accounting reserves recognized on or after January 1, 2004 with respect to the manufacturing facilities, property or land, as the case may be, of the Chemco Group in Linden, New Jersey or Columbus, Ohio, provided, however, that cash payments in respect of such accounting reserves made during such period or during any future period shall be subtracted from Net Income in calculating EBITDA during the period when such payments are made.

                   Section 6.11.     Certain Financial Covenants.

                  (a) Interest Coverage Ratio. The Borrowers will not, on any Determination Date, permit the ratio, of (i) EBITDA for the period of four consecutive Fiscal Quarters ending on or most recently ended prior to such Determination Date to (ii) Interest Expense during such period, to be less than the "Applicable Ratio" specified below opposite the period below within in which such Determination Date occurs:

                             Interest Coverage Ratio
                             -----------------------
                  Period                               Applicable Ratio
                  ------                               ----------------
From the Amendment and Restatement Date
through the penultimate day of the first                  2.00 to 1
Fiscal Quarter of 2006, inclusive:

From the last day of the first Fiscal
Quarter of 2006 through the penultimate                   2.25 to 1
day of the first Fiscal Quarter of 2007, inclusive:

From the last day of the first Fiscal
Quarter of 2007 and all times thereafter:                 2.50 to 1

                  (b) Total Debt Leverage Maintenance Ratio. The Borrowers will not, on any Determination Date, permit the Total Debt Leverage Maintenance Ratio to be greater than the

"Applicable Ratio" specified below opposite the period below within in which such Determination Date occurs:

                      Total Debt Leverage Maintenance Ratio
                      -------------------------------------
                  Period                               Applicable Ratio
                  ------                               ----------------
From the Amendment and Restatement Date
through the penultimate day of the first                  4.75 to 1
Fiscal Quarter of 2006, inclusive:

From the last day of the first Fiscal
Quarter of 2006, through the penultimate                  4.50 to 1
day of the first Fiscal Quarter of 2007, inclusive:

From the last day of the first Fiscal
Quarter of 2007 and all times thereafter:                 4.25 to 1

                  (c) Senior Debt Leverage Maintenance Ratio. The Borrowers will not permit the ratio of (i) Total Consolidated Senior Indebtedness on any Determination Date to (ii) EBITDA for the period of four consecutive Fiscal Quarters ending on or most recently ended prior to such Determination Date, to be greater than 3.50 to 1.

                   Section 6.12.     Capital Expenditures
The Borrowers will not permit the aggregate amount of Capital Expenditures for any Fiscal Year (beginning with Fiscal Year 2004) to exceed the sum of (a) the Base Amount for such Fiscal Year plus (b) the Carry-Forward Amount (as defined below) for such Fiscal Year plus (c) the Supplemental Amount for such Fiscal Year.

                  For purposes hereof, (i) the "Base Amount" means, for any Fiscal Year (but subject to the following sentence), $100,000,000, (ii) the "Carry-Forward Amount" means (x) for Fiscal Year 2004, $15,000,000 and (y) for each Fiscal Year thereafter, the portion of the Base Amount for the preceding Fiscal Year not spent for Capital Expenditures and (iii) the "Supplemental Amount" means, for any Fiscal Year, the aggregate amount of the Net Available Proceeds (without regard to clause III of the definition thereof as set forth in Section 1.01) from Dispositions (excluding Specified Dispositions, but including Excluded Dispositions) received by the members of the Chemco Group during the period commencing on January 1, 2004 and not spent for Capital Expenditures in any prior Fiscal Year.

                  If any member of the Chemco Group acquires any business during any Fiscal Year, (x) the Base Amount for such Fiscal Year, but not for any other Fiscal Year, shall be increased by an amount equal to earnings before interest, depreciation and amortization attributable to such acquired business for the period of four Fiscal Quarters ending on or most recently ended prior to the date of consummation of such acquisition ("Preliminary Acquired EBITDA") multiplied by 0.35 multiplied by a fraction the numerator of which is the number of days in such Fiscal Year remaining after such date of consummation of such acquisition and the denominator of which is 365, (y) the Base Amount for the Fiscal Year following such Fiscal Year (the "Subsequent Fiscal Year"), but not for any other Fiscal Year, shall be increased by an amount equal to the sum of
(A) Preliminary Acquired EBITDA attributable to such acquired business multiplied by 0.35 multiplied by a fraction the numerator of which is the number of days in such Subsequent Fiscal Year that are included in the period of the first four full Fiscal Quarters following the date of consummation of such acquisition (such first four full Fiscal Periods being referred to as "Test Period") and the denominator of which is 365 plus (B) the amount of earnings before interest, depreciation and amortization attributable to such acquired business for the Test Period ("Definitive Acquired EBITDA") multiplied by 0.35 multiplied by a fraction the numerator of which is the number of days in such Subsequent Fiscal Year remaining after the Test Period and the denominator of which is 365 and (z) the Base Amount for each Fiscal Year following the Subsequent Fiscal Year shall be increased by an amount equal to the Definitive Acquired EBITDA multiplied by 0.35. For purposes of Section 6.12, Capital Expenditures made in any Fiscal Year shall be deemed to be a spending first of the Supplemental Amount for such Fiscal Year, second of the Carry-Forward Amount for such Fiscal Year and last of the Base Amount for such Fiscal Year.

                   Section 6.13.     Linden Property.

                  (a) The Obligors shall not, and shall not permit any of the other Restricted Subsidiaries or the Unrestricted Entities (other than the Linden Joint Venture) to conduct, directly or indirectly, any business at the Linden Property, unless (x) the purpose of such business is not primarily related to the treatment, storage, disposal or any other form of management of hazardous wastes (other than incidentally in furtherance of the primary business purpose) and (y) the Obligors shall deliver to the Administrative Agent such real property Security Documents with respect to the Linden Property for purposes of, among other things, creating a Lien in favor of the Administrative Agent to secure the Secured Obligations, as the Administrative Agent shall reasonably request (including the items and documents of the type described in subparagraph (i) through (v) of Section 6.22(c)(1)), in form and substance satisfactory to the Administrative Agent, prior to the earlier of any member of the Chemco Group incurring any Capital Expenditures in excess of $5,000,000 in furtherance of such business and any such member commencing such business at the Linden Property, unless the requirements of this clause (y) are waived by the Required Lenders.

                  (b) The Borrowers will ensure that the Linden Joint Venture will (subject to the immediately following sentence of this clause) be adequately capitalized and will not be a member of the Chemco Consolidated Group and that all requirements necessary to maintain the separate corporate identity and existence of the Linden Joint Venture (including that (i) neither the chief executive officer, the chief operating officer nor the general manager (or individual holding a comparable position) shall hold an office of Senior Vice President or higher of any member of the Chemco Consolidated Group and (ii) separate books and records for such Person shall be maintained. No member of the Chemco Consolidated Group will provide any Guarantee, indemnity or other Investment or financial support to the Linden Joint Venture (other than Investments permitted by Section 6.07(e) and (i) and in respect of environmental obligations relating to periods prior to the creation of such entity, and no member of the Chemco Consolidated Group may become liable in respect of environmental obligations payable as a result of the formation of the Linden Joint Venture, except for any such obligations payable under the administrative consent orders dated June 16, 1989 and June 28, 1990 issued by the New Jersey Department of Environmental Protection and Energy relating to the Linden Property. No member of the Chemco Consolidated Group will have any direct or contingent liability in respect of the Linden Joint Venture's operations, properties, liabilities or capitalization (subject to the exceptions containedin the preceding sentence).

                   Section 6.14. Lines of Business. The Borrowers shall, and shall cause the other members of the Chemco Group taken as a whole to, remain principally engaged in the business or businesses conducted by the Chemco Group as of the date hereof; provided that this Section shall not be deemed to prohibit any transaction otherwise specifically permitted under this Agreement; provided further that Chemco shall not engage in any business other than the making of Investments in its Subsidiaries, the services that the Credit Documents contemplate will be performed by Chemco and matters incidental thereto.

                   Section 6.15. Transactions with Affiliates. The Obligors shall not, and shall not permit any of the other Restricted Subsidiaries to, directly or indirectly, enter into any transaction with an Affiliate of Chemco, except that any member of the Chemco Consolidated Group may enter into a transaction with an Affiliate thereof:

                  (a) expressly provided for under the Tax Sharing Agreement or the Management Agreement;

                  (b) that is in the ordinary course of business and is on terms and conditions that are at least as favorable to the Chemco Consolidated Group as would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate;

                  (c) that is a transaction with a Close Affiliate (as defined below), which together with all related transactions subject to this Section, does not involve (i) a Disposition of property of the Chemco Consolidated Group the aggregate book value or fair market value of which (whichever is higher), when taken together with all amounts described in clause (ii) below arising in connection with such transactions, exceeds $10,000,000, or (ii) the incurrence of obligations or liabilities, direct or indirect and whether or not contingent, the aggregate cost of performing which and the aggregate amount of which may exceed $10,000,000, provided that, in the case of this clause (c), (A) such transaction and all related transactions are
         (1) on terms and conditions that are at least as favorable to Chemco Consolidated Group as would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate and (2) fair from a financial point of view to the members of the Chemco Consolidated Group that are parties thereto; and (B) the Lead Borrower shall have delivered to the Administrative Agent, at least two Business Days prior to the consummation of a transaction in compliance with this clause
         (c), a certificate of the Secretary or an Assistant Secretary of Chemco or, if Chemco is not then acting as Lead Borrower, of each Borrower certifying that its Board of Directors (and at least a majority of the directors disinterested in such transaction) has determined, by adoption of one or more resolutions attached to such certificate, that such transaction complies with the foregoing clause (A); or

                  (d) if (i) such transaction is a transaction with a Close Affiliate and all related transactions are (A) on terms and conditions that are at least as favorable to the Chemco Consolidated Group as would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate, and (B) fair from a financial point of view to the members of the Chemco Consolidated Group that are parties thereto; and (ii) the Lead Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the consummation of a transaction in compliance with this clause (d), (A) a certificate of the Secretary or an Assistant Secretary of Chemco or, if Chemco is not then acting as Lead Borrower, of each Borrower certifying that its Board of Directors (and at least a majority of the directors disinterested in such transaction) has determined, by adoption of one or more resolutions attached to such certificate, that such transaction complies with clause (i) above; and (B) the written opinion of a nationally recognized investment-banking firm selected by and at the expense of the Borrowers, subject only to customary qualifications and limitations, stating that, in the opinion of such firm, such transaction and all related transactions comply with clause (i)(B) above.

                  For purposes of this Section, "Close Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Chemco; and for purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, and the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

                   Section 6.16.     Additional Subsidiaries.

                  (a) Subsidiary Guarantors. The Borrowers will take such action, and will cause each Subsidiary (other than the Borrowers, ISP Funding, any Foreign Subsidiary and any Unrestricted Entity) to take such action, from time to time as shall be necessary to ensure that such Subsidiary is a "Subsidiary Guarantor" hereunder. Without limiting the generality of the foregoing, in the event that the Borrowers or any of their Subsidiaries (other than any Unrestricted Entities) shall form or acquire any new Subsidiary that shall constitute a Restricted Subsidiary other than a Foreign Subsidiary, or in the event that the Lead Borrower shall withdraw the designation of an Unrestricted Entity in accordance with Section 6.16(e), the Borrowers and their Subsidiaries will cause such new Subsidiary or former Unrestricted Entity, as the case may be, to:

                  (i) become a "Subsidiary Guarantor" hereunder, and an "Obligor" under the Pledge and Security Agreement pursuant to a Guarantee Assumption Agreement;

                  (ii) take such action as shall be necessary or (in the opinion of the Administrative Agent) reasonably desirable to create and perfect valid and enforceable first priority Liens on the property of such Subsidiary that, pursuant to Section 6.22, is required to be granted as collateral security for the obligations of such Subsidiary hereunder (including authenticating and delivering such Security Documents as the Administrative Agent shall request, in each case in form and substance satisfactory to the Administrative Agent

         (including in such form as is necessary or desirable to file, record or register, as applicable) and all documentary Collateral provided for under such Security Document);

                  (iii) deliver to the Administrative Agent a certificate of a Responsible Officer of such Subsidiary certifying that such Subsidiary is a member of the "Chemco Group" under and as defined in the the Tax Sharing Agreement; and

                  (iv) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested.

                  (b) Ownership of Subsidiaries. Each of the Obligors will, and will cause each of the other Restricted Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly owned direct or indirect Subsidiary and that such Subsidiary shall not authorize and issue any capital stock, including any preferred class of capital stock, other than for sale or other transfer to another member of the Chemco Consolidated Group.

                  (c) Unrestricted Entities. Any Subsidiary of Chemco that shall Guarantee the Indebtedness of any Obligor (including the Required Senior Subordinated Debt and the Qualified Senior Subordinated Debt), or that shall be co-liable with an Obligor with respect to any Indebtedness, shall not be designated by the Lead Borrower as an Unrestricted Entity, and such Subsidiary shall be deemed a Restricted Subsidiary for all purposes hereof and, if not a Foreign Subsidiary, shall be made a Subsidiary Guarantor hereunder pursuant to Section 6.16(a), unless the Administrative Agent (with the consent of the Required Lenders) shall waive such requirement.

                  (d) Further Assurances. The Obligors will, and will cause each of the other Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement.

                  (e) Designations. The Lead Borrower may from time to time, subject to the terms and conditions hereof, by delivering a written notice to the Administrative Agent on or before the date of such designation designate any one or more of its Subsidiaries (other than the Borrowers) as Unrestricted Entities and/or withdraw the designation of any Subsidiary as an Unrestricted Entity. Any such notice shall (i) in the case of the designation of an Unrestricted Entity, specify all Subsidiaries of any Subsidiary so designated and, upon any such designation, all Subsidiaries thereof shall also be deemed to have been designated as Unrestricted Entity, (ii) certify that, as of the date of and immediately after giving effect to such designation or withdrawal of a designation, no Default shall have occurred and be continuing,
         (iii) state the date as of which such designation or withdrawal of a designation shall take effect and (iv) in the case of the designation of an Unrestricted Entity, certify that, the aggregate book value of such designated Subsidiary and its Subsidiaries shall not exceed the Available Distribution Amount on the effective date of such designation. Any designation or withdrawal of a designation shall become effective as of the date specified in such notice only if: (1) on such date, no Default shall have occurred and be continuing or shall result therefrom (and for purposes of determining compliance with Section 6.11, any designation of a Subsidiary as an Unrestricted Entity shall be deemed to be effective as of the first day of the Fiscal Quarter in which designation occurs and any withdrawal of a designation of an Unrestricted Entity as such shall be deemed to have been effective as of the first day of the Fiscal Quarter immediately following the Fiscal Quarter in which such withdrawal occurs); (2) in the case of a withdrawal of a designation of an Unrestricted Entity, such Unrestricted Entity shall have become a Subsidiary Guarantor hereunder pursuant to clause (a) above, shall have granted a Lien in its properties to the Administrative Agent pursuant to Section 6.22 and delivered such legal opinions and other documents to the Administrative Agent, in form and substance acceptable to it; in the case of a designation of a Subsidiary as an Unrestricted Entity, such Subsidiary shall meet the definition of "Unrestricted Entity" set forth in Section 1.01; and (4) each event or circumstance relating to such Unrestricted Entity that occurred or existed while such Unrestricted Entity was an Unrestricted Entity and that would have constituted a Default if such Unrestricted Entity had been a member of the Chemco Consolidated Group shall have been remedied or shall no longer exist. The Lead Borrower may not withdraw the designation of a Subsidiary as an Unrestricted Entity if, after giving effect to such withdrawal and all related withdrawals to take effect on the same date, such Subsidiary would continue to be a Subsidiary of an Unrestricted Entity, and the Lead Borrower may not designate a Subsidiary as an Unrestricted Entity if such Subsidiary had theretofore been an Unrestricted Entity.

                   Section 6.17. Amendments to Other Documents. The Obligors shall not, and shall not permit any of the other Restricted Subsidiaries to, amend, restate, supplement, waive or otherwise modify, or consent to any amendment, restatement, supplement, waiver or other modification of, any Required Senior Subordinated Debt Document, the Qualified Senior Subordinated Debt Document, the Management Agreement, the Tax Sharing Agreement or any LC Reimbursement Agreement, or any provision of the foregoing, without the prior written consent of the Administrative Agent (with the approval of the Required Lenders); provided that any member of the Chemco Group may, without the consent of the Administrative Agent, amend, restate, supplement, waive or otherwise modify the Tax Sharing Agreement (other than Paragraph 13 thereof or any other provision thereof to the extent that it affects such Paragraph 13) or Management Agreement to the extent that any such amendment, restatement, supplement, waiver or other modification does not provide for a Restricted Payment, complies with the requirements of Section 6.15, and, only as to the Tax Sharing Agreement, does not have a material adverse effect on the Consolidated Chemco Group taken as a whole.

                   Section 6.18. No Unfriendly Acquisitions. The Obligors shall not, and shall not permit any of the other Subsidiaries to, make any purchase, directly or indirectly, individually or as part of a group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), in one transaction or a series of transactions, of (i) a majority of the outstanding Voting Stock of any Person, or (ii) more than 10% but less than a majority of the Voting Stock of any Person, unless (x) in the case of either of the preceding clauses (i) and (ii), prior to such acquisition at least a majority of the directors of such Person (excluding directors that are Affiliates of ISP or are directors, officers or employees of any member of the Chemco Group or any Restricted Subsidiary or Affiliate of Chemco) shall have consented to such acquisition or
(y) in the case of the preceding clause (ii), any member of the Chemco Group on such date shall be holding such

                                     -98-
stock for the purpose of investment and without the intent of exercising control over the management or policies of such Person.

                   Section 6.19. Restrictive Agreements. Except as set forth on
Schedule III, as of the Effective Date, the Obligors shall not, and shall not permit any of the other Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any member of the Chemco Group to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary of the Borrowers to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrowers or any other Subsidiary or to Guarantee Indebtedness of the Borrowers or any other Subsidiary; provided that:

                  (i) the foregoing shall not apply to (y) restrictions and conditions imposed by law or this Agreement, or by any Capital Lease Obligations or purchase money security interest permitted hereunder solely with respect to the property subject to such Capital Lease Obligations or purchase money security interest, and (z) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; and

                  (ii) clause (a) of the foregoing shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) customary provisions in leases and other contracts restricting the assignment thereof.

                   Section 6.20. Purchase or Redemption of Subordinate Indebtedness. The Obligors shall not, and shall not permit any of the other Restricted Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of any Required Senior Subordinated Debt or Qualified Senior Subordinated Debt (each a "Subordinated Debt Redemption"), except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments and other documents evidencing such Indebtedness. Notwithstanding the foregoing, if no Default has occurred and is continuing on the date of a proposed Subordinated Debt Redemption:

                  (a) the Obligors may make such Subordinated Debt Redemption with the proceeds of Incremental Loans and Other Permitted Notes;

                  (b) the Obligors may make such Subordinated Debt Redemption in cash (including with the proceeds of Revolving Credit Loans, but excluding with the proceeds of Incremental Loans and Other Permitted Notes), provided that if the aggregate amount of such Subordinated Debt Redemptions made in cash after the Amendment and Restatement Date exceeds $25,000,000 (a "Testing Event"), then from and after the occurrence of a Testing Event:

                           (i) as a condition to making such Subordinated Debt
                           Redemption:

                                    (A) the Borrowers shall be required to
                           demonstrate (x) that the ratio of (I) Total
                           Consolidated Senior Secured Indebtedness on the date of such Subordinated Debt Redemption (and after giving effect the incurrence of any Indebtedness used to finance such Subordinated Debt Redemption) to (II) EBITDA for the period of four consecutive Fiscal Quarters ending on or more recently ended prior to such date, does not exceed 2.75 to 1 and (y) that they are in compliance with Sections 6.11(b) and (c) (calculated on a pro forma basis after giving effect to any such incurrence and as if the Determination Date for making such calculation were the date of such Subordinated Debt Redemption) and

                                    (B) the Obligors shall be required to hold
                           at the time such Subordinated Debt Redemption is consummated freely available cash and Cash Equivalents and unused and available Revolving Credit Commitments (excluding any portion thereof used to finance such Subordinated Debt Redemption) in an aggregate amount of not less than $125,000,000; and

                           (ii) as a condition to the making of any Restricted
                  Payment by Chemco, the Obligors shall be required to hold at the time such Restricted Payment is made freely available cash and Cash Equivalents and unused and available Revolving Credit Commitments (excluding any portion thereof used to finance such Restricted Payment) in an aggregate amount of not less than $100,000,000.

                   Section 6.21. Certain Matters Regarding Dispositions.
The Obligors shall not, and shall not permit any of the other Restricted Subsidiaries to, enter into any transaction that constitutes a Disposition or otherwise effect a Disposition (other than Excluded Dispositions), unless:

                  (a) the consideration that the applicable members of the Chemco Group shall be entitled to receive, and/or direct delivery of, in connection with such Disposition shall have been determined to be the fair market value of the property of such members of the Chemco Group subject to such Disposition by the applicable Boards of Directors of such members of the Chemco Group and such determination is certified by the Secretary or an Assistant Secretary of each of such member of the Chemco Group in a certificate delivered to the Administrative Agent not less than five Business Days prior to the time of such Disposition;

                  (b) other than Dispositions described in clauses (a) and (b) of the definition of "Excluded Dispositions", and clause (III) of the definition of "Net Available Proceeds", set forth in Section 1.01, at least 75% of the total consideration to be received, and/or delivered as directed, by the members of the Chemco Group in connection with such Disposition shall be cash or cash-equivalent consideration; provided that the percentage of the total consideration to be so received and/or delivered in the form of cash or cash-equivalents in connection with a Disposition may be less than 75% to the extent that (i) a member of the Chemco Group actually receives such other consideration and such receipt of property constitutes an acquisition or an Investment permitted hereunder at such time or (ii) an Unrestricted Entity actually receives (at the direction of a member the Chemco Group) such other consideration and such receipt of property constitutes a capita contribution by such member of the Chemco Group in such Unrestricted Entity that is permitted as an Investment under
         Section 6.07, the book value or principal amount of which shall be at least equal to the non-cash and cash equivalent consideration so contributed at such time and

                  (c) all of the consideration that any members of the Chemco Group shall be entitled to receive, and/or direct delivery of, in connection with such Disposition shall be received at the time of the consummation of the Disposition of any property by the member of the Chemco Group.

                   Section 6.22.     Collateral Security.

                  (a) Each of the Obligors will, subject to each of the other lettered paragraphs of this Section, on the Effective Date and continuously thereafter at their expense, (i) create and maintain a valid and enforceable first-priority Lien, free and clear of all other Liens, in and to all of the Mortgaged Properties, and on the fixtures and personal property (tangible and intangible) of the Obligors existing on the Effective Date and thereafter arising and/or acquired, including intellectual property, accounts, general intangibles, goods (including inventory and equipment), claims against ISP Funding and securities (including the capital stock that any Obligor holds, directly or indirectly, in any of the Subsidiaries of Chemco, including ISP Funding), (ii) perfect such Lien under applicable law through the execution and delivery by the Obligors of all necessary and reasonably desirable Security Documents (in form and substance satisfactory to the Administrative Agent) and (iii) file, record and register, as applicable, such Security Documents with all necessary and (and in the opinion of the Administrative Agent) reasonably desirable offices, except:

                  (i) to the extent of Permitted Liens on the Collateral;

                  (ii) to the extent that the Administrative Agent shall determine in its sole discretion that the costs of creating such a Lien on any such property (or perfecting any Lien created in its favor therein or clearing any such adverse claim) are excessive in relation to the value of the collateral security to be afforded thereby;

                  (iii) to the extent that any Intellectual Property (as such term is defined in the Pledge and Security Agreement) would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral or is subject to a provision that restricts the assignment thereof that is enforceable under applicable law and the applicable Obligor is unable after using its best efforts (as determined by the Administrative Agent in its sole discretion) to obtain a waiver of such provision by the beneficiary thereof;

                  (iv) the Belleville Property and (except to the extent provided in Section 6.13(a)) the Linden Property;

                  (v) accounts receivable originated by any Obligor in connection with the sale or lease of inventory or the rendering of services in the ordinary course of business which are subject to sale to ISP Funding in connection with a Qualified Securitization Program and the proceeds thereof; and

                  (vi) 34% of the shares of each class of capital stock of any Foreign Subsidiary held by an Obligor, directly or (other than through another Foreign Subsidiary) indirectly and 100% of the shares of capital stock of any Foreign Subsidiary held by an Obligor indirectly through another Foreign Subsidiary.

                  (b) (i) In connection with each Disposition permitted hereunder or under any of the other Credit Documents, upon the request of the Lead Borrower, the Administrative Agent shall promptly (A) release its Lien on such property, without any recourse or warranty or representation whatsoever, (B) deliver to the Lead Borrower any documentary Collateral that is the subject of such Disposition and (C) execute and deliver to the Lead Borrower such Uniform Commercial Code release statements, mortgage releases and other instruments and documents as may be prepared by the Lead Borrower or the other Obligors that are reasonably required to effect the release of the Liens on the Collateral that is the subject of such Disposition, provided that at the time of such Disposition and the release of the Lien by the Administrative Agent, the Administrative Agent shall have obtained, through the efforts and at the expense of the Obligors, (y) a first-priority perfected security interest in the proceeds of such released Collateral and (z) in the reasonable discretion of the Administrative Agent, legal opinions (from counsel acceptable to it) addressed to the Lenders, the LC Bank and the Administrative Agent, covering such matters relating to the Lien of the Administrative Agent in such proceeds as it may reasonably request.

                  (ii) In connection with the designation of an Unrestricted Entity in accordance with Section 6.16(e), the Administrative Agent shall promptly (A) release its Lien on all property of such Unrestricted Entity, without any recourse or warranty or representation whatsoever, (B) deliver to the Lead Borrower any documentary Collateral of such Unrestricted Entity and (C) execute and deliver to the Lead Borrower such Uniform Commercial Code release statements, mortgage releases and other instruments and documents as may be prepared by the Lead Borrower or such Unrestricted Entity that are reasonably required to effect the release of the Liens on the Collateral of such Unrestricted Entity.

                  (c) (1) The Obligors shall cause to be delivered to the Administrative Agent, in the case of any After-Acquired Mortgaged Property acquired by purchase on or prior to the Amendment and Restatement Date, not later than 90 days (or such shorter period as specifically set forth below) after the Amendment and Restatement Date and, in the case of any After-Acquired Mortgaged Property acquired by purchase after the Amendment and Restatement Date, not later than 90 days after the date of acquisition of such After-Acquired Mortgaged

         Property, the following documents, all of which shall be in form, scope and substance reasonably satisfactory to the Administrative Agent:

                  (i) one or more policies of title insurance issued by the Title Company, in ALTA, extended coverage, Lender's Fee Policy form 1970 (revised 10/17/84) or such other form approved by the Administrative Agent, or a binding marked commitment to issue such policy or policies, insuring the Administrative Agent for the benefit of itself, the LC Bank and the Lenders, in an amount equal to at least 110% of the fair market value of such After-Acquired Mortgaged Property, as certified by the Lead Borrower to the Administrative Agent, insuring that the relevant Obligor is lawfully seized and possessed of a fee simple interest in such After-Acquired Mortgaged Property, and also insuring the validity and priority of the Liens created under the real property Security Documents with respect thereto, subject only to Permitted Liens; each such title policy shall contain: (A) full coverage against mechanics' liens (filed and inchoate), (B) a reference to the relevant survey with no survey exceptions except those theretofore approved by the Administrative Agent and (C) such affirmative insurance and endorsements as the Administrative Agent may reasonably require; and each such title policy shall be accompanied by such reinsurance agreements between the Title Company and such other title companies that shall have been approved by the Administrative Agent, in ALTA Facultative Reinsurance Agreement 9/24/94 form or, in relation to any real property located in Texas, its equivalent, in each case, as the Administrative Agent may require;

                  (ii) as-built metes and bounds surveys of recent date of each facility comprising such After-Acquired Mortgaged Property, including easements that benefit such facility, to be covered by the real property Security Documents, showing such matters as may be required by the Administrative Agent, which surveys shall be made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA, ACSM and NSPS in 1999 with all measurements made in accordance with the "Minimum Angle, Distance and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys" or such other form and content that have been approved by the Administrative Agent and which contain "Optional Survey Responsibilities and Specifications" 1, 2, 3, 6, 7(a), 7(b), 7(c), 8, 9, 10, 11(b), 13, 14, 15 and 16 as
         specified on Table A to the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" and certified to the Administrative Agent, the LC Bank and the Lenders and the Title Company, such certificate to be in a form reasonably acceptable to the Administrative Agent, and shall have been prepared by a registered surveyor acceptable to the Administrative Agent;

                  (iii) certified copies of permanent and unconditional certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in a jurisdiction in which such After-Acquired Mortgaged Property is located, then such other evidence reasonably satisfactory to the Administrative Agent) permitting the fully functioning operation and occupancy of each Mortgaged Property and of such other permits necessary for the use and operation of each such facility issued by the respective Governmental Authorities having jurisdiction over each such facility, provided that to the extent that the Obligors are unable, after using commercially reasonable efforts during the 90-day period following the date of acquisition of such After-Acquired Mortgaged Property, to deliver such items to the Administrative Agent within such period, such items not delivered by the end of such period shall not be required to be delivered pursuant to this clause (iii);

                  (iv) evidence that the Borrowers shall have paid to the Title Company all expenses and premiums of the Title Company in connection with the issuance of such policies with respect to such After-Acquired Mortgaged Property and in addition shall have paid to the Title Company an amount equal to the recording and stamp taxes payable in connection with recording the applicable real property Security Documents in the appropriate county land office(s); and

                  (v) such Security Documents, or amendments or supplements to such Security Documents, relating to such After-Acquired Mortgaged Property as the Administrative Agent shall request, duly executed and delivered by each Obligor and other Person intended to be a party thereto, in each case in form and substance satisfactory to special New York counsel to the Administrative Agent (including in form necessary or desirable to file, record or register, as applicable), together with such favorable written opinions (addressed to the Administrative Agent, the LC Bank and the Lenders) of such counsel (reasonably acceptable to the Administrative Agent) to the applicable Obligor for each jurisdiction the law of which governs the creation, perfection and priority of each Lien provided for by the Security Documents (or amendments or supplements thereto) required to be delivered by this clause (v), in each case covering such matters relating to the Obligors, the Security Documents and the Liens provided for by the Security Documents as shall be reasonably requested by the Administrative Agent, the LC Bank, the Lenders and special New York counsel to the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinion to the Administrative Agent, the LC Bank and the Lenders).

                  (2) The Obligors shall cause to be delivered to the Administrative Agent, in the case of any After-Acquired Mortgaged Property acquired by lease on or prior to the Amendment and Restatement Date, not later than 90 days (or such shorter period as specifically set forth below) after the Amendment and Restatement Date and, in the case of any After-Acquired Mortgaged Property acquired by lease after the Amendment and Restatement Date, not later than 90 days after the date of acquisition of such After-Acquired Mortgaged Property, the following documents, all of which shall be in form, scope and substance reasonably satisfactory to the Administrative Agent:

                  (i) any consents or other documents that are required as a condition in order to create and maintain a valid and enforceable Lien on such After-Acquired Mortgaged Property, provided that to the extent that the Obligors are unable, after using commercially reasonable efforts during the 90-day period following the Amendment and Restatement Date or the date of acquisition of such After-Acquired Mortgaged Property, as the case may be, to obtain such consents and other documents within such period with respect to such After-Acquired Mortgaged Property, then such property shall no longer be deemed to be an After-Acquired Mortgaged Property;

                  (ii) within 15 days of the date (each, a "Consent Date") that all consents and other documents, if any, required by clause (i) above have been obtained with respect to such After-Acquired Mortgaged Property (it being understood and agreed that the Consent Date for any such property shall be the Amendment and Restatement Date or the date of acquisition of such After-Acquired Mortgaged Property, as the case may be, if no such consents or documents are required), such Security Documents as the Administrative Agent shall request with respect to such After-Acquired Mortgaged Property, duly executed and delivered by each Obligor and other Person intended to be a party thereto, in each case in form and substance satisfactory to special New York counsel to the Administrative Agent (including in form necessary or desirable to file, record or register, as applicable), provided that any leasehold Security Document shall not limit the Obligor's right to terminate such leasehold interest upon reasonable prior notice to the Administrative Agent;

                  (iii) within 90 days of the applicable Consent Date, a policy of title insurance issued by the Title Company, in the same form, scope and substance as described in Section 6.22(c)(1)(i) with respect to such After-Acquired Mortgaged Property, in an amount equal to at least 110% of the fair market value of such property as certified by the Lead Borrower to the Administrative Agent, together with evidence that the Borrowers shall have paid to the Title Company all expenses and premiums of the Title Company in connection with the issuance of such policy and in addition shall have paid to the Title Company an amount equal to the recording and stamp taxes payable in connection with recording the applicable real property Security Documents in the appropriate county land office(s); and

                  (iv) within 90 days of the applicable Consent Date, an as-built metes and bounds survey of recent date in the same form, scope and substance as described in Section 6.22(c)(1)(ii), with respect to such After-Acquired Mortgaged Property.

                  (d) Any loan (each a "subject loan") by an Obligor to a Foreign Subsidiary (other than any subject loan permitted to be made pursuant to Section 6.07(f)(1)) shall satisfy the collateral security and other requirements of this clause (d) if each of the following conditions shall be satisfied (and in the case of clauses (i), (ii) and (iii), shall be satisfied continuously): (i) the subject loan shall be secured by a valid and enforceable first-priority Lien, free and clear of all other Liens (other than Permitted Liens), in and to all of the real property, fixtures and personal property (tangible and intangible) of such Foreign Subsidiary (to the extent permitted under local law);
         (ii) all or substantially all of such collateral security is located in a jurisdiction reasonably satisfactory to the Administrative Agent, including with respect to the ability of a secured party to enforce a Lien and realize upon the collateral security in such jurisdiction;
         (iii) such Foreign Subsidiary shall have no Investments in any other Foreign Subsidiary or Unrestricted Entity, other than (y) Investments in such Persons outstanding on the date of the subject loan that were not made in contemplation or connection with the subject loan and (z) any loans to such other Foreign Subsidiary which independently satisfy the requirements of this clause (d); and (iv) the receipt by the Administrative Agent of favorable written opinions (addressed to the Administrative Agent, the LC Bank and the Lenders of counsel to the Obligor and the Foreign Subsidiary (reasonably acceptable to the Administrative Agent) for each jurisdiction the law of which governs the creation, perfection or priority of such Lien, covering such matters as shall be reasonably requested by, and in form and substance satisfactory to, and subject to exceptions customarily taken by legal counsel in such jurisdiction to the extent reasonably acceptable to, the Administrative Agent (and such Obligor and the Foreign Subsidiary shall instruct such counsel to deliver such opinions to the Administrative Agent, the LC Bank and the Lenders).

                  (e) The Obligors shall use commercially reasonable efforts to cause to be delivered to the Administrative Agent, as soon as possible after the Effective Date, the stock certificates representing 66% of each class of capital stock of each Foreign Subsidiary held, directly or (other than through another Foreign Subsidiary) indirectly, by each Obligor (and shall continue such efforts until such time as all such stock certificates shall have been so delivered), in each case duly endorsed in blank or accompanied by undated stock powers duly executed in blank and in form and substance reasonably satisfactory to the Administrative Agent.

                  (f) The Obligors shall use commercially reasonable efforts to cause to be delivered to the Administrative Agent, within 90 days after the Amendment and Restatement Date, an amendment to any Security Documents covering real property or vessels which on such date specifies $450,000,000 as the maximum amount entitled to the benefit of the Liens created thereby, such amendment to reflect the aggregate amount of the Commitments hereunder and to be in recordable form, signed on behalf of each party thereto and in form and substance reasonably satisfactory to the Administrative Agent.

                                  ARTICLE VII

                              EVENTS OF DEFAULT
                              -----------------

                  If any of the following events (herein called "Events of Default") shall occur:

                  (a) the Borrowers shall: (i) default in the payment of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan or on any reimbursement obligation in respect of any LC Disbursement, any fee or any other amount payable by them hereunder or under any other Credit Document when due and such default shall have continued unremedied for three or more Business Days; or

                  (b) either of the following shall occur: (i) any member of the Chemco Group shall default in the payment when due of (A) any principal of or interest on other Indebtedness the aggregate principal amount of which has a Dollar Equivalent of $10,000,000 or more, or (B) any amount owing by it under any Hedge Agreement or Hedge Agreements relating to interest payments, where the aggregate amount of the net liability of such member thereunder upon the termination thereof would be an amount having a Dollar Equivalent of $10,000,000 or more, and any grace period with respect thereto (without giving effect to any extension or waiver thereof) shall expire, or (ii) any event specified in (A) any note, agreement, indenture or other document evidencing or relating to other Indebtedness of any member of the Chemco Group the aggregate principal amount of which has a Dollar Equivalent of $10,000,000 or more or (B) any

         Hedge Agreement or Hedge Agreements entered into by any member of the Chemco Group relating to interest payments, where the aggregate amount of the net liability of such member thereunder upon the termination thereof would be an amount having a Dollar Equivalent of $10,000,000 or more, if the effect of such event (after giving effect to any grace periods with respect thereto (but without giving effect to any extension or waiver of any such grace periods)) is (1) in the case of any such Indebtedness, to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness, (x) to become due, or (y) to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity, or (2) in the case of any such Hedge Agreement, to permit the payments owing under such Hedge Agreement to be liquidated (it being understood and agreed that this paragraph (b) shall not be deemed to apply to any voluntary prepayment, redemption, purchase or offer to purchase any Indebtedness or to any prepayment, redemption, purchase or offer to purchase any Indebtedness required as a result of a voluntary sale of property); or

                  (c) any representation, warranty or certification made or deemed made herein or in any other Credit Document (or in any amendment, restatement, supplement or modification hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished; or

                  (d) (i) any of the Obligors (as applicable) shall default (A) in the performance of any of its obligations under any of Section 6.01(f) or (i), 6.05, 6.06, 6.07, 6.08, 6.09 (other than by reason of the creation of a non-consensual Lien), 6.10, 6.11(a), 6.12, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20 and 6.22; or (B) in the performance of its obligations under Section 6.01(k) or 6.11(b) or (c) and such default shall continue for a period at least 15 days; or (ii) any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Credit Document (including under Section 6.09, to the extent excluded from clause (A) above), and such default shall continue unremedied for a period of at least 30 days after notice thereof to the Lead Borrower by the Administrative Agent or any Lender (through the Administrative Agent); or

                  (e) any of Chemco, ISP and their respective Subsidiaries shall admit in writing it inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) any of Chemco, ISP and their respective Subsidiaries shall
         (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property,
         (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) a proceeding or case shall be commenced, without the application or consent of the affected member of the Chemco Group, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such member or of all or any substantial part of its property, or (iii) similar relief in respect of such member under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any such member shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any member of the Chemco Group and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such member shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, singly or in the aggregate, could be reasonably likely to have a Material Adverse Effect; or

                  (j) one or more courts, administrative tribunals or other bodies having jurisdiction against any member of the Chemco Group shall have finally determined (after all permitted appeals) that a member of the Chemco Group is liable in respect of claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by any such member or any Affiliate of any thereof, or any predecessor in interest of any such member or Affiliate, or relating to any site or facility owned, operated or leased by any such member or Affiliate, and the amount of such claims or liabilities, or the cost of remediation in connection therewith (insofar as they are payable by any such member but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

                  (k) any of the following shall occur: (i) SJH shall, on any date, cease to own, directly or indirectly, more than 50% of the Voting Stock of ISP outstanding on such date or (ii) ISP shall, on any date, cease to own, directly or indirectly, 100% of the capital stock of Chemco, except for up to five percent of the shares of any class of Chemco capital stock held by employees thereof (other than SJH), or option contracts as to which

         Chemco is the counterparty to purchase up to such per centum of shares, pursuant to any employee compensation or incentive plan of Chemco, provided that Chemco shall be entitled at any time to purchase such shares from, or pay the "in the money amount" of such of such option contracts (in complete discharge of its obligations thereunder) to, such employees at a pre-specified sale or strike price; or

                  (l) any of the Security Documents, Article 3 and the subordination provisions of any of the Required Subordinated Debt Documents and the Qualified Subordinated Debt Documents shall for whatever reason be terminated or cease to be in full force and effect (other than the expiration thereof in accordance with its terms), or the enforceability thereof shall be contested by any Obligor, or (in the case of the subordination provisions of the Required Subordinated Debt Documents or the Qualified Subordinated Debt Documents) any trustee or common agent of the holders, of such Indebtedness; or

                  (m) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all Liens other than Permitted Liens; or

                  (n) a cessation or suspension of all or substantially all of the operations of the Specialty Chemicals Business shall occur and (in the case of a suspension) shall continue for three consecutive Business Days; or

                  (o) both of the following shall occur: (i) ISP and the Subsidiaries of ISP shall cease to be members of the same consolidated group for federal income tax purposes, and (ii) Chemco or any of its Subsidiaries shall have, under the Tax Sharing Agreement or otherwise, paid any taxes that arise as a result of and are directly attributable to such cessation; or

                  (p) any principal or other amounts in respect of the Required Senior Subordinated Debt or the Qualified Senior Subordinated Debt shall be due and payable (whether by acceleration or otherwise), other than accrued and unpaid interest on the regularly scheduled interest payment dates therefor;

                  THEREUPON: (1) in each case of the occurrence of an Event of Default, other than one referred to in clause (f) or (g) of this Article, and at any time thereafter during the continuance of such Event of Default, (A) the Administrative Agent may and, upon request of the Required Lenders shall, by notice to the Lead Borrower, terminate the Commitments and they shall thereupon terminate and (B) the Administrative Agent may and, upon request of the Required Lenders (assuming, for purposes of determining Required Lenders, that all Commitments have been terminated) shall, by notice to the Lead Borrower declare the principal amount then outstanding of, and the accrued interest on, the Loans, the reimbursement obligations in respect of LC Disbursements and all other amounts payable by the Obligors hereunder (including any amounts payable under Section 2.14, 2.15 or 2.16) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; (2) in the case of the occurrence of an Event of Default referred to in clause (p) of this Article at any time when any holder of Required Senior Subordinated Debt or Qualified Senior Subordinated Debt (or the trustee or common agent of the holders of either such Indebtedness) shall not be prohibited from receiving or otherwise realizing any payment in respect of such Indebtedness, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the reimbursement obligations in respect of LC Disbursements and all other amounts payable by the Obligors hereunder and under the Notes (including any amounts payable under Section 2.14, 2.15 or 2.16) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor (if not already accelerated and due and payable pursuant to clause (1) above); and (3) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Article, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the reimbursement obligations in respect of LC Disbursements and all other amounts payable by the Obligors hereunder and under the Notes (including any amounts payable under Section 2.14, 2.15 or 2.16) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor. In addition, upon the occurrence and during the continuance of any Event of Default (if the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes have become due and payable as provided above in this paragraph), the Borrowers agree that they shall, upon request to the Lead Borrower by the Administrative Agent or the Required Lenders (and, in the case of any Event of Default referred to in clause (f) or (g) of this Article, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for all LC Exposure pursuant to Section 2.05(k).

                                  ARTICLE VIII

                           THE ADMINISTRATIVE AGENT
                           ------------------------

                   Section 8.01.     Generally.

                  Each of the Lenders and the LC Bank hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

                  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Chemco or any Subsidiary or other Affiliate thereof (including any of the Obligors) as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Chemco or any of its Subsidiaries (including the Obligors) that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Lead Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  The Administrative Agent may resign at any time by notifying the Lenders, the LC Bank and the Lead Borrower. Upon any such resignation, the Required Lenders shall have the right, to appoint a successor, subject (so long as no Default has occurred and is continuing) to the prior written consent of the Lead Borrower (which consent shall not be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

                   Section 8.02.     Collateral Security.

                  (a) Each of the Lenders and the LC Bank hereby irrevocably authorize the Administrative Agent to execute and deliver, and otherwise enter into or accept, each of the Security Documents necessary or (in the opinion of the Administrative Agent) reasonably necessary to effect the requirements of
Section 6.22.

                  (b) Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Credit Documents, including agreeing to additional obligations (including obligations held by Persons other than Lenders and the Administrative Agent) being secured by any Collateral; provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any substantial part of the Collateral or otherwise terminate any substantial part of the Liens under any Security Document
(whether by release of property or Obligor) or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents; provided further that no such consent of any Lender shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Collateral (and to release any such guarantor) (i) that is the subject of a disposition of property permitted hereunder or under any of the other Credit Documents pursuant to Section 6.22(b) or (ii) that is the property of a Subsidiary that has been designated an Unrestricted Entity in accordance with
Section 6.16(e).

                  (c) The Lenders and the LC Bank hereby agree, solely for the benefit of the Administrative Agent, that the Administrative Agent may terminate any and all Liens created by the Security Documents at and after the time that
(i) all of the Loans shall have become due (whether at stated maturity, upon acceleration or otherwise), (ii) such Loans and all interest thereon, and all fees payable hereunder, shall have been paid in full in cash, (iii) all Commitments of the Lenders shall have terminated and (iv) all Letters of Credit shall have expired or have been cancelled, unless prior to such time any Lender or the LC Bank shall have delivered to the Administrative Agent a written notice that such Lender or LC Bank holds a Secured Obligation under a Hedge Agreement, cash management arrangement or foreign exchange contract, a Guarantee thereof or a claim for an indemnity or expense hereunder, and such Lender or the LC Bank shall not have (A) delivered to the Administrative Agent a subsequent written notice that such Secured Obligation shall have been satisfied or discharged or
(B) consented to the termination of such Liens.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

                   Section 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to any of the Obligors or the Lead Borrower, to the Lead Borrower at c/o ISP Management Company, Inc., 1361 Alps Road, Wayne, New Jersey 07470, Attention of Vice President - Finance (Telecopy No. 201-628-3326; Telephone No. 201-628-4000);

                  (b) if to the Administrative Agent, to JPMorgan Chase Bank, 1111 Fannin Street; 10th Floor, Houston, Texas 77002, Attention of Kelly Collins, Loan and Agency Services Group (Telecopy No. 713-427-6307; Telephone No. 713-750-2530), with a copy to JPMorgan Chase Bank, 270 Park Avenue, 4th Floor, New York, New York 10017, Attention of Peter A. Dedousis (Telecopy No. 212-270-5100; Telephone No. 212-270-4062);

                  (c) if to the LC Bank, to it at JPMorgan Chase Bank, 1111 Fannin Street; 10th Floor, Houston, Texas 77002, Attention of Kelly Collins, Loan and Agency Services Group (Telecopy No. 713-427-6307; Telephone No. 713-750-2530);

                  (d) if to the Swingline Lender, to JPMorgan Chase Bank, 1111 Fannin Street; 10th Floor, Houston, Texas 77002, Attention of Kelly Collins, Loan and Agency Services Group (Telecopy No. 713-427-6307; Telephone No. 713-750-2530); and

                  (e) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Lead Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                   Section 9.02.     Waivers; Amendments.

                  (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the LC Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the LC Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the LC Bank may have had notice or knowledge of such Default at the time.

                  (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

                  (i) increase any Commitment of any Lender without the written consent of such Lender; provided that the Commitment of any Lender shall not exceed the Commitment of such Lender as set forth on Schedule I without the written consent of such Lender,

                  (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

                  (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

                  (iv) change Section 2.17(e) without the consent of each Lender affected thereby,

                  (v) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or

                  (vi) release all or substantially all of (A) the Subsidiary Guarantors from their guarantee obligations under Article III or (B) except as provided in Section 6.22(b), any substantial part of the Collateral without the written consent of each Lender;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the LC Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the LC Bank or the Swingline Lender, as the case may be,
(y) no such agreement (regardless of the provision of this Agreement that it may amend, modify or waive) shall be effective to satisfy or waive the conditions set forth in Section 5.02 without the written consent of the Required Lenders of the class of Revolving Credit Lenders and (z) that any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor; provided further, however, that the Administrative Agent may waive the conditions set forth in clauses (b) (solely with respect to local counsel opinions), (f) and (g) of Section 5.01 on terms and further conditions as it may determine.

                   Section 9.03.     Expenses; Indemnity; Damage Waiver.

                  (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Lead Arranger and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Credit Documents, the filing, recording and registering, as applicable, of the Security Documents (including all taxes and assessments incurred in connection therewith) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the LC Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the LC Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the LC Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

                  (b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent, the LC Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the LC Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Law as a result of the past, present or future operations of Chemco or any of its Subsidiaries (or any predecessor in interest to Chemco or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased by Chemco or any of its Subsidiaries (or any such predecessor in interest), (iv) or any Release or threatened Release of any Hazardous Materials from any such site or facility or
(v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) Reimbursement by Lenders. To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, the LC Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the LC Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the LC Bank or the Swingline Lender in its capacity as such.

                  (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) Payments. All amounts due under this Section shall be payable on written demand therefor.

                   Section 9.04.     Successors and Assigns.

                  (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the LC Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that

                  (i) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender, the Lead Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed),

                  (ii) in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Administrative Agent, the LC Bank and the Swingline Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed),

                  (iii) except in the case of (x) an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or (y) an assignment of the entire remaining amount of the assigning Lender's Commitment(s), the amount of the Commitment(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the assignment of a Revolving Credit Commitment and Revolving Credit Exposure) and $1,000,000 (in the case of Term Loans and Incremental Loans) unless the Lead Borrower and the Administrative Agent otherwise consent (which consent shall not be unreasonably withheld or delayed),

                  (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,

                  (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which fee may be waived by the Administrative Agent in its sole discretion), provided that only one such fee shall be payable in connection with simultaneous assignments to or by two or more Approved Funds, and

                  (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

provided further that any consent of the Lead Borrower (or any of the other Borrowers) otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose vehicle (an "SPV") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Lead Borrower, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, (iii) the Borrowers may bring any proceeding against either the Granting Lender or the SPV in order to enforce any rights of the Borrowers under any of the Credit Documents and
(iv) the Borrowers, the Administrative Agent, the LC Bank and the other Lenders shall continue to deal solely and directly with the Granting Lender in connection with Granting Lender's rights and obligations under this Agreement and the other Credit Documents. The making of a Loan by an SPV hereunder shall utilize the relevant Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, the Lead Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or (or with the consent of the Lead Borrower and the Administrative Agent, which consent shall not be unreasonably withheld or delayed) to any financial institutions providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Loans and such SPV may disclose, on a confidential basis, confidential information with respect to the Borrowers and their Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be amended without the consent of any SPV at the time holding Loans under this Agreement.

                  (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the LC Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the LC Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Participations. Any Lender may, without the consent of the Lead Borrower, the Borrowers, the Administrative Agent, the LC Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Credit Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Lead Borrower, the Borrowers, the Administrative Agent, the LC Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

                  (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (h) No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrowers or any of their Affiliates or Subsidiaries without the prior consent of each Lender.

                   Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers or the Lead Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the LC Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16,
3.03 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                   Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                   Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                   Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                   Section 9.09.     Governing Law; Jurisdiction; Etc.

                  (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court sitting in New York City or the United Stated District Court for the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the LC Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

                  (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                   Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                   Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                   Section 9.12. Treatment of Certain Information; Confidentiality.

                  (a) Treatment of Certain Information. Each of the Obligors acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Chemco and its Subsidiaries and Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each of the Obligors hereby authorizes each Lender to share any information delivered to such Lender by Chemco or any of its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  (b) Confidentiality. Each of the Administrative Agent, the LC Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Credit Document or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Lead Borrower, (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, the LC Bank or any Lender on a nonconfidential basis from a source other than an Obligor, (ix) to the National Association of Insurance Commisioners, (x) to rating agencies, including Moody's and Standard & Poor's or (xi) to any Lender's or Approved Fund's creditors (to the extent contractually obligated to so disclose Information to such creditors) or direct or indirect contractual counterparty to a swap agreement or such contractual counterparty's professional advisor (so long as each such creditor, contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section). For the purposes of this paragraph, "Information" means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agent, the LC Bank or any Lender on a nonconfidential basis prior to disclosure by an Obligor; provided that, in the case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                   Section 9.13. USA Patriot Act. Pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), each Lender is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Lender to identify the Obligors in accordance with the Act.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      BORROWERS
                                      ---------

                                  ISP CHEMCO INC.,
                                    individually and as Lead Borrower


                                  By:      /s/ Neal E. Murphy
                                      -----------------------
                                      Name: Neal E. Murphy
                                      Title: Senior Vice President and
                                               Chief Financial Officer


                                  ISP CHEMICALS INC.
                                  ISP TECHNOLOGIES INC.
                                  ISP MINERALS INC.


                                  By:      /s/ Neal E. Murphy
                                      -----------------------
                                      Name: Neal E. Murphy
                                      Title: Senior Vice President and
                                               Chief Financial Officer

                                SUBSIDIARY GUARANTORS
                                ---------------------

                                  BLUEHALL INCORPORATED
                                  VERONA INC.
                                  ISP ALGINATES INC.
                                  ISP MANAGEMENT COMPANY, INC.
                                  ISP REAL ESTATE COMPANY, INC.
                                  ISP FREETOWN FINE CHEMICALS INC.
                                  ISP INVESTMENTS INC.
                                  ISP GLOBAL TECHNOLOGIES INC.
                                  ISP INTERNATIONAL CORP.
                                  ISP (PUERTO RICO) INC.
                                  ISP ENVIRONMENTAL SERVICES INC.


                                  By:     /s/ Neal E. Murphy
                                     -----------------------
                                     Name: Neal E. Murphy
                                     Title: Senior Vice President and
                                              Chief Financial Officer

                                  ISP MANAGEMENT LLC

                                  By:  ISP MANAGEMENT COMPANY, INC., sole member


                                  By:      /s/ Neal E. Murphy
                                      -----------------------
                                      Name: Neal E. Murphy
                                      Title: Senior Vice President and
                                               Chief Financial Officer

                                  ISP MINERALS LLC
                                  ISP GRANULE PRODUCTS LLC

                                  By:  ISP MINERALS INC., sole member


                                  By:      /s/ Neal E. Murphy
                                     ------------------------
                                     Name: Neal E. Murphy
                                     Title: Senior Vice President and
                                              Chief Financial Officer

                                  ISP TECHNOLOGIES LLC
                                  ISP MICROCAPS (U.S.) LLC

                                  By:  ISP TECHNOLOGIES INC., sole member


                                  By: /s/ Neal E. Murphy
                                     -------------------
                                     Name: Neal E. Murphy
                                     Title: Senior Vice President and
                                              Chief Financial Officer

                                  ISP CHEMICALS LLC

                                  By:  ISP CHEMICALS INC., sole member


                                  By:      /s/ Neal E. Murphy
                                     ------------------------
                                     Name: Neal E. Murphy
                                     Title: Senior Vice President and
                                              Chief Financial Officer

                                  ISP INVESTMENTS LLC

                                  By:  ISP INVESTMENTS INC., sole member


                                  By:      /s/ Neal E. Murphy
                                     ------------------------
                                     Name: Neal E. Murphy
                                     Title: Senior Vice President and
                                              Chief Financial Officer

                                  ISP GLOBAL TECHNOLOGIES LLC

                                  By:  ISP GLOBAL TECHNOLOGIES INC., sole member


                                  By:      /s/ Neal E. Murphy
                                     ------------------------
                                     Name: Neal E. Murphy
                                     Title: Senior Vice President and
                                              Chief Financial Officer

                                  LENDERS
                                  -------

                                  JPMORGAN CHASE BANK,
                                   individually and as Swingline Lender,
                                   Letter of Credit Bank and
                                   Administrative Agent


                                  By:  /s/ Peter Dedousis
                                       ------------------
                                       Name:  Peter Dedousis
                                       Title: Managing Director


                                  BEAR STEARNS CORPORATE LENDING INC.


                                  By: /s/ Victor Bulzachelli
                                     -----------------------
                                     Name:Victor Buzachelli
                                     Title: Vice President


                                  UBS AG, STAMFORD BRANCH

                                  By:
                                     ----------------------
                                  Name:
                                  Title:

                                  By:
                                     ----------------------
                                  Name:
                                  Title:


                                  DEUTSCHE BANK TRUST COMPANY AMERICAS


                                  By:      /s/ Carin M. Keegan
                                     -------------------------
                                  Name: Carin M. Keegan
                                  Title: Vice President

                                  THE BANK OF NOVA SCOTIA


                                  By:      /s/ Todd S. Meller
                                     ------------------------
                                     Name: Todd S. Meller
                                     Title: Managing Director


                                  BNP PARIBAS


                                  By: /s/ Duane Helkowski
                                     --------------------
                                     Name: Duane Helkowski
                                     Title: Managing Director


                                  By: /s/ Shayn March
                                     ----------------
                                     Name: Shayn March
                                     Title:  Director


                                  ADDISON CDO, LIMITED


                                  By:
                                     ---------------------
                                  Name:
                                  Title:

                                  VAN KAMPEN SENIOR INCOME TRUST


                                  By: /s/ Brian Bruscher
                                     -------------------
                                     Name: Brian Bruscher
                                     Title:  Manager


                                  VAN KAMPEN SENIOR LOAN FUND

                                  By: /s/ Brian Bruscher
                                     -------------------
                                     Name: Brian Bruscher
                                     Title:  Manager

                                  KZH CRESCENT 2 LLC


                                  By:      /s/ Susan Lee
                                     -------------------
                                     Name: Susan Lee
                                     Title: Authorized Agent


                                  KZH CRESCENT 3 LLC


                                  By:      /s/ Susan Lee
                                     -------------------
                                     Name: Susan Lee
                                     Title: Authorized Agent


                                  PRINCIPAL LIFE INSURANCE COMPANY

                                  By: Principal Global Investors, LLC
                                      a Delaware limited liability company,
                                      its authorized signatory

                                  By:      /s/
                                     -----------------------
                                     its:

                                  By:      /s/
                                     -----------------------
                                     its:

                                  MORGAN STANLEY PRIME INCOME TRUST


                                  By: /s/ Kevin Egan
                                     ---------------
                                     Name: Kevin Egan
                                     Title: Vice President

                                                                SCHEDULE I
                                  Commitments
                                  -----------
                     (in each case as of the Effective Date)

             [See definitions of "Lenders", "Revolving Credit Commitment" and
              "Term Loan Commitment" in Section 1.01]

                          Revolving Credit Commitments
                          ----------------------------

Revolving Credit Lender                             Commitment Amount
-----------------------                             -----------------

JPMORGAN CHASE BANK                                  $  45,000,000.00

BEAR STEARNS CORPORATE LENDING INC.                  $  37,000,000.00

UBS AG, STAMFORD BRANCH                              $  36,000,000.00

DEUTSCHE BANK TRUST COMPANY AMERICAS                 $  36,000,000.00

THE BANK OF NOVA SCOTIA                              $  36,000,000.00

BNP PARIBAS                                          $  30,000,000.00

ADDISON CDO, LIMITED                                 $   5,000,000.00
                                                     ----------------

TOTAL REVOLVING CREDIT LENDERS                       $ 225,000,000.00
                                                     ================

                             Term Loan Commitments
                             ---------------------

Term Loan Lender                                 Commitment Amount
----------------                                 -----------------

JPMORGAN CHASE BANK                              $  214,300,000.00

VAN KAMPEN SENIOR INCOME TRUST                   $    5,100,000.00

VAN KAMPEN SENIOR LOAN FUND                      $    3,900,000.00

KZH CRESCENT 2 LLC                               $    6,600,000.00

KZH CRESCENT 3 LLC                               $    5,100,000.00

PRINCIPAL LIFE INSURANCE COMPANY                 $    3,000,000.00

MORGAN STANLEY PRIME INCOME TRUST                $   12,000,000.00
                                                 -----------------

TOTAL TERM LOAN LENDERS                          $  250,000,000.00
                                                 =================

                                                                SCHEDULE II

                         Material Agreements and Liens
                         -----------------------------


                              [See Section 4.12]


Part A - Material Agreements
         -------------------



Part B - Liens the Title Company is willing to omit from title policies
         --------------------------------------------------------------

                                                                SCHEDULE III

                            Restrictive Agreements
                            ----------------------

                              [See Section 6.19]

                                                                 SCHEDULE IV

                     Litigation and Contingent Liabilities
                     -------------------------------------

          [See definition of "Disclosed Matters" in Section 1.01 and
                            Sections 4.02 and 4.03]

                                                                  SCHEDULE V

                             Environmental Matters
                             ---------------------


   [See definition of "Disclosed Matters" in Section 1.01 and Section 4.13]

                                                                 SCHEDULE VI

                         Subsidiaries and Investments
                         ----------------------------

                         [See Sections 4.14 and 4.20]


Part A - Subsidiaries and Affiliates
         ---------------------------

Part B - Equity Investments
         ------------------

Part C - Other Investments
         -----------------

                                                                 SCHEDULE VII

                                 Real Property
                                 -------------

                              [See Section 4.17]


Part A - Existing Mortgaged Properties
         -----------------------------

Part B - Post-Closing Mortgaged Properties
         ---------------------------------

Part C - Other Real Property
         -------------------

                                                               SCHEDULE VIII

                             Unrestricted Entities
                             ---------------------

                                                                  EXHIBIT A


                      [Form of Assignment and Acceptance]

                           ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Amended and Restated Credit Agreement dated as of April 2, 2004 (as amended, restated, supplemented and otherwise modified and in effect on the date hereof, the "Credit Agreement") among ISP Chemco Inc., ISP Chemicals Inc., ISP Technologies Inc. and ISP Minerals Inc., as Borrowers, the Subsidiary Guarantors party thereto, the Lenders named therein and JPMorgan Chase Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including the interests set forth below in the Commitment of the Assignor on the Assignment Date and Syndicated Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date")1:

Principal                                                  Amount
Facility                                                   Assigned
--------                                                   --------

Commitment Assigned:                                       $

Syndicated Loans:

Fees Assigned (if any):


The terms set forth above and below are hereby agreed to:

                                       [NAME OF ASSIGNOR]      , as Assignor
                                       ------------------------

                                      By:
                                         ---------------------
                                         Name:
                                         Title:


                                      [NAME OF ASSIGNEE]      , as Assignee
                                      ------------------------

                                      By:
                                         ---------------------
                                         Name:
                                         Title:

The undersigned hereby consent to the within assignment:1


ISP CHEMCO INC.,
  as Lead Borrower


By:
   -------------------------
   Name:
   Title:


JPMORGAN CHASE BANK,
  as Administrative Agent,
  as Swingline Lender
  and as LC Bank


By:
   ------------------------
   Name:
   Title:












-----------------------------------
1 Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

                                                                   EXHIBIT B


                   [Form of Guarantee Assumption Agreement]

                          GUARANTEE ASSUMPTION AGREEMENT

                  GUARANTEE ASSUMPTION AGREEMENT (this "Agreement") dated as of ________ ___, ____ by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a __________ corporation (the "Additional Subsidiary Guarantor"), in favor of JPMorgan Chase Bank, as administrative agent for the lenders or other financial institutions or entities party as "Lenders" to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                   ISP Chemco Inc., ISP Chemicals Inc., ISP Technologies Inc. and ISP Minerals Inc., as Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of April 2, 2004 (as amended, restated, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement"; terms not otherwise defined herein are used herein as defined in the Credit Agreement).

                  Pursuant to Section 6.16(a) of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" for all purposes of the Credit Agreement (and hereby supplements Schedule IV to the Credit Agreement, as appropriate, as specified in Appendix A hereto), and an "Obligor" for all purposes of the Pledge and Security Agreement (and hereby supplements Annex[es] 1 [through [9]] to the Pledge and Security Agreement as specified in Appendix B hereto). Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in Article III of the Credit Agreement. In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Credit Agreement, and in Section 2 of the Pledge and Security Agreement, with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Credit Documents included reference to this Agreement, and hereby irrevocably appoints the Lead Borrower as its agent under the Pledge and Security Agreement, and authorizes the Lead Borrower to take such actions on its behalf, and exercise such powers, as are set as are delegated to the Lead Borrower by the terms thereof (including by reference to the Lead Borrower therein), together with such actions and powers as are reasonably incidental thereto, and the Lead Borrower hereby accepts such appointment.

                  The Additional Subsidiary Guarantor hereby instructs its counsel to deliver to the Lenders, the LC Bank and the Administrative Agent the opinions referred to in Section 6.16(a) of the Credit Agreement.

                  IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                     [NAME OF ADDITIONAL SUBSIDIARY
                                         GUARANTOR]


                                     By:
                                        ------------------------
                                       Name:
                                       Title:

Accepted and agreed:

JPMORGAN CHASE BANK, as
Administrative Agent


By:
   -------------------------
     Name:
     Title:


Accepted and agreed:

ISP CHEMCO INC.,
  as Lead Borrower


By:
   -------------------------
     Name:
     Title:

                                                                 Appendix A


                 SUPPLEMENT TO SCHEDULE IV TO CREDIT AGREEMENT

                                                                Appendix B


               SUPPLEMENT[S] TO ANNEX[ES] TO SECURITY AGREEMENT

Supplement to Annex 1:
----------------------
                  [to be completed]

Supplement to Annex 2:
----------------------
                  [to be completed]

Supplement to Annex 3:
----------------------
                  [to be completed]

Supplement to Annex 4:
----------------------
                  [to be completed]

Supplement to Annex 5:
----------------------
                  [to be completed]

Supplement to Annex 6:
----------------------
                  [to be completed]

Supplement to Annex 7:
----------------------
                  [to be completed]

Supplement to Annex 8:
----------------------
                  [to be completed]

Supplement to Annex 9:
----------------------
                  [to be completed]

                                                                   EXHIBIT C


                     [Form of LC Reimbursement Agreement]


                  LC REIMBURSEMENT AGREEMENT (this "Agreement") dated as of [_____________], 200[_], among __________________________, a
____________________ corporation (the "Account Party"), ISP CHEMCO INC., a Delaware corporation, as agent (in such capacity, the "Lead Borrower") for the Borrowers party to the Credit Agreement referred to below, and JPMorgan Chase Bank, as the Letter of Credit Bank thereunder.

                              W I T N E S S E T H:

                  WHEREAS, the Borrowers, the Subsidiary Guarantors, certain Lenders party thereto and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of April 2, 2004 (as amended, restated, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement"; terms not otherwise defined herein are used herein as defined in the Credit Agreement), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said lenders to the Borrowers, including the issuance from time to time of Letters of Credit at the request of the Lead Borrower for the account of any Obligor;

                  WHEREAS, pursuant to the Credit Agreement, the Lead Borrower may request the issuance of one or more Letters of Credit for the account of any member of the Chemco Consolidated Group or any Affiliate of Chemco, provided that such member or Affiliate (other than an Obligor) enters into a LC Reimbursement Agreement; and

                  WHEREAS, the Account Party has requested or may in the future request that the Lead Borrower request one or more Letters of Credit for account of the Account Party, and, accordingly, the Borrowers and the Account Party are entering into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto hereby agree as follows:

                  1. Reimbursement Obligations, Fees and Other Amounts; No
         Cover.

                  (a) In the event that the Lead Borrower shall request the issuance of a Letter of Credit under the Credit Agreement upon the request and for account of the Account Party (each being an "Account Party Letter of Credit"), the Account Party shall pay to the Borrowers
         (i) all obligations of the Borrowers to reimburse amounts paid by the LC Bank in respect of any drawing under Account Party Letters of Credit (such obligations, at any time, being the "Reimbursement Obligations") arising under the Credit Agreement or any LC Document in respect of such Account Party Letter of Credit and (ii) all fees and any other amounts payable to the LC Bank or the Administrative Agent, for account of the Lenders and/or the LC Bank, in respect of such Account Party Letter of Credit whether arising as a consequence of the issuance thereof or during the period any LC Exposure shall be outstanding in respect thereof (including, without limitation, any amounts payable in respect of such Account Party Letter of Credit or a ratable portion of any amounts payable in respect of Letters of Credit generally pursuant to Section 2.14 of the Credit Agreement), in each case at such times and in such amounts as such Reimbursement Obligations, fees and other amounts shall be due and payable by the Borrowers under the Credit Agreement or the LC Documents relating thereto.

                  (b) If an Event of Default shall occur and be continuing and
         (i) the Lead Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash Collateral pursuant to this paragraph or (ii) if such Event of Default is of the type referred to in clause (f) or (g) of Article VII of the Credit Agreement, without any demand or taking of any other action by the Administrative Agent or Lenders, the Account Party shall be pay to the Lead Borrower an amount in cash equal to 105% of the sum of the LC Exposure in respect of each Account Party Letter of Credit as of such date plus any accrued and unpaid interest thereon, as cover for LC Exposure of the Borrowers in respect of such Account Party Letter of Credit. The Lead Borrower may re-pledge such cash or the proceeds thereof to the Administrative Agent as collateral security for the Secured Obligations.

                  2. Obligations Absolute.

                  (a) The Reimbursement Obligations of the Account Party under this Agreement with respect to the Account Party Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Credit Agreement under any and all circumstances whatsoever and irrespective of:

                  (i) any lack of validity or enforceability of any Account Party Letter of Credit, or any term or provision therein;

                  (ii) any draft or other document presented under any Account Party Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iii) payment by the LC Bank under any Account Party Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Account Party Letter of Credit; and

                  (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph (a), constitute a legal or equitable discharge of the Account Party's obligations hereunder.

                  (b) Neither the Administrative Agent, the Lenders nor the LC Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Account Party Letter of Credit by the LC Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in clause (a) above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Account Party Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the LC Bank; provided that the foregoing shall not be construed to excuse the LC Bank from liability to the Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Account Party to the extent permitted by applicable law) suffered by the Account Party that are caused by the LC Bank's gross negligence or willful misconduct when determining whether drafts and other documents presented under an Account Party Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                  (i) the LC Bank may accept documents that appear on their face to be in substantial compliance with the terms of an Account Party Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Account Party Letter of Credit;

                  (ii) the LC Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Account Party Letter of Credit; and

                  (iii) this sentence shall establish the standard of care to be exercised by the LC Bank when determining whether drafts and other documents presented under an Account Party Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

                  3. Third-Party Beneficiaries. The Administrative Agent and the Lenders shall be beneficiaries of this Agreement, and (in addition to the LC Bank) shall be entitled to enforce the provisions hereof against the Account Party (provided that there shall be only one satisfaction of the Account Party's obligations hereunder among the other parties hereto and the third-party beneficiaries hereof). This Agreement shall not limit or otherwise affect the rights of the Lenders, the LC Bank or the Administrative Agent under the Credit Agreement or the obligations of the Borrowers or the other Obligors thereunder. The parties hereto agree not to amend, restate, supplement, waive or otherwise modify any provision of this Agreement without the prior written consent of the Administrative Agent.

                  4. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first written above.

                               [ACCOUNT PARTY]


                                By:
                                   ---------------------------
                                   Name:
                                   Title:

                                ISP CHEMCO INC.,
                                as Lead Borrower


                                By
                                  ----------------------------
                                  Name:
                                  Title:

                                JPMORGAN CHASE BANK,
                                   as LC Bank


                                By
                                  ----------------------------
                                  Name:
                                  Title:


Received in form satisfactory to:

JPMORGAN CHASE BANK, as
  Administrative Agent


By:
   -------------------------------
     Name:
     Title:

                                                                    EXHIBIT D




          [Form of Amendment No. 1 to Pledge and Security Agreement]


                  AMENDMENT NO. 1 dated as of April 2, 2004 to the Pledge and Security Agreement (this "Amendment No. 1"), among ISP CHEMCO INC., ISP CHEMICALS INC., ISP TECHNOLOGIES INC. and ISP MINERALS INC., each a Delaware corporation (individually, a "Borrower", and, collectively, the "Borrowers"), ISP CHEMCO INC., as agent for the Obligors hereunder (in such capacity, the "Lead Borrower"), each of the SUBSIDIARY GUARANTORS party hereto from time to time and JPMORGAN CHASE BANK, as administrative agent for the Lenders and the LC Bank under (and as defined in) the Credit Agreement referred to below (in such capacity, the "Administrative Agent").

                  The Obligors, certain of the Lenders and the Administrative Agent are parties to a Pledge and Security Agreement dated as of June 27, 2001 (as in effect immediately prior to the effectiveness of this Amendment No. 1, the "Security Agreement"). The parties hereto wish to amend the Security Agreement as hereinafter set forth. Accordingly, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Except as otherwise defined herein, terms defined in the Security Agreement are used herein as defined therein.

                  Section 2. Amendments. Subject to the satisfaction of the condition precedent specified in Section 3 hereof, the Security Agreement is hereby amended as of the date hereof as set forth below:

                  2.01. References in the Security Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Security Agreement as amended hereby. References in the Security Agreement to "the Credit Agreement" (and indirect references such as "thereunder", "thereby", "therein" and "thereof") shall be deemed to be references to the Credit Agreement referred to below.

                  2.02. Section 1(a) of the Security Agreement is hereby amended by deleting the definition of "Special Reserve Sub-Account" appearing therein.

                  2.03. Section 4.01 of the Security Agreement is hereby amended to read in its entirety as follows:

                           "4.01 Collateral Account. The Administrative Agent
                  will cause to be established at one or more banking institutions to be selected by the Administrative Agent accounts (collectively, the "Collateral Account"), which shall be one or more Securities Accounts and Deposit Accounts, each in the name and under the sole dominion and control of the Administrative Agent and, in the case of a Securities Account, in respect of which the Administrative Agent is the Entitlement Holder, into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Administrative Agent pursuant hereto or that, as provided in
                  Section 2.05(k) of the Credit Agreement, any of the Obligors are required to pledge as cash collateral or otherwise deposit into the Collateral Account. The Financial Assets and other property and balances credited to the Collateral Account from time to time shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as provided
                  (a) in the next sentence with respect to an Event of Default or (b) with respect to the amount of the LC Exposure Sub-Account, the Administrative Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the Lead Borrower shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09. The balance from time to time in the Collateral Account shall be subject to withdrawal and application only as provided herein (including this Section and Sections 4.04 and 5.09)."

                  2.04. Section 4.03 of the Security Agreement is hereby amended to read in its as follows:

                           "4.03 Investment of Balance in Collateral Account.
                  The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Cash Equivalents as the Lead Borrower (or, after the occurrence and during the continuance of a Default, the Administrative Agent) shall determine, which Cash Equivalents shall be held in the name and be under the control of the Administrative Agent, and shall be credited to the Collateral Account, provided that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09. All Proceeds (including income, gain and sale proceeds) in respect of Cash Equivalents shall be credited to Collateral Account. All losses with respect to any property, including Cash Equivalents, credited to the Collateral Account shall be solely for account of the Obligors, and such losses shall be allocated first to the balance of the Collateral Account other than the LC Exposure Sub-Account and second to the LC Exposure Sub-Account."

                  2.05. Section 4.05 of the Security Agreement is hereby deleted in its entirety.

                  2.06. The last sentence of Section 5.09 of the Security Agreement is hereby amended to read in its entirety as follows:

                  "Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the LC Exposure Sub-Account pursuant to
                  Section 4.04 shall be applied first to the LC Exposure outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09."

                  Section 3. Effectiveness. This Amendment No. 1 shall become effective as of the date hereof upon the satisfaction of the conditions precedent set forth in Section 5.01 of the Amended and Restated Credit Agreement dated as of April 2, 2004 among the Obligors, the lenders party thereto and the Administrative Agent (the "Credit Agreement").

                  Section 4. Confirmation of Security Interests. Each of the Obligors, by its execution of this Amendment No. 1, hereby confirms and ratifies that all of its respective obligations under the Security Agreement and the security interests granted thereunder shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Credit Agreement and the Security Agreement as amended hereby.

                  Section 5. Miscellaneous. Except as herein provided, the Security Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                                BORROWERS
                                ---------

                                ISP CHEMCO INC.,
                                  individually and as Lead Borrower



                                By
                                  ------------------------------
                                  Name: Neal E. Murphy
                                  Title: Senior Vice President and
                                           Chief Financial Officer



                                ISP CHEMICALS INC.
                                ISP TECHNOLOGIES INC.
                                ISP MINERALS INC.



                                By
                                  ------------------------------
                                  Name: Neal E. Murphy
                                  Title: Senior Vice President and
                                           Chief Financial Officer

                                  SUBSIDIARY GUARANTORS
                                  ---------------------

                                  BLUEHALL INCORPORATED
                                  VERONA INC.
                                  ISP ALGINATES INC.
                                  ISP MANAGEMENT COMPANY, INC.
                                  ISP REAL ESTATE COMPANY, INC.
                                  ISP FREETOWN FINE CHEMICALS INC.
                                  ISP INVESTMENTS INC.
                                  ISP GLOBAL TECHNOLOGIES INC.
                                  ISP INTERNATIONAL CORP.
                                  ISP (PUERTO RICO) INC.
                                  ISP ENVIRONMENTAL SERVICES INC.



                                  By
                                    ----------------------------
                                    Name: Neal E. Murphy
                                    Title: Senior Vice President and
                                             Chief Financial Officer



                                  ISP MANAGEMENT LLC

                                  By:  ISP MANAGEMENT COMPANY, INC.,
                                    sole member



                                  By
                                    ----------------------------
                                    Name: Neal E. Murphy
                                    Title: Senior Vice President and
                                             Chief Financial Officer



                                  ISP MINERALS LLC
                                  ISP GRANULE PRODUCTS LLC

                                  By: ISP MINERALS INC.,
                                    sole member



                                  By
                                    ----------------------------
                                    Name: Neal E. Murphy
                                    Title: Senior Vice President and
                                             Chief Financial Officer

                                  ISP TECHNOLOGIES LLC
                                  ISP MICROCAPS (U.S.) LLC

                                  By:  ISP TECHNOLOGIES INC.,
                                    sole member



                                  By
                                    -----------------------------
                                    Name: Neal E. Murphy
                                    Title: Senior Vice President and
                                             Chief Financial Officer



                                  ISP CHEMICALS LLC

                                  By: ISP CHEMICALS INC.,
                                    sole member



                                  By
                                    -----------------------------
                                    Name: Neal E. Murphy
                                    Title: Senior Vice President and
                                             Chief Financial Officer



                                  ISP INVESTMENTS LLC

                                  By: ISP INVESTMENTS INC.,
                                    sole member



                                  By
                                    -----------------------------
                                    Name: Neal E. Murphy
                                    Title: Senior Vice President and
                                             Chief Financial Officer

                                  ISP GLOBAL TECHNOLOGIES LLC

                                  By:  ISP GLOBAL TECHNOLOGIES INC., sole member




                                  By
                                    -----------------------------
                                    Name: Neal E. Murphy
                                    Title: Senior Vice President and
                                             Chief Financial Officer

                             ADMINISTRATIVE AGENT
                             --------------------

                              JPMORGAN CHASE BANK
                                as Administrative Agent



                             By
                               -----------------------------
                               Name:
                               Title:




     2 Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.